                                                  Filed Pursuant to Rule 424(b)5
                                                Registration File No: 333-121605
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 19, 2005)

                          $495,821,000 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                              MLMI SERIES 2005-A4

                      MORTGAGE PASS-THROUGH CERTIFICATES

                             WELLS FARGO BANK, N.A.
                                 MASTER SERVICER

                             ---------------------

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CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 OF THIS PROSPECTUS
SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS.

The certificates will represent interests in a trust fund only and will not represent an interest in, or an obligation of, the originators, the seller or the depositor or any of their respective affiliates.
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Merrill Lynch Mortgage Investors Trust Series MLMI 2005-A4 will issue:

o    Six classes of senior certificates, including one class of interest-only certificates; and

o    Six classes of subordinate certificates and three classes of residual certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table on page S-1 under "Summary of
Prospectus Supplement--Offered Certificates" and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

     The assets of the trust fund will primarily consist of four groups of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties, generally all of which have original terms to maturity of 30 years or less, and which have the additional characteristics described in "Description of the Mortgage Pool" in this prospectus supplement. The mortgage loans have adjustable interest rates after an initial fixed rate period of three, five, seven and ten years.

     The certificates offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated and WaMu Capital Corp.,
as underwriters, from Merrill Lynch Mortgage Investors, Inc., as depositor, and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Merrill Lynch Mortgage Investors, Inc. from the sale of these certificates will be approximately 100.69% of their initial principal balance before deducting expenses.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     On or about June 3, 2005, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The
Depository Trust Company, Clearstream Banking, societe anonyme and the
Euroclear System.

MERRILL LYNCH & CO. INC.                                    WAMU CAPITAL CORP.

                                  June 1, 2005

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

     IF THE TERMS OF YOUR CERTIFICATES AND ANY OTHER INFORMATION CONTAINED
HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS,
YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-116 in this prospectus supplement.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the
Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at
Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can
also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Woolworth Building         Chicago Regional Office
233 Broadway               Citicorp Center
New York, New York 10279   500 West Madison Street, Suite 1400
                           Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC (Registration No.
333-121605). You may request a free copy of any of the above filings by writing or calling:

                                       ii

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                250 VESEY STREET
                     FOUR WORLD FINANCIAL CENTER, 10TH FLOOR
                            NEW YORK, NEW YORK 10080
                                 (212) 449-0357

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein.
We have not authorized anyone else to provide you with different information.
You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                       iii

   You Could Be Adversely Affected by Violations of Consumer Protection

                                       iv

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

                              OFFERED CERTIFICATES

Merrill Lynch Mortgage Investors Trust Series MLMI 2005-A4 Mortgage Pass-Through
Certificates consist of the classes of certificates listed in the table below, together with the Class B-1, Class B-2, Class B-3, Class R-I, Class R-II and
Class R-III Certificates. Only the classes of certificates listed in the table below are being offered by this prospectus supplement:

               INITIAL CLASS
          CERTIFICATE BALANCE OR   INTEREST
 CLASS      NOTIONAL AMOUNT(1)       RATE          DESIGNATION          CUSIP
-------   ----------------------   --------   --------------------   -----------
  I-A          $207,739,000           (2)            Senior          59020U XH 3
 II-A-1        $133,885,000           (3)            Senior          59020U XJ 9
 II-A-2        $ 92,531,000           (4)            Senior          59020U XK 6
II-A-IO        $ 92,531,000           (5)     Interest Only/Senior   59020U XV 2
 III-A         $ 18,332,000           (6)            Senior          59020U XL 4
  IV-A         $ 24,505,000           (7)            Senior          59020U XM 2
  M-1          $ 11,048,000           (8)          Subordinate       59020U XN 0
  M-2          $  5,020,000           (8)          Subordinate       59020U XP 5
  M-3          $  2,761,000           (8)          Subordinate       59020U XQ 3

----------
(1)  These balances are approximate and are subject to an increase or decrease of up to 10%, as described in this prospectus supplement.

(2)  Interest will accrue on the Class I-A Certificates based upon the weighted average of the net mortgage rates on the Group I mortgage loans as described in this prospectus supplement.

(3)  Interest will accrue on the Class II-A-1 Certificates based upon the weighted average of the net mortgage rates on the Group II mortgage loans as described in this prospectus supplement.

(4)  The Pass-Through Rate on the Class II-A-2 Certificates for each distribution date on or prior to the Group II Rate Change Date will be a per annum rate equal to the lesser of (A) 4.4589% per annum and (B) the weighted average of the net mortgage rates on the Group II mortgage loans.
     Beginning with the interest accrual period following the interest accrual period for the Group II Rate Change Date and thereafter, the Pass-Through
     Rate on the Class II-A-2 Certificates will be equal to the weighted average of the net mortgage rates on the Group II mortgage loans. The "Group II
     Rate Change Date" is the distribution date in March 2010.

(5)  On any distribution date on or prior to the Group II Rate Change Date, the notional amount of the Class II-A-IO Certificates will be equal to the class certificate balance of the Class II-A-2 Certificates immediately prior to such distribution date. Beginning with the interest accrual period following the interest accrual period for the Group II Rate Change Date and thereafter, the notional amount of the Class II-A-IO Certificates will be equal to zero. No principal will be distributed on the Class II-A-IO
     Certificates.

(6)  Interest will accrue on the Class III-A Certificates based upon the weighted average of the net mortgage rates on the Group III mortgage loans as described in this prospectus supplement.

(7)  Interest will accrue on the Class IV-A Certificates based upon the weighted average of the net mortgage rates on the Group IV mortgage loans as described in this prospectus supplement.

(8)  Interest will accrue on the Class M-1, Class M-2 and Class M-3 Certificates
     based upon the weighted average of the net mortgage rates of each loan group, weighted in proportion to the results of subtracting from the aggregate stated principal balance of the mortgage loans of each loan group, the aggregate class certificate balance of the related senior certificates (other than the Class II-A-IO Certificates).

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                                      S-1

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The certificates offered by this prospectus supplement will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under "Description of the Certificates--General" in this prospectus supplement.

The certificates represent ownership interests in a trust fund that will consist primarily of four separate groups of mortgage loans. In addition to the classes of certificates listed above, the trust fund will also issue the following five classes of certificates that are not offered hereby: Class R-I, Class R-II,
Class R-III, Class B-1, Class B-2 and Class B-3 Certificates.

Generally, with certain limited exceptions discussed under the heading "Limited
Cross-Collateralization" below, distributions to the Class I-A Certificates will be solely derived from collections on the Group I mortgage loans, distributions to the Class II-A-1, Class II-A-2 and Class II-A-IO Certificates will be solely derived from collections on the Group II mortgage loans, distributions to the
Class III-A Certificates will be solely derived from collections on the Group
III mortgage loans and distributions to the Class IV-A Certificates will be solely derived from collections on the Group IV mortgage loans. Aggregate collections from all four groups of mortgage loans will be available to make distributions on the subordinate certificates.

                                    THE TRUST

Merrill Lynch Mortgage Investors Trust Series MLMI 2005-A4 will be formed pursuant to a pooling and servicing agreement among Merrill Lynch Mortgage
Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wachovia Bank, National Association, as trustee.
The certificates solely represent beneficial ownership interests in the trust fund created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

Wachovia Bank, National Association, a national banking association, will act as trustee of the trust under the pooling and servicing agreement.

                                 THE ORIGINATORS

The mortgage loans were originated or acquired by Countrywide Home Loans, Inc.,
National City Mortgage Co., Quicken Loans, Inc. or Washington Mutual Bank
(formerly known as Washington Mutual Bank, FA), as described under "Description of the Mortgage Pool--The Originators" in this prospectus supplement.

We refer you to "Description of the Mortgage Pool--Underwriting Guidelines" in
this prospectus supplement for more information.

                                   THE SELLER

On the closing date, each originator will sell all of its respective interest in the mortgage loans owned by it to Merrill Lynch Mortgage Lending, Inc., which will immediately sell the mortgage loans to the depositor.

                                  THE DEPOSITOR

On the closing date, Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, will pledge all of its interest in the mortgage loans to the trustee for the benefit of the certificateholders.

                               THE MASTER SERVICER

Wells Fargo Bank, N.A. will act as master servicer with respect to the mortgage loans. The master servicer must advance delinquent payments of principal and interest on the mortgage loans in the event that the servicer is required to and fails to do so, subject to certain limitations.

We refer you to "Servicing of the Mortgage Loans--Monthly Advances" in this prospectus supplement and "Description of the Securities--Advances in Respect of
Delinquencies" in the Prospectus.

                                  THE SERVICERS

The mortgage loans originated by Quicken Loans, Inc. will be serviced by PHH
Mortgage

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                                      S-2

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Corporation in accordance with the applicable servicing agreement. The mortgage loans originated by Countrywide Home Loans, Inc. will be serviced by Countrywide
Home Loans Servicing LP in accordance with the applicable servicing agreement.
Each of the mortgage loans originated by National City Mortgage Co. and
Washington Mutual Bank (formerly known as Washington Mutual Bank, FA) will be serviced by the respective servicer in accordance with its respective servicing agreement. Each servicing agreement will be assigned to the Depositor pursuant to its respective assignment, assumption and recognition agreement to be executed on the Closing Date. The Depositor will assign its interest in the servicing agreements to the trust fund pursuant to the pooling and servicing agreement

We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement.

                          THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association.

                                  CUT-OFF DATE

May 1, 2005.

                                DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in June 2005. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

                                   RECORD DATE

With respect to the certificates, the record date will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related loan group (or all four groups in the aggregate in the case of the subordinate classes), each class of offered certificates will, subject to the limitations described in the two succeeding paragraphs, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class certificate balance of such class (or notional amount, in the case of the Class II-A-IO
Certificates) immediately prior to such distribution date, the applicable certificate interest rate for the applicable accrual period.

The aggregate current interest for any distribution date on the Class II-A-IO
Certificates cannot exceed the excess of (a) the current interest that would have accrued on the Class II-A-2 Certificates had the interest rate on such class been the weighted average net mortgage rate of the Group II mortgage loans over (b) the actual current interest on the Class II-A-2 Certificates for such distribution date.

For each distribution date, the accrual period applicable to the certificates will be the calendar month prior to the month in which such distribution date occurs. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve
30-day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to "Description of the Certificates--Distributions of Interest" in
this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the offered certificates (other than the Class II-A-IO Certificates) on any distribution date will be determined by
(1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make

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                                      S-3

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distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

Generally, the Class I-A, Class II-A-1, Class II-A-2, Class III-A and Class IV-A
Certificates will receive principal payments on each distribution date in an amount equal to the "Senior Principal Distribution Amount" based on principal collections from the related loan group for the related due period. Generally, unless certain performance triggers are satisfied, the Class M-1, Class M-2 and
Class M-3 Certificates and the other subordinate certificates will not receive principal prepayments until the distribution date in June 2012. From and after that distribution date, provided that certain tests are met, the Class M-1,
Class M-2 and Class M-3 Certificates and the other subordinate certificates will receive principal prepayments in an amount equal to their allocable share of the
"Subordinate Principal Distribution Amount" based on collections of principal from all four loan groups for the related due period. None of the Class II-A-IO
Certificates will receive any distributions of principal.

We refer you to "Description of the Certificates--Principal Distributions on the
Senior Certificates" in this prospectus supplement and "Description of the
Securities--Distributions of Principal of the Securities" in the accompanying prospectus for more information.

                        FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in July 2035, which is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan.

                            PRIORITY OF DISTRIBUTIONS

To the extent of available funds, distributions on the certificates will be made on each distribution date from available principal and interest collections received in the related due period from the related loan group (in the case of the senior certificates) and from all four loan groups in the aggregate (in the case of the subordinate certificates) and other available funds, in the following order of priority.

1. From the related loan group to accrued and unpaid interest at the related certificate interest rate on the Class I-A, Class II-A-1, Class II-A-2, Class
II-A-IO, Class III-A and Class IV-A Certificates; provided, however, that the current interest and the amounts distributable for any distribution date on the
Class II-A-IO Certificates are limited as provided in this Summary under the heading "Distributions of Interest.".

2. Concurrently, to the senior certificates (other than the Class II-A-IO
Certificates) from principal collections received in the related due period from the related loan group as follows:

(a) to principal of the Class I-A Certificates, until the aggregate principal balance of such class has been reduced to zero;

(b) to principal of the Class II-A-1 Certificates and Class II-A-2 Certificates,
sequentially, in that order, in each case until the aggregate principal balances of such class has been reduced to zero;

(c) to principal of the Class III-A Certificates, until the aggregate principal balance of such class has been reduced to zero; and

(d) to principal of the Class IV-A Certificates, until the aggregate principal balance of such class has been reduced to zero.

3. From aggregate interest and principal collections received in the related due period from the loan groups (after giving effect to distributions in 1 and 2 above), first, to accrued and unpaid interest on the Class M-1, Class M-2 and
Class M-3 Certificates, sequentially, in that order and second, to principal of the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, in that order.

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                                      S-4

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4. From aggregate interest and principal collections received in the related due period from the loan groups (after giving effect to distributions in 1 through 3 above), to accrued and unpaid interest on, and principal of, the Class B-1,
Class B-2, and Class B-3 Certificates, sequentially, in that order.

5. To the Class R-I, Class R-II and Class R-III Certificates, any remaining amount.

We refer you to "Description of the Certificates--Distributions on the
Certificates" and "--Allocation of Losses; Subordination" in this prospectus supplement for more information.

                         LIMITED CROSS-COLLATERALIZATION

In certain very limited circumstances relating to a group's experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from one of the other groups may be applied to pay principal or interest, or both, to the senior certificates of the group experiencing such conditions.

We refer you to "Risk Factors --Limited Cross-Collateralization Between Loan
Groups" and "Description of the Certificates--Distributions on the Certificates"
in this prospectus supplement for more information.

                             OPTIONAL CLEAN-UP CALL

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans is equal to 10% or less of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer will have the option to purchase all of the mortgage loans and apply the proceeds to redeem the certificates at a price equal to 100%
of the unpaid principal balance of the certificates, plus accrued and unpaid interest thereon.

We refer you to "Description of the Certificates--Optional Clean-Up Call of the
Certificates" in this prospectus supplement for more information.

                               CREDIT ENHANCEMENT

Subordination. The subordinate certificates will provide credit enhancement for the senior certificates. In addition, the Class M-1 Certificates will have a payment priority over the Class M-2, Class M-3, Class B-1, Class B-2 and Class
B-3 Certificates; the Class M-2 Certificates will have a payment priority over the Class M-3, Class B-1, Class B-2 and Class B-3 Certificates; and the Class
M-3 Certificates will have a payment priority over the Class B-1, Class B-2 and
Class B-3 Certificates.

If the mortgage loans in a group experience losses, then the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the applicable subordination of the subordinate certificates is insufficient to absorb losses in a loan group, then the related senior certificates will be allocated such losses and may never receive all of their principal payments.

We refer you to "Description of the Certificates--Priority of Distributions" and
"--Allocation of Realized Losses" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

Statistical Information. The statistical information on the mortgage loans presented in this prospectus supplement is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pool as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

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                                      S-5

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General. On the cut-off date, the assets of the trust fund consisted of 1,239 mortgage loans with a total principal balance of approximately $502,099,539. The mortgage loans consist of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, all of which have an original term to stated
maturity of 30 years.

Group I Characteristics. As of the cut-off date, Group I consisted of 612 mortgage loans having a total principal balance of approximately $218,673,408
(or approximately 43.55% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of the Group I mortgage loans adjust based on the one-year LIBOR index, six-month LIBOR index or one-year U.S. Treasury index.

Group II Characteristics. As of the cut-off date, Group II consisted of 536 mortgage loans having a total principal balance of approximately $238,333,486
(or approximately 47.47% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of the Group II mortgage loans adjust based on the one-year LIBOR index, six-month LIBOR index or one-year U.S. Treasury index.

Group III Characteristics. As of the cut-off date, Group III consisted of 50 mortgage loans having a total principal balance of approximately $19,297,733 (or approximately 3.84% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of the Group III mortgage loans adjust based on the one-year LIBOR index or six-month LIBOR index.

Group IV Characteristics. As of the cut-off date, Group IV consisted of 41 mortgage loans having a total principal balance of approximately $25,794,912 (or approximately 5.14% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of the Group IV mortgage loans adjust based on the one-year LIBOR index.

We refer you to "Description of the Mortgage Pool" in this prospectus supplement for more information.

Summary of Statistical Data. The following table summarizes the characteristics of the mortgage loans in the aggregate and by group as of the cut-off date.
Tabular information concerning the characteristics of the mortgage loans in each loan group as of the cut-off date can be found at "Description of the Mortgage
Pool--Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

Aggregate Outstanding Principal Balance:........................   $502,099,539
Group I:........................................................   $218,673,408
Group II:.......................................................   $238,333,486
Group III:......................................................   $ 19,297,733
Group IV:.......................................................   $ 25,794,912

Aggregate Number of Mortgage Loans:.............................          1,239
Group I:........................................................            612
Group II:.......................................................            536
Group III:......................................................             50
Group IV:.......................................................             41

Aggregate Average Current Balance:..............................   $    405,246
Group I:........................................................   $    357,309
Group II:.......................................................   $    444,652
Group III:......................................................   $    385,955
Group IV:.......................................................   $    629,144

Aggregate Weighted Average Mortgage Interest Rate:..............          5.277%
Group I:........................................................          5.109%
Group II:.......................................................          5.386%
Group III:......................................................          5.356%
Group IV:.......................................................          5.643%

Aggregate Weighted Average Gross Margin:........................          2.260%
Group I:........................................................          2.259%
Group II:.......................................................          2.264%
Group III:......................................................          2.250%
Group IV:.......................................................          2.250%

Aggregate Weighted Average Original Term to
   Maturity (months):...........................................            360
Group I:........................................................            360
Group II:.......................................................            360
Group III:......................................................            360
Group IV:.......................................................            360

Aggregate Weighted Average Remaining Term to
   Maturity (months):...........................................            356
Group I:........................................................            356
Group II:.......................................................            357
Group III:......................................................            354
Group IV:.......................................................            356

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                                       S-6

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                         SERVICING OF THE MORTGAGE LOANS

Each servicer is generally obligated to make monthly advances of cash to the master servicer (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. Each servicer will be entitled to reimburse itself for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if a servicer makes advances which are nonrecoverable from future payments and collections on the related mortgage loan, such servicer will be entitled to reimbursement for such advances prior to any distributions to certificateholders. In the event that a servicer fails to remit any required advance in the amount of time specified by the related servicing agreement, the master servicer is obligated to advance such amounts to the extent provided in the agreement.

Each servicer will also make interest payments to the master servicer to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a mortgage loan in full. In addition, some servicers may be required to make interest payments to the master servicer to compensate in part for shortfalls in interest payments on the certificates which result from a mortgagor prepaying a mortgage loan in part. However, the amount of such payments will generally not exceed the servicing fees payable to the servicer for the related due period. The master servicer will be obligated to make such interest payments in the event that the related servicer is required to and fails to do so.

We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                         FEDERAL INCOME TAX CONSEQUENCES

The trustee will elect to treat all or a part of the assets of the trust fund as comprising three REMICs in a tiered structure for federal income tax purposes.
Each of the certificates, other than the Class R-I, Class R-II and Class R-III
Certificates, will represent ownership of one or more "regular interests" in
REMIC III. The Class R-I Certificates will represent the sole class of "residual interest" in REMIC I and the Class R-II Certificates will represent the sole class of "residual interest" in REMIC II and the Class R-III Certificates will constitute the sole class of "residual certificates" in REMIC III.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

                                  ERISA MATTERS

Subject to important considerations described under "ERISA Matters" in this prospectus supplement and under "ERISA Considerations" in the accompanying prospectus, the offered certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

We refer you to "ERISA Matters" in this prospectus supplement and "ERISA
Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

Generally, the Class I-A, Class II-A-1, Class II-A-2, Class II-A-IO, Class
III-A, Class IV-A and Class M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to "Legal Investment" in the prospectus for more information.

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                                       S-7

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                           RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have the following ratings from Fitch Ratings, Standard & Poor's, a division of The
McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

           FITCH     S&P    MOODY'S
 CLASS    RATING   RATING    RATING
-------   ------   ------   -------
  I-A       AAA      AAA      Aaa
 II-A-1     AAA      AAA      Aaa
 II-A-2     AAA      AAA      Aaa
II-A-IO     AAA      AAA      Aaa
 III-A      AAA      AAA      Aaa
  IV-A      AAA      AAA      Aaa
  M-1        AA       AA       --
  M-2        A        A        --
  M-3       BBB      BBB       --

o    These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

o    The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

--------------------------------------------------------------------------------

                                       S-8

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the loan groups as constituted on the cut-off date.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

     The rate of principal distributions on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related loan group, in the case of the senior certificates, or the combined loan groups, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans; and

     o    the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

          o    refinancing by borrowers;

          o    liquidations of defaulted loans by the servicers; and

          o    repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties.

     In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the exercise of the optional redemption rights.

     Approximately 97.55% of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

     o    If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

     o    If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

     o    If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

     o    The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact

                                       S-9

          your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

     o    The priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates; and

     o    Prospective purchasers of the Class II-A-IO Certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of such purchasers to recover their initial investments.

     We refer you to "Yield on the Certificates" and "Description of the
Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS

     Approximately 90.87%, 84.64%, 22.83% and 48.01% of the Group I, Group II,
Group III and Group IV Mortgage Loans, respectively, provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of three, five, seven or ten years, following the origination of the related mortgage loans. Following the applicable interest-only period, the monthly payment with respect to the mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

     Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first three, five, seven or ten years of the term of the mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, then that loan may also be subject to an increased risk of delinquency and loss.

     We refer you to "Description of the Mortgage Pool" in this prospectus supplement.

PARTICULAR RISKS ASSOCIATED WITH THE CLASS II-A-IO CERTIFICATES

     Principal payments (including prepayments and collections upon defaults, liquidations, casualties, condemnations and repurchases) applied in reduction of the principal balance of the Class II-A-2 Certificates will result in a corresponding reduction of the notional amount of the Class II-A-IO
Certificates, which will reduce the amount of interest payable on the Class
II-A-IO Certificates. Investors in the Class II-A-IO Certificates should consider carefully the associated risks, including the risk that, under certain circumstances, you will fail to recover fully your initial investments.

We refer you to "Description of the Certificates--Distributions of Interest" in
this prospectus supplement.

                                      S-10

LIMITED CROSS-COLLATERALIZATION BETWEEN THE LOAN GROUPS

     With limited exceptions described in "Description of the
Certificates--Distributions on the Certificates" in this prospectus supplement, interest and principal on the senior certificates will solely be payable out of amounts collected in respect of the mortgage loans in the related loan group. In the case of the senior certificates, the loan groups will generally not be
"cross-collateralized"--interest and principal collections received from the mortgage loans in a group will only be available for distribution to the related certificates and not to the unrelated senior certificates. For example, collections from Group I will generally only be available to make distributions to the Class I-A Certificates, but not to the Class II-A-1, Class II-A-2, Class
II-A-IO, Class III-A or Class IV-A Certificates. On the other hand, the applicable subordinate percentage of collections from each loan group will be available to make distributions to the subordinate certificates.

     Because the subordinate certificates represent interests in all four loan groups, the class certificate balance of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the groups. Therefore, the allocation of realized losses on the mortgage loans in any one group to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to the loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan groups that did not suffer those previous losses.

     We refer you to "Description of the Certificates--Distributions on the
Certificates" in this prospectus supplement.

LIMITED RECOURSE

     Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, any originator, the seller, the master servicer, the securities administrator, any servicer, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

     The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal. You should consider the following:

     o    if you buy a Class M-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-1, Class B-2 and
          Class B-3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other
          Class M-3 Certificates by the amount of that excess;

     o    if you buy a Class M-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class M-3, Class B-1, Class
          B-2 and Class B-3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-2 Certificates by the amount of that excess;

                                      S-11

     o    if you buy a Class M-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class M-2, Class M-3, Class
          B-1, Class B-2 and Class B-3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-1 Certificates by the amount of that excess; and

     o    after the total class certificate balance of the subordinate certificates has been reduced to zero, losses realized on the mortgage loans in a loan group will reduce the class certificate balances of the related senior certificates.

     Until the distribution date in June 2012, all principal prepayments on the mortgage loans will be distributed to the related senior certificates entitled to principal unless either (a) if such distribution date occurs on or after June
2008, and the amount of subordination provided by the subordinate certificates to the senior certificates is at least twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied, or (b) the principal balance of such senior certificates has been reduced to zero. As a result, your subordinate certificate will be outstanding longer than would be the case if principal were distributed on a proportionate basis among the senior certificates and the subordinate certificates. Because your subordinate certificate is outstanding longer, there is a greater period of time during which losses on the mortgage loans will affect your subordinate certificate.
Therefore the risk that you will lose all or part of the money you paid for the certificate also increases.

     We refer you to "Description of the Certificates--Distributions on the
Certificates" and "--Allocation of Losses; Subordination" in this prospectus supplement.

CASH FLOW CONSIDERATIONS AND RISKS

     The related mortgage loans, the related mortgaged property and other assets of the trust fund are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

     Mortgaged Properties located in the state of California secure approximately 34.02%, 51.16%, 39.65% and 71.16% of the Group I, Group II, Group
III and Group IV mortgage loans, respectively, and 44.28% in the aggregate, in each case by aggregate principal balance as of the Cut-off Date. Mortgaged
Properties located in the state of Michigan secure approximately 17.22%, 5.58%
and 5.05% of the Group I, Group II and Group III mortgage loans, respectively, and 10.34% in the aggregate, in each case by aggregate principal balance as of the Cut-off Date. Mortgaged Properties located in the state of Florida secure approximately 7.08%, 5.57%, 2.74% and 6.31% of the Group I, Group II, Group III
and Group IV mortgage loans, respectively, and 6.15% in the aggregate, in each case by aggregate principal balance as of the Cut-off Date. Mortgaged Properties located in the state of Nevada secure approximately 6.05%, and 3.14% of the
Group I and Group II mortgage loans, respectively, and 4.13% in the aggregate, in each case by aggregate principal balance as of the Cut-off Date. Mortgaged
Properties located in the state of Virginia secure approximately 4.26%, 4.39%,
1.29% and 2.41% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, and 4.12% in the aggregate, in each case by aggregate principal balance as of the Cut-off Date. Consequently, losses and prepayments on the mortgage loans in a particular group and the resultant payments on the related certificates may be affected significantly by

                                      S-12

changes in the housing markets and the regional economies in these states and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, mud slides, fires and floods, in these states.

     The depositor has no way of determining the occurrence or extent of any such damage or destruction to the related mortgaged properties, which if not covered by standard hazard insurance policies could result in realized losses.
To the extent any such damage or destruction to the mortgaged properties is covered by insurance proceeds, any such proceeds used to prepay the related underlying mortgage loan would result in accelerated payments of principal on the offered certificates which may reduce the weighted average lives of the offered certificates and could reduce their yield to the extent they are purchased at a premium.

     We refer you to "Description of the Mortgage Pool--Tabular Characteristics
of the Mortgage Loans" in this prospectus supplement.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

     There is currently no market for any of the certificates and the underwriters are not required to assist investors in resales of the offered certificates, although they may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

     Limit on Liquidity of Securities. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through The Depository Trust
Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

     Delays in Payments. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the
Trustee to The Depository Trust Company for The Depository Trust Company to
credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                                      S-13

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.
Depending on the provisions of the applicable law, violations of these laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

     We refer you to "Certain Legal Aspects of the Mortgage Loans" in the
accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the mortgage loans from the seller to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the seller will render an opinion on the closing date that in the event of the bankruptcy of the seller, the mortgage loans and other assets of the trust fund would not be considered part of the seller's bankruptcy estate and, thus, would not be available to its creditors.
On the other hand, a bankruptcy trustee or one of the creditors of the seller might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

     The Servicemembers Civil Relief Act, or Relief Act, and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and
Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Relief Act provides generally that a mortgagor who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

                                      S-14

     The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or any similar state legislation. We refer you to
"Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in
the accompanying prospectus.

                                      S-15

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The following is a summary description of the Mortgage Loans in the Loan
Groups as of May 1, 2005 (the "Cut-off Date"). The information presented in this prospectus supplement does not take into account any Mortgage Loans that have been or may be prepaid in full or have been or may be removed because of incomplete documentation or otherwise from the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Loan Groups as of the
Closing Date.

     Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans or some or all of a Loan Group, such percentage is determined on the basis of the Stated Principal Balance of the
Mortgage Loans in the aggregate or of a particular Loan Group as of the Cut-off
Date.

     As of the Cut-off Date, the assets of the Trust Fund consisted of four groups ("Group I," "Group II," "Group III," and "Group IV" respectively, and each, a "Loan Group") of 1,239 conventional, adjustable rate mortgage loans (the
"Mortgage Loans") secured by first liens on one- to four-family residential properties, including condominiums and co-op loans (each, a "Mortgaged
Property"), all of which have original terms to maturity of 30 years or less, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $502,099,539 (the "Aggregate Cut-off Date Balance"). Approximately
83.09% of the Mortgage Loans provide for payment of interest at the related
Mortgage Rate, but no payment of principal, for a period of three, five, seven or ten years following the origination of the related Mortgage Loan. Following the three, five, seven or ten-year interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

     As described herein at "Description of the Certificates--General," the
Mortgage Loans have been segregated into Group I, Group II, Group III and Group
IV for the purpose of allocating distributions among the Senior Certificates.
Each Loan Group has the characteristics described below.

     Group I consists of 612 Mortgage Loans (the "Group I Mortgage Loans")
having a Cut-off Date balance of approximately $218,673,408 (approximately
43.55% of the Aggregate Cut-off Date Balance). Approximately 35.28% of the Group
I Mortgage Loans are six-month LIBOR indexed, approximately 63.12% of the Group
I Mortgage Loans are one-year LIBOR indexed and approximately 1.59% of the Group
I Mortgage Loans are one-year U.S. Treasury indexed. As of the Cut-off Date, with respect to the Mortgage Loans in Group I, the weighted average Mortgage
Rate was approximately 5.109% per annum, the weighted average margin was approximately 2.259% per annum, the weighted average remaining term to maturity was approximately 356 months, and the weighted average interest-only remaining term was approximately 42 months.

     Group II consists of 536 Mortgage Loans (the "Group II Mortgage Loans")
having a Cut-off Date balance of approximately $238,333,486 (approximately
47.47% of the Aggregate Cut-off Date Balance). Approximately 16.26% of the Group
II Mortgage Loans are six-month LIBOR indexed, approximately 81.19% of the Group
II Mortgage Loans are one-year LIBOR indexed and approximately 2.55% of the
Group II Mortgage Loans are one-year U.S. Treasury indexed. As of the Cut-off
Date, with respect to the Mortgage Loans in Group II, the weighted average
Mortgage Rate was approximately 5.386% per annum, the weighted average margin was approximately 2.264% per annum, the weighted average remaining term to maturity was approximately 357 months, and the weighted average interest-only remaining term was approximately 64 months.

                                      S-16

     Group III consists of 50 Mortgage Loans (the "Group III Mortgage Loans")
having a Cut-off Date balance of approximately $19,297,733 (approximately 3.84%
of the Aggregate Cut-off Date Balance). Approximately 22.83% of the Group III
Mortgage Loans are six- month LIBOR indexed and approximately 77.17% of the
Group III Mortgage Loans are one-year LIBOR indexed. As of the Cut-off Date, with respect to the Mortgage Loans in Group III, the weighted average Mortgage
Rate was approximately 5.356% per annum, the weighted average margin was approximately 2.250% per annum, the weighted average remaining term to maturity was approximately 354 months, and the weighted average interest-only remaining term was approximately 73 months.

     Group IV consists of 41 Mortgage Loans (the "Group IV Mortgage Loans")
having a Cut-off Date balance of approximately $25,794,912 (approximately 5.14%
of the Aggregate Cut-off Date Balance). All of the Group IV Mortgage Loans are
one-year LIBOR indexed. As of the Cut-off Date, with respect to the Mortgage
Loans in Group IV, the weighted average Mortgage Rate was approximately 5.643%
per annum, the weighted average margin was approximately 2.250% per annum, the weighted average remaining term to maturity was approximately 356 months, and the weighted average interest-only remaining term was approximately 117 months.

     The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units, individual condominium and cooperative units and individual units in planned unit developments. On the Closing Date, the Mortgage
Loans to be included in the Loan Group will be acquired by the Depositor from
Merrill Lynch Mortgage Lending, Inc. (the "Seller"), an affiliate of the
Depositor. Approximately 0.68% the Group I Mortgage Loans, approximately 0.86%
of the Group II Mortgage Loans, none of the Group III Mortgage Loans and none of the Group IV Mortgage Loans, and approximately 0.70% of the Mortgage Loans in the aggregate, were previously acquired by the Seller from National City
Mortgage Co. ("National City"). Approximately 35.28% of the Group I Mortgage
Loans, approximately 16.26% of the Group II Mortgage Loans, approximately 22.83%
of the Group III Mortgage Loans and none of the Group IV Mortgage Loans, and approximately 23.96% of the Mortgage Loans in the aggregate, were previously acquired by the Seller from Quicken Loans, Inc. ("Quicken"). Approximately 1.43%
of the Group I Mortgage Loans, approximately 2.55% of the Group II Mortgage
Loans, approximately 77.17% of the Group III Mortgage Loans and all of the Group
IV Mortgage Loans, and approximately 9.93% of the Mortgage Loans in the aggregate, were previously acquired by the Seller from Washington Mutual Bank
(formerly known as Washington Mutual Bank, FA) ("Washington Mutual").
Approximately 62.61% of the Group I Mortgage Loans, approximately 80.33% of the
Group II Mortgage Loans, none of the Group III Mortgage Loans and none of the
Group IV Mortgage Loans, and approximately 65.40% of the Mortgage Loans in the aggregate, were previously acquired by the Seller from Countrywide Home Loans
Inc. ("Countrywide Home Loans"). We refer you to "--Underwriting Guidelines" in this prospectus supplement. The rights with respect to the representations and warranties made by the Seller with respect to the Mortgage Loans will be assigned to the Trust Fund.

     Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due
Date"). All of the Mortgage Loans are assumable upon transfer or sale of the
Mortgaged Property.

     After an initial fixed rate period of three, five, seven or ten years (the
"Initial Period"), each Group I Mortgage Loan, Group II Mortgage Loan, Group III
Mortgage Loan or Group IV Mortgage Loan, respectively, provides for annual adjustment to the interest rate specified in the mortgage note for the related
Mortgage Loan (the "Mortgage Rate") and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). On each Adjustment
Date, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the related index (the "Index") and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage
Rate on each such Mortgage Loan generally will not increase or decrease by more than 2.000% per annum with respect to 76.04% of the

                                      S-17

Mortgage Loans and 1.000% per annum with respect to 23.96% of the Mortgage Loans per annum on any related Adjustment Date other than on the first Adjustment Date
(the "Periodic Rate Cap") and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the
"Minimum Mortgage Rate"). Effective with the first monthly payment due on each
Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.

     Approximately 6.68% of the Mortgage Loans were originated as stated income loans. We refer you to "--Underwriting Guidelines" below.

     None of the Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

     Substantially all of the Mortgage Loans with an original Loan-to-Value
Ratio greater than 80.00% are covered by a primary mortgage insurance policy.
Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust
Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage
Loans as presently constituted is representative of the characteristics of the
Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 10%.

     The Mortgage Loans were originated from April 2003 through May 2005. No more than approximately 0.98% of the Mortgage Loans are secured by Mortgaged
Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan is in June 2035.

     As of the Cut-off Date, none of the Mortgage Loans was 30 or more days delinquent.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
Loans was approximately 5.277% per annum, the weighted average margin was approximately 2.260% per annum, the weighted average remaining term to maturity was approximately 356 months, and the weighted average interest-only remaining term was approximately 55 months.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any
Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     As set forth in the "Credit Scores" table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default.
The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores

                                      S-18

indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender,
i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.
Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

TABULAR CHARACTERISTICS OF THE MORTGAGE POOL

     The Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans.....................................              1,239
Total Stated Principal Balance...............................       $502,099,539
Mortgage Rates:
   Weighted Average..........................................             5.277%
   Range.....................................................   2.750% to 7.750%
Weighted Average Remaining Term to Maturity (in months)......                356

     The Stated Principal Balances of the Mortgage Loans ranged from approximately $96,597 to approximately $1,823,100. The Mortgage Loans had an average Stated Principal Balance of approximately $405,246.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage
Loans was approximately 73.86%, and no Mortgage Loan had a Loan-to-Value Ratio
at origination exceeding 95.00%.

     No more than approximately 0.98% of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area.

     The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the
Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The sum
of the columns may not equal the total indicated due to rounding.

                                      S-19

                    CUT-OFF DATE STATED PRINCIPAL BALANCE(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF CUT-OFF DATE STATED PRINCIPAL      MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
BALANCES ($)                                  LOANS    BALANCE OUTSTANDING       OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

0.01 to 100,000.00......................        10       $    990,373.00             0.20%
100,000.01 to 200,000.00................       319         46,535,949.00             9.27
200,000.01 to 300,000.00................       125         30,146,933.92             6.00
300,000.01 to 400,000.00................       211         78,811,744.34            15.70
400,000.01 to 500,000.00................       248        111,133,291.89            22.13
500,000.01 to 600,000.00................       126         69,785,469.24            13.90
600,000.01 to 700,000.00................        72         46,925,570.22             9.35
700,000.01 to 800,000.00................        40         30,159,346.14             6.01
800,000.01 to 900,000.00................        26         22,266,086.26             4.43
900,000.01 to 1,000,000.00..............        49         47,626,899.16             9.49
1,000,000.01 to 1,100,000.00............         4          4,189,666.02             0.83
1,200,000.01 to 1,300,000.00............         2          2,572,281.37             0.51
1,300,000.01 to 1,400,000.00............         1          1,380,000.00             0.27
1,400,000.01 to 1,500,000.00............         3          4,350,286.02             0.87
1,500,000.01 to 2,000,000.00............         3          5,225,642.00             1.04
                                             -----       ---------------           ------
   TOTAL:...............................     1,239       $502,099,538.58           100.00%
                                             =====       ===============           ======


----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the
     Mortgage Loans was approximately $405,246.

                            CURRENT MORTGAGE RATES(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CURRENT MORTGAGE RATES (%)           LOANS    BALANCE OUTSTANDING       OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

2.501 to 2.750..........................         2       $    450,550.00             0.09%
2.751 to 3.000..........................         8          1,715,556.00             0.34
3.001 to 3.250..........................         2            478,952.00             0.10
3.251 to 3.500..........................         7          2,400,005.60             0.48
3.501 to 3.750..........................        13          3,930,773.46             0.78
3.751 to 4.000..........................        18          6,458,506.15             1.29
4.001 to 4.250..........................        31         11,944,044.17             2.38
4.251 to 4.500..........................        64         24,513,709.15             4.88
4.501 to 4.750..........................        82         30,436,006.64             6.06
4.751 to 5.000..........................       196         76,922,670.50            15.32
5.001 to 5.250..........................       189         76,166,830.85            15.17
5.251 to 5.500..........................       294        122,638,291.38            24.43
5.501 to 5.750..........................       189         73,351,253.20            14.61
5.751 to 6.000..........................        87         40,376,393.46             8.04
6.001 to 6.250..........................        29         15,550,427.93             3.10
6.251 to 6.500..........................        20         10,466,828.09             2.08
6.501 to 6.750..........................         4          2,099,140.00             0.42
6.751 to 7.000..........................         2          1,399,600.00             0.28
7.001 to 7.250..........................         1            400,000.00             0.08
7.501 to 7.750..........................         1            400,000.00             0.08
                                             -----       ---------------           ------
   TOTAL:...............................     1,239       $502,099,538.58           100.00%
                                             =====       ===============           ======


----------
(1)  As of the Cut-off Date, the weighted average current Mortgage Rate of the
     Mortgage Loans was approximately 5.277% per annum and ranged from 2.750%
     per annum to 7.750% per annum.

                                      S-20

                               REMAINING TERMS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
REMAINING TERMS (MONTHS)                      LOANS    BALANCE OUTSTANDING       OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

336.....................................         1       $  1,019,713.94             0.20%
346.....................................         2            859,621.34             0.17
347.....................................         1            279,796.00             0.06
348.....................................         4          1,638,439.73             0.33
349.....................................       215         50,859,800.23            10.13
350.....................................        10          4,639,054.23             0.92
351.....................................         2            573,729.55             0.11
352.....................................         3          1,233,600.00             0.25
353.....................................        41         21,456,083.16             4.27
354.....................................        48         26,899,266.48             5.36
355.....................................        79         25,812,520.36             5.14
356.....................................       299        122,233,459.16            24.34
357.....................................        18         10,218,641.68             2.04
358.....................................       140         37,492,876.97             7.47
359.....................................       106         45,570,110.20             9.08
360.....................................       270        151,312,825.55            30.14
                                             -----       ---------------           ------
   TOTAL:...............................     1,239       $502,099,538.58           100.00%
                                             =====       ===============           ======


----------
(1)  As of the Cut-off Date, the weighted average "Remaining term" of the
     Mortgage Loans was approximately 356 months.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
(%)                                          LOANS    BALANCE OUTSTANDING       OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

10.01 to 20.00..........................         1       $    213,100.00             0.04%
20.01 to 30.00..........................         7          3,917,238.25             0.78
30.01 to 40.00..........................        14          7,558,361.06             1.51
40.01 to 50.00..........................        25         12,988,374.24             2.59
50.01 to 60.00..........................        56         27,284,824.54             5.43
60.01 to 70.00..........................       174         78,343,675.92            15.60
70.01 to 75.00..........................       147         63,113,088.47            12.57
75.01 to 80.00..........................       759        295,116,071.04            58.78
80.01 to 85.00..........................         3            719,319.00             0.14
85.01 to 90.00..........................        21          5,941,828.06             1.18
90.01 to 95.00..........................        32          6,903,658.00             1.37
                                             -----       ---------------           ------
   TOTAL:...............................     1,239       $502,099,538.58           100.00%
                                             =====       ===============           ======


----------
(1)  The original Loan-to-Value Ratio for any Mortgage Loan is calculated as (i)
     the original loan amount by (ii) the appraised value of the Mortgage
     Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

     As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 73.86%. No Mortgage
     Loan had a Loan-to-Value Ratio at origination greater than 95.00% or less than 19.37%.

                                      S-21

                                 CREDIT SCORE(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CREDIT SCORES                       LOANS    BALANCE OUTSTANDING       OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

601 to 625..............................         6       $  1,867,597.33             0.37%
626 to 650..............................        31          7,213,249.87             1.44
651 to 675..............................       105         37,831,626.06             7.53
676 to 700..............................       159         55,289,410.25            11.01
701 to 725..............................       306        122,294,612.64            24.36
726 to 750..............................       244        102,791,468.58            20.47
751 to 775..............................       257        115,072,634.56            22.92
776 to 800..............................       120         52,608,698.37            10.48
801 to 825..............................        10          6,189,756.00             1.23
826 to 850..............................         1            940,484.92             0.19
                                             -----       ---------------           ------
   TOTAL:...............................     1,239       $502,099,538.58           100.00%
                                             =====       ===============           ======


----------
(1)  As of the Cut-off Date, the weighted average "Credit Score" of the Mortgage
     Loans was approximately 731.

     We refer you to discussion above under "--General."

                                      S-22

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
GEOGRAPHIC AREA                              LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Alabama.................................        12       $  3,585,742.00              0.71%
Alaska..................................         3            604,415.00              0.12
Arizona.................................        28         11,706,511.65              2.33
Arkansas................................         2            483,500.00              0.10
California..............................       414        222,342,481.28             44.28
Colorado................................        18          7,102,838.42              1.41
Connecticut.............................        14          6,159,858.60              1.23
Delaware................................         1            124,800.00              0.02
District of Columbia....................         2            867,500.00              0.17
Florida.................................        70         30,894,667.43              6.15
Georgia.................................        21          4,406,540.90              0.88
Hawaii..................................        13          9,080,022.79              1.81
Idaho...................................         4          2,360,200.00              0.47
Illinois................................        35         14,557,941.08              2.90
Indiana.................................         7          1,770,625.00              0.35
Iowa....................................         3            471,430.00              0.09
Kansas..................................         3            768,093.39              0.15
Kentucky................................         2          1,344,351.16              0.27
Louisiana...............................         5          1,620,109.00              0.32
Maine...................................         2            463,853.00              0.09
Maryland................................        24          8,844,881.39              1.76
Massachusetts...........................        23          8,678,376.90              1.73
Michigan................................       246         51,929,671.34             10.34
Minnesota...............................         6          2,717,870.00              0.54
Mississippi.............................         1            136,000.00              0.03
Missouri................................         5          1,764,188.46              0.35
Montana.................................         3            503,022.00              0.10
Nevada..................................        42         20,719,405.02              4.13
New Hampshire...........................         6          1,531,354.55              0.30
New Jersey..............................        39         15,241,837.83              3.04
New Mexico..............................         1            332,000.00              0.07
New York................................        21          9,272,749.87              1.85
North Carolina..........................        18          4,835,636.00              0.96
Ohio....................................         1            162,874.00              0.03
Oregon..................................         7          2,870,448.43              0.57
Pennsylvania............................        12          2,813,238.00              0.56
Rhode Island............................         4          1,147,654.00              0.23
South Carolina..........................         5          2,018,042.47              0.40
Tennessee...............................         6          1,654,304.50              0.33
Texas...................................        14          6,435,538.98              1.28
Utah....................................         6          2,033,764.94              0.41
Vermont.................................         6          1,606,682.22              0.32
Virginia................................        47         20,664,809.27              4.12
Washington..............................        24         10,313,675.94              2.05
West Virginia...........................         2            274,258.00              0.05
Wisconsin...............................         8          1,841,485.17              0.37
Wyoming.................................         3          1,040,288.60              0.21
                                             -----       ---------------            ------
   TOTAL:...............................     1,239       $502,099,538.58            100.00%
                                             =====       ===============            ======


                                      S-23

                                OCCUPANCY TYPE(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
OCCUPANCY TYPE                               LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Primary.................................     1,164       $467,336,206.59             93.08%
Second Home.............................        75         34,763,331.99              6.92
                                             -----       ---------------            ------
   TOTAL:...............................     1,239       $502,099,538.58            100.00%
                                             =====       ===============            ======


----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                  PROPERTY TYPE



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
PROPERTY TYPE                                LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Single Family...........................       809       $309,944,560.20             61.73%
Planned Unit Development................       255        123,464,203.77             24.59
Condominium.............................       159         60,202,782.61             11.99
Two- to Four-Family.....................        13          7,928,282.00              1.58
Townhouse...............................         3            559,710.00              0.11
                                             -----       ---------------            ------
   TOTAL:...............................     1,239       $502,099,538.58            100.00%
                                             =====       ===============            ======


                                  LOAN PURPOSE



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
LOAN PURPOSE                                 LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Purchase................................       651       $306,324,317.84             61.01%
Refinance - Rate Term...................       447        135,000,189.67             26.89
Refinance - Cash-out....................       141         60,775,031.07             12.10
                                             -----       ---------------            ------
   TOTAL:...............................     1,239       $502,099,538.58            100.00%
                                             =====       ===============            ======


                                      S-24

                               LOAN DOCUMENTATION



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
DOCUMENTATION                                LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

COUNTRYWIDE GUIDELINES
Preferred Documentation.................       415       $226,564,048.74             45.12%
Alternative Documentation...............        94         50,095,728.31              9.98
Full Documentation......................        87         48,827,044.86              9.72
Reduced Documentation...................         2          2,413,000.00              0.48
Streamlined Documentation...............         1            467,900.00              0.09
                                             -----       ---------------            ------
   Sub-total:...........................       599       $328,367,721.91             65.40%
QUICKEN GUIDELINES
Full Documentation......................       418       $ 88,387,830.00             17.60%
Stated Income...........................       126         31,927,044.00              6.36
                                             -----       ---------------            ------
   Sub-total:...........................       544       $120,314,874.00             23.96%
WAMU GUIDELINES
Full Documentation......................        68       $ 40,070,447.34              7.98%
Low Documentation.......................         9          6,291,519.39              1.25
VVOE....................................         5          2,615,759.47              0.52
Stated Income...........................         1            496,810.68              0.10
Streamlined Documentation...............         1            402,992.06              0.08
                                             -----       ---------------            ------
   Sub-total............................        84       $ 49,877,528.94              9.93%
NATIONAL CITY GUIDELINES
Full/Alternative........................         8       $  2,421,815.07              0.48%
Stated..................................         4          1,117,598.66              0.22
   Sub-total:...........................        12       $  3,539,413.73              0.70%
                                             -----       ---------------            ------
      TOTAL:............................     1,239       $502,099,538.58            100.00%
                                             =====       ===============            ======


                                    MARGIN(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
MARGIN (%)                                   LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

2.250...................................     1,223       $491,737,461.39             97.94%
2.750...................................        16         10,362,077.19              2.06
                                             -----       ---------------            ------
   TOTAL:...............................     1,239       $502,099,538.58            100.00%
                                             =====       ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average margin of the Mortgage Loans was approximately 2.260%.

                                      S-25

                            MAXIMUM MORTGAGE RATE(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF MAXIMUM MORTGAGE RATE (%)           LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

7.501 to 7.750 .........................         2       $    450,550.00              0.09%
7.751 to 8.000 .........................         8          1,715,556.00              0.34
8.001 to 8.250 .........................         2            478,952.00              0.10
8.251 to 8.500 .........................         7          2,400,005.60              0.48
8.501 to 8.750 .........................        12          3,509,273.46              0.70
8.751 to 9.000 .........................        16          5,282,506.15              1.05
9.001 to 9.250 .........................        25          7,962,868.25              1.59
9.251 to 9.500 .........................        44         13,871,887.78              2.76
9.501 to 9.750 .........................        60         20,337,031.05              4.05
9.751 to 10.000 ........................       157         56,796,149.99             11.31
10.001 to 10.250 .......................       153         58,014,918.05             11.55
10.251 to 10.500 .......................       260        102,508,539.89             20.42
10.501 to 10.750 .......................       180         66,514,030.79             13.25
10.751 to 11.000 .......................       116         54,895,915.22             10.93
11.001 to 11.250 .......................        58         30,104,327.65              6.00
11.251 to 11.500 .......................        66         36,656,924.95              7.30
11.501 to 11.750 .......................        35         19,096,938.00              3.80
11.751 to 12.000 .......................        13          7,390,598.75              1.47
12.001 to 12.250 .......................        14          7,979,189.00              1.59
12.251 to 12.500 .......................         8          4,581,476.00              0.91
12.501 to 12.750 .......................         2            759,900.00              0.15
12.751 to 13.000 .......................         1            792,000.00              0.16
                                             -----       ---------------            ------
   TOTAL: ..............................     1,239       $502,099,538.58            100.00%
                                             =====       ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average maximum Mortgage Rate of the
     Mortgage Loans was approximately 10.553% per annum and ranged from 7.750%
     per annum to 13.000% per annum.

                                      S-26

                          NEXT RATE ADJUSTMENT DATE(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
NEXT RATE ADJUSTMENT DATE                    LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

May 2006 ...............................         1       $  1,019,713.94              0.20%
March 2007 .............................         1            408,121.34              0.08
April 2007 .............................         1            279,796.00              0.06
May 2007 ...............................         3            997,213.58              0.20
June 2007 ..............................       122         28,696,654.21              5.72
July 2007 ..............................         2          1,685,124.06              0.34
September 2007 .........................         3          1,233,600.00              0.25
October 2007 ...........................        39         20,272,052.83              4.04
November 2007 ..........................        36         20,307,130.48              4.04
December 2007 ..........................        53         11,092,096.00              2.21
January 2008 ...........................       119         25,344,577.00              5.05
February 2008 ..........................         3            771,416.00              0.15
March 2008 .............................        54         11,202,783.00              2.23
April 2008 .............................        50         26,314,710.49              5.24
May 2008 ...............................       123         68,161,319.00             13.58
June 2008 ..............................         2            887,100.00              0.18
March 2009 .............................         1            451,500.00              0.09
May 2009 ...............................         1            641,226.15              0.13
June 2009 ..............................        73         17,758,261.02              3.54
July 2009 ..............................         8          2,953,930.17              0.59
August 2009 ............................         2            573,729.55              0.11
November 2009 ..........................         1            599,750.63              0.12
December 2009 ..........................         8          5,214,462.00              1.04
January 2010 ...........................       166         89,181,221.85             17.76
February 2010 ..........................         1            381,400.00              0.08
March 2010 .............................        74         19,058,198.00              3.80
April 2010 .............................        56         19,255,399.71              3.83
May 2010 ...............................       121         69,164,514.55             13.78
June 2010 ..............................        24         13,099,892.00              2.61
June 2011 ..............................        20          4,404,885.00              0.88
October 2011 ...........................         1            563,379.06              0.11
November 2011 ..........................         5          2,748,255.28              0.55
December 2011 ..........................        12          5,277,524.66              1.05
January 2012 ...........................        12          6,303,688.81              1.26
October 2014 ...........................         1            620,651.27              0.12
November 2014 ..........................         6          3,244,130.09              0.65
December 2014 ..........................         6          4,228,437.70              0.84
January 2015 ...........................         2          1,403,971.50              0.28
February 2015 ..........................        14          9,065,825.68              1.81
March 2015 .............................        12          7,231,895.97              1.44
                                             -----       ---------------            ------
   TOTAL: ..............................     1,239       $502,099,538.58            100.00%
                                             =====       ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average months to the next adjustment date of the Mortgage Loans was approximately 50.

                                      S-27

TABULAR CHARACTERISTICS OF THE GROUP I MORTGAGE LOANS

     The Group I Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group I Mortgage Loans ............................                612
Total Stated Principal Balance ..............................       $218,673,408
Mortgage Rates:
   Weighted Average .........................................             5.109%
   Range ....................................................   2.750% to 7.000%
Weighted Average Remaining Term to Maturity (in months) .....                356

     The Stated Principal Balances of the Group I Mortgage Loans ranged from approximately $96,597 to approximately $1,823,100. The Group I Mortgage Loans had an average Stated Principal Balance of approximately $357,309.

     The weighted average Loan-to-Value Ratio at origination of the Group I
Mortgage Loans was approximately 75.80%, and no Group I Mortgage Loan had a
Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 1.18% of the Group I Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group I Mortgage Loans. Other
than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off
Date. The sum of the columns may not equal the total indicated due to rounding.

     CUT-OFF DATE STATED PRINCIPAL BALANCE OF THE GROUP I MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF CUT-OFF DATE STATED PRINCIPAL      MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
BALANCES ($)                                 LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

0.01 to 100,000.00 .....................        8        $    790,422.00              0.36%
100,000.01 to 200,000.00 ...............      208          30,241,714.00             13.83
200,000.01 to 300,000.00 ...............       81          19,661,978.18              8.99
300,000.01 to 400,000.00 ...............       90          33,218,832.98             15.19
400,000.01 to 500,000.00 ...............       96          43,380,651.64             19.84
500,000.01 to 600,000.00 ...............       62          33,880,393.80             15.49
600,000.01 to 700,000.00 ...............       21          13,695,785.56              6.26
700,000.01 to 800,000.00 ...............       12           9,085,534.00              4.15
800,000.01 to 900,000.00 ...............        9           7,726,970.00              3.53
900,000.01 to 1,000,000.00 .............       19          18,412,184.37              8.42
1,000,000.01 to 1,100,000.00 ...........        2           2,073,463.94              0.95
1,200,000.01 to 1,300,000.00 ...........        1           1,279,835.46              0.59
1,500,000.01 to 2,000,000.00 ...........        3           5,225,642.00              2.39
                                              ---        ---------------            ------
   TOTAL: ..............................      612        $218,673,407.93            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the
     Mortgage Loans in Group I was approximately $357,309. No Group I Mortgage
     Loan had a principal balance as of the Cut-off Date greater than $1,823,100 or less than $96,597.

                                      S-28

             CURRENT MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF CURRENT                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
MORTGAGE RATES (%)                           LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

2.501 to 2.750..........................        2        $    450,550.00              0.21%
2.751 to 3.000..........................        8           1,715,556.00              0.78
3.001 to 3.250..........................        2             478,952.00              0.22
3.251 to 3.500..........................        6           1,920,170.60              0.88
3.501 to 3.750..........................       11           3,401,501.46              1.56
3.751 to 4.000..........................       13           3,892,380.00              1.78
4.001 to 4.250..........................       21           7,638,997.92              3.49
4.251 to 4.500..........................       51          19,185,191.58              8.77
4.501 to 4.750..........................       57          20,161,355.53              9.22
4.751 to 5.000..........................      112          39,433,777.51             18.03
5.001 to 5.250..........................       88          31,411,830.72             14.36
5.251 to 5.500..........................      122          42,366,402.86             19.37
5.501 to 5.750..........................       82          26,213,544.00             11.99
5.751 to 6.000..........................       14           7,090,632.75              3.24
6.001 to 6.250..........................       13           7,579,189.00              3.47
6.251 to 6.500..........................        8           4,581,476.00              2.10
6.501 to 6.750..........................        1             359,900.00              0.16
6.751 to 7.000..........................        1             792,000.00              0.36
                                              ---        ---------------            ------
   TOTAL:...............................      612        $218,673,407.93            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average current Mortgage Rate of the
     Mortgage Loans in Group I was approximately 5.109% per annum and ranged from 2.750% per annum to 7.000% per annum.

                REMAINING TERMS OF THE GROUP I MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
REMAINING TERMS (MONTHS)                     LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

336.....................................        1        $  1,019,713.94              0.47%
346.....................................        1             408,121.34              0.19
347.....................................        1             279,796.00              0.13
348.....................................        3             997,213.58              0.46
349.....................................      122          28,696,654.21             13.12
350.....................................        2           1,685,124.06              0.77
352.....................................        3           1,233,600.00              0.56
353.....................................       39          20,272,052.83              9.27
354.....................................       36          20,307,130.48              9.29
355.....................................       53          11,092,096.00              5.07
356.....................................      119          25,344,577.00             11.59
357.....................................        3             771,416.00              0.35
358.....................................       54          11,202,783.00              5.12
359.....................................       50          26,314,710.49             12.03
360.....................................      125          69,048,419.00             31.58
                                              ---        ---------------            ------
   TOTAL:...............................      612        $218,673,407.93            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average "Remaining term" of the
     Mortgage Loans in Group I was approximately 356 months.

                                      S-29

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF ORIGINAL                           MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
LOAN-TO-VALUE RATIOS (%)                     LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

10.01 to 20.00..........................        1        $    213,100.00              0.10%
20.01 to 30.00..........................        3           1,416,499.00              0.65
30.01 to 40.00..........................        2             261,700.00              0.12
40.01 to 50.00..........................        7           2,850,317.55              1.30
50.01 to 60.00..........................       23           9,708,032.51              4.44
60.01 to 70.00..........................       72          28,101,213.15             12.85
70.01 to 75.00..........................       65          24,796,897.02             11.34
75.01 to 80.00..........................      394         141,046,356.70             64.50
80.01 to 85.00..........................        3             719,319.00              0.33
85.01 to 90.00..........................       17           4,290,789.00              1.96
90.01 to 95.00..........................       25           5,269,184.00              2.41
                                              ---        ---------------            ------
   TOTAL:...............................      612        $218,673,407.93            100.00%
                                              ===        ===============            ======


----------
(1)  The original Loan-to-Value Ratio for any Mortgage Loan is calculated as (i)
     the original loan amount by (ii) the appraised value of the Mortgage
     Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

     As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group I Mortgage Loans was approximately 75.80%. No
     Group I Mortgage Loan had a Loan-to-Value Ratio at origination greater than
     95.00% or less than 19.37%.

                 CREDIT SCORE FOR THE GROUP I MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CREDIT SCORES                       LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

601 to 625..............................        4        $  1,145,399.00              0.52%
626 to 650..............................       18           3,996,773.00              1.83
651 to 675..............................       60          20,021,855.36              9.16
676 to 700..............................       82          23,586,760.52             10.79
701 to 725..............................      146          51,811,922.82             23.69
726 to 750..............................      121          43,778,360.38             20.02
751 to 775..............................      125          49,392,745.22             22.59
776 to 800..............................       50          20,617,040.71              9.43
801 to 825..............................        5           3,382,066.00              1.55
826 to 850..............................        1             940,484.92              0.43
                                              ---        ---------------            ------
   TOTAL:...............................      612        $218,673,407.93            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average "Credit Score" of the Mortgage
     Loans in Group I was approximately 729.

     We refer you to discussion above under "--General."

                                      S-30

           GEOGRAPHIC DISTRIBUTION OF THE GROUP I MORTGAGED PROPERTIES



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
GEOGRAPHIC AREA                              LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Alabama.................................        8        $  3,045,288.00              1.39%
Alaska..................................        3             604,415.00              0.28
Arizona.................................       14           5,180,305.76              2.37
Arkansas................................        1             342,000.00              0.16
California..............................      153          74,403,616.77             34.02
Colorado................................       12           4,824,232.00              2.21
Connecticut.............................        6           1,906,512.00              0.87
Delaware................................        1             124,800.00              0.06
Florida.................................       31          15,474,939.84              7.08
Georgia.................................       12           2,347,334.00              1.07
Hawaii..................................        4           3,110,641.18              1.42
Idaho...................................        2             810,200.00              0.37
Illinois................................       11           3,033,419.28              1.39
Indiana.................................        5           1,492,274.00              0.68
Iowa....................................        1             169,522.00              0.08
Kansas..................................        2             292,399.00              0.13
Kentucky................................        1             805,000.00              0.37
Louisiana...............................        2             551,709.00              0.25
Maine...................................        2             463,853.00              0.21
Maryland................................       12           3,746,168.47              1.71
Massachusetts...........................        8           2,884,375.80              1.32
Michigan................................      175          37,649,186.34             17.22
Minnesota...............................        2           1,153,310.00              0.53
Missouri................................        5           1,764,188.46              0.81
Montana.................................        1             265,470.00              0.12
Nevada..................................       26          13,235,985.04              6.05
New Hampshire...........................        2             359,171.00              0.16
New Jersey..............................       16           6,194,674.00              2.83
New Mexico..............................        1             332,000.00              0.15
New York................................        8           2,183,177.00              1.00
North Carolina..........................        8           2,230,589.00              1.02
Ohio....................................        1             162,874.00              0.07
Pennsylvania............................        7           1,454,016.00              0.66
Rhode Island............................        2             640,308.00              0.29
South Carolina..........................        5           2,018,042.47              0.92
Tennessee...............................        4           1,053,863.00              0.48
Texas...................................       10           4,524,539.18              2.07
Utah....................................        4           1,527,396.94              0.70
Vermont.................................        2             716,674.22              0.33
Virginia................................       22           9,323,445.00              4.26
Washington..............................       10           3,572,328.41              1.63
West Virginia...........................        2             274,258.00              0.13
Wisconsin...............................        6           1,519,618.17              0.69
Wyoming.................................        2             905,288.60              0.41
                                              ---        ---------------            ------
   TOTAL:...............................      612        $218,673,407.93            100.00%
                                              ===        ===============            ======


                                      S-31

                OCCUPANCY TYPES OF THE GROUP I MORTGAGE LOANS(1)



                                                                                  PERCENT OF AGGREGATE
                                              NUMBER OF     AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
OCCUPANCY TYPE                             MORTGAGE LOANS   BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   --------------   -------------------   --------------------

Primary.................................         570          $199,515,262.44             91.24%
Second Home.............................          42            19,158,145.49              8.76
                                                 ---          ---------------            ------
   TOTAL:...............................         612          $218,673,407.93            100.00%
                                                 ===          ===============            ======


----------
(1)  Based upon representations of the related borrowers at the time of origination.

                  PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS



                                                                                  PERCENT OF AGGREGATE
                                              NUMBER OF     AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
PROPERTY TYPE                              MORTGAGE LOANS   BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   --------------   -------------------   --------------------

Single Family Residence.................         404          $133,008,022.01             60.82%
Planned Unit Development................         119            56,389,871.64             25.79
Condominium.............................          80            25,922,722.28             11.85
Two- to Four-Family.....................           6             2,793,082.00              1.28
Townhouse...............................           3               559,710.00              0.26
                                                 ---          ---------------            ------
   TOTAL:...............................         612          $218,673,407.93            100.00%
                                                 ===          ===============            ======


                   LOAN PURPOSE OF THE GROUP I MORTGAGE LOANS



                                                                                  PERCENT OF AGGREGATE
                                              NUMBER OF     AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
LOAN PURPOSE                               MORTGAGE LOANS   BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   --------------   -------------------   --------------------

Purchase................................         302          $131,666,370.54             60.21%
Refinance - Rate Term...................         270            72,701,076.52             33.25
Refinance - Cashout.....................          40            14,305,960.87              6.54
                                                 ---          ---------------            ------
   TOTAL:...............................         612          $218,673,407.93            100.00%
                                                 ===          ===============            ======


                LOAN DOCUMENTATION FOR THE GROUP I MORTGAGE LOANS



                                                                                  PERCENT OF AGGREGATE
                                              NUMBER OF     AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
DOCUMENTATION                              MORTGAGE LOANS   BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   --------------   -------------------   --------------------

COUNTRYWIDE GUIDELINES
Preferred Documentation.................         193          $106,206,912.06             48.57%
Full Documentation......................          39            20,366,617.32              9.31
Alternative Documentation...............          19             9,868,923.42              4.51
Streamlined Documentation...............           1               467,900.00              0.21
                                                 ---          ---------------            ------
   Sub-total:...........................         252          $136,910,352.80             62.61%
QUICKEN GUIDELINES
Full Documentation......................         273          $ 57,741,602.00             26.41%
Stated Income...........................          79            19,413,469.00              8.88
                                                 ---          ---------------            ------
   Sub-total:...........................         352          $ 77,155,071.00             35.28%
WAMU GUIDELINES
Full Documentation......................           4          $  3,116,920.21              1.43%
                                                 ---          ---------------            ------
   Sub-total............................           4          $  3,116,920.21              1.43%
NATIONAL CITY GUIDELINES
Full/Alternative........................           2          $    768,000.00              0.35%
Stated..................................           2               723,063.92              0.33
   Sub-total:...........................           4          $  1,491,063.92              0.68%
                                                 ---          ---------------            ------
      TOTAL:............................         612          $218,673,407.93            100.00%
                                                 ===          ===============            ======


                                      S-32

                    MARGIN FOR THE GROUP I MORTGAGE LOANS(1)



                                                                                  PERCENT OF AGGREGATE
                                              NUMBER OF     AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
MARGIN (%)                                 MORTGAGE LOANS   BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   --------------   -------------------   --------------------

2.250...................................         606          $214,782,047.72             98.22%
2.750...................................           6             3,891,360.21              1.78
                                                 ---          ---------------            ------
   TOTAL:...............................         612          $218,673,407.93            100.00%
                                                 ===          ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average margin of the Mortgage Loans in Group I was approximately 2.259%.

             MAXIMUM MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)



                                                                                  PERCENT OF AGGREGATE
                                              NUMBER OF     AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF MAXIMUM MORTGAGE RATE (%)         MORTGAGE LOANS   BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   --------------   -------------------   --------------------

7.501 to 7.750..........................           2          $    450,550.00              0.21%
7.751 to 8.000..........................           8             1,715,556.00              0.78
8.001 to 8.250..........................           2               478,952.00              0.22
8.251 to 8.500..........................           6             1,920,170.60              0.88
8.501 to 8.750..........................          10             2,980,001.46              1.36
8.751 to 9.000..........................          11             2,716,380.00              1.24
9.001 to 9.250..........................          15             3,657,822.00              1.67
9.251 to 9.500..........................          31             8,543,370.21              3.91
9.501 to 9.750..........................          35            10,062,379.94              4.60
9.751 to 10.000.........................          73            19,307,257.00              8.83
10.001 to 10.250........................          52            13,259,917.92              6.06
10.251 to 10.500........................          88            22,236,651.37             10.17
10.501 to 10.750........................          73            19,376,321.59              8.86
10.751 to 11.000........................          43            21,610,154.51              9.88
11.001 to 11.250........................          42            22,133,088.72             10.12
11.251 to 11.500........................          54            30,771,572.86             14.07
11.501 to 11.750........................          32            17,357,698.00              7.94
11.751 to 12.000........................          12             6,782,998.75              3.10
12.001 to 12.250........................          13             7,579,189.00              3.47
12.251 to 12.500........................           8             4,581,476.00              2.10
12.501 to 12.750........................           1               359,900.00              0.16
12.751 to 13.000........................           1               792,000.00              0.36
                                                 ---          ---------------            ------
   TOTAL:...............................         612          $218,673,407.93            100.00%
                                                 ===          ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average maximum Mortgage Rate of the
     Mortgage Loans in Group I was approximately 10.742% per annum and ranged from 7.750% per annum to 13.000% per annum.

                                      S-33

           NEXT RATE ADJUSTMENT DATE OF THE GROUP I MORTGAGE LOANS(1)



                                                                                  PERCENT OF AGGREGATE
                                              NUMBER OF     AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
NEXT RATE ADJUSTMENT DATE                  MORTGAGE LOANS   BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   --------------   -------------------   --------------------

May 2006................................           1          $  1,019,713.94              0.47%
March 2007..............................           1               408,121.34              0.19
April 2007..............................           1               279,796.00              0.13
May 2007................................           3               997,213.58              0.46
June 2007...............................         122            28,696,654.21             13.12
July 2007...............................           2             1,685,124.06              0.77
September 2007..........................           3             1,233,600.00              0.56
October 2007............................          39            20,272,052.83              9.27
November 2007...........................          36            20,307,130.48              9.29
December 2007...........................          53            11,092,096.00              5.07
January 2008............................         119            25,344,577.00             11.59
February 2008...........................           3               771,416.00              0.35
March 2008..............................          54            11,202,783.00              5.12
April 2008..............................          50            26,314,710.49             12.03
May 2008................................         123            68,161,319.00             31.17
June 2008...............................           2               887,100.00              0.41
                                                 ---          ---------------            ------
   TOTAL:...............................         612          $218,673,407.93            100.00%
                                                 ===          ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average months to the next adjustment date of the Mortgage Loans in Group I was approximately 32.

TABULAR CHARACTERISTICS OF THE GROUP II MORTGAGE LOANS

     The Group II Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group II Mortgage Loans............................                536
Total Stated Principal Balance...............................       $238,333,486
Mortgage Rates:
   Weighted Average..........................................             5.386%
   Range.....................................................   3.500% to 7.750%
Weighted Average Remaining Term to Maturity (in months)......                357

     The Stated Principal Balances of the Group II Mortgage Loans ranged from approximately $100,000 to approximately $1,500,000. The Group II Mortgage Loans had an average Stated Principal Balance of approximately $444,652.

     The weighted average Loan-to-Value Ratio at origination of the Group II
Mortgage Loans was approximately 73.86%, and no Group II Mortgage Loan had a
Loan-to-Value Ratio at origination exceeding 95.00%.

     No more than approximately 2.07% of the Group II Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group II Mortgage Loans.
Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group II Mortgage Loans as of the
Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

                                      S-34

     CUT-OFF DATE STATED PRINCIPAL BALANCE OF THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF CUT-OFF DATE STATED PRINCIPAL      MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
BALANCES ($)                                 LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

0.01 to 100,000.00 .....................        1        $    100,000.00              0.04%
100,000.01 to 200,000.00 ...............      100          14,672,142.00              6.16
200,000.01 to 300,000.00 ...............       39           9,203,910.74              3.86
300,000.01 to 400,000.00 ...............      107          40,343,468.73             16.93
400,000.01 to 500,000.00 ...............      128          57,127,403.07             23.97
500,000.01 to 600,000.00 ...............       54          30,287,967.97             12.71
600,000.01 to 700,000.00 ...............       40          26,060,546.66             10.93
700,000.01 to 800,000.00 ...............       21          15,725,593.87              6.60
800,000.01 to 900,000.00 ...............       15          12,871,451.55              5.40
900,000.01 to 1,000,000.00 .............       26          25,306,353.05             10.62
1,000,000.01 to 1,100,000.00............        1           1,049,202.08              0.44
1,200,000.01 to 1,300,000.00............        1           1,292,445.91              0.54
1,300,000.01 to 1,400,000.00............        1           1,380,000.00              0.58
1,400,000.01 to 1,500,000.00............        2           2,913,000.00              1.22
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the
     Mortgage Loans in Group II was approximately $444,652. No Group II Mortgage
     Loan had a principal balance as of the Cut-off Date greater than $1,500,000 or less than $100,000.

            CURRENT MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CURRENT MORTGAGE RATES (%)          LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

3.251 to 3.500..........................        1        $    479,835.00              0.20%
3.501 to 3.750..........................        2             529,272.00              0.22
3.751 to 4.000..........................        5           2,566,126.15              1.08
4.001 to 4.250..........................       10           4,305,046.25              1.81
4.251 to 4.500..........................       12           5,198,949.57              2.18
4.501 to 4.750..........................       22           9,165,522.61              3.85
4.751 to 5.000..........................       77          33,151,735.82             13.91
5.001 to 5.250..........................       85          38,635,807.54             16.21
5.251 to 5.500..........................      152          71,568,357.17             30.03
5.501 to 5.750..........................       79          31,524,225.83             13.23
5.751 to 6.000..........................       57          24,205,176.67             10.16
6.001 to 6.250..........................       16           7,971,238.93              3.34
6.251 to 6.500..........................       12           5,885,352.09              2.47
6.501 to 6.750..........................        3           1,739,240.00              0.73
6.751 to 7.000..........................        1             607,600.00              0.25
7.001 to 7.250..........................        1             400,000.00              0.17
7.501 to 7.750..........................        1             400,000.00              0.17
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average current Mortgage Rate of the
     Mortgage Loans in Group II was approximately 5.386% per annum and ranged from 3.500% per annum to 7.750% per annum.

                                      S-35

                REMAINING TERMS OF THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
REMAINING TERMS (MONTHS)                     LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

346.....................................        1        $    451,500.00              0.19%
348.....................................        1             641,226.15              0.27
349.....................................       73          17,758,261.02              7.45
350.....................................        8           2,953,930.17              1.24
351.....................................        2             573,729.55              0.24
354.....................................        1             599,750.63              0.25
355.....................................        8           5,214,462.00              2.19
356.....................................      166          89,181,221.85             37.42
357.....................................        1             381,400.00              0.16
358.....................................       74          19,058,198.00              8.00
359.....................................       56          19,255,399.71              8.08
360.....................................      145          82,264,406.55             34.52
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average "Remaining term" of the
     Mortgage Loans in Group II was approximately 357 months.

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS      MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
(%)                                          LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

20.01 to 30.00..........................        1        $  1,000,000.00              0.42%
30.01 to 40.00..........................        9           5,720,654.30              2.40
40.01 to 50.00..........................        8           4,453,602.71              1.87
50.01 to 60.00..........................       22          11,390,830.13              4.78
60.01 to 70.00..........................       77          37,229,422.27             15.62
70.01 to 75.00..........................       70          30,796,111.63             12.92
75.01 to 80.00..........................      339         144,918,231.28             60.80
85.01 to 90.00..........................        3           1,190,159.31              0.50
90.01 to 95.00..........................        7           1,634,474.00              0.69
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  The original Loan-to-Value Ratio for any Mortgage Loan is calculated as (i)
     the original loan amount by (ii) the appraised value of the Mortgage
     Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

     As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group II Mortgage Loans was approximately 73.86%. No
     Group II Mortgage Loan had a Loan-to-Value Ratio at origination greater than 95.00% or less than 27.03%.

                                      S-36

                CREDIT SCORES FOR THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CREDIT SCORES                       LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

601 to 625..............................        1        $    300,000.00              0.13%
626 to 650..............................        9           1,913,223.00              0.80
651 to 675..............................       39          14,729,391.64              6.18
676 to 700..............................       64          24,584,272.75             10.32
701 to 725..............................      140          59,784,238.89             25.08
726 to 750..............................      105          51,086,465.42             21.43
751 to 775..............................      117          57,782,635.86             24.24
776 to 800..............................       56          25,345,568.07             10.63
801 to 825..............................        5           2,807,690.00              1.18
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average "Credit Score" of the Mortgage
     Loans in Group II was approximately 734.

     We refer you to discussion above under "--General."

                                      S-37

 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
GEOGRAPHIC AREA                              LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Alabama.................................        4        $    540,454.00              0.23%
Arizona.................................       14           6,526,205.89              2.74
Arkansas................................        1             141,500.00              0.06
California..............................      218         121,932,517.69             51.16
Colorado................................        6           2,278,606.42              0.96
Connecticut.............................        3           2,043,834.04              0.86
District of Columbia....................        2             867,500.00              0.36
Florida.................................       34          13,263,614.34              5.57
Georgia.................................        9           2,059,206.90              0.86
Hawaii..................................        8           5,815,835.61              2.44
Idaho...................................        1             600,000.00              0.25
Illinois................................       22          10,638,419.78              4.46
Indiana.................................        1             178,400.00              0.07
Iowa....................................        2             301,908.00              0.13
Kansas..................................        1             475,694.39              0.20
Kentucky................................        1             539,351.16              0.23
Louisiana...............................        3           1,068,400.00              0.45
Maryland................................        9           3,847,846.57              1.61
Massachusetts...........................       11           4,281,388.05              1.80
Michigan................................       65          13,305,792.00              5.58
Minnesota...............................        3             984,560.00              0.41
Mississippi.............................        1             136,000.00              0.06
Montana.................................        1             109,552.00              0.05
Nevada..................................       16           7,483,419.98              3.14
New Hampshire...........................        4           1,172,183.55              0.49
New Jersey..............................       21           8,527,165.83              3.58
New York................................       10           4,936,126.74              2.07
North Carolina..........................        9           2,443,447.00              1.03
Oregon..................................        4           1,250,708.92              0.52
Pennsylvania............................        5           1,359,222.00              0.57
Rhode Island............................        2             507,346.00              0.21
Tennessee...............................        2             600,441.50              0.25
Texas...................................        4           1,910,999.80              0.80
Utah....................................        1             376,800.00              0.16
Vermont.................................        4             890,008.00              0.37
Virginia................................       23          10,472,216.00              4.39
Washington..............................        8           4,009,946.47              1.68
Wisconsin...............................        2             321,867.00              0.14
Wyoming.................................        1             135,000.00              0.06
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


                                      S-38

                OCCUPANCY TYPES OF THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
OCCUPANCY TYPE                               LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Primary.................................      504        $222,845,899.13             93.50%
Second Home.............................       32          15,487,586.50              6.50
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  Based upon representations of the related borrowers at the time of origination.

                  PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
PROPERTY TYPE                                LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Single Family Residence.................      320        $134,914,725.30             56.61%
Planned Unit Development................      134          66,613,482.13             27.95
Condominium.............................       75          31,670,078.20             13.29
Two- to Four-Family.....................        7           5,135,200.00              2.15
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


                   LOAN PURPOSE OF THE GROUP II MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
LOAN PURPOSE                                 LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Purchase................................      313        $156,003,870.80             65.46%
Refinance - Rate Term...................      143          46,925,752.54             19.69
Refinance - Cashout.....................       80          35,403,862.29             14.85
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


                                      S-39

               LOAN DOCUMENTATION FOR THE GROUP II MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
DOCUMENTATION                                LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

COUNTRYWIDE GUIDELINES
Preferred Documentation.................      222        $120,357,136.68             50.50%
Alternative Documentation...............       75          40,226,804.89             16.88
Full Documentation......................       48          28,460,427.54             11.94
Reduced Documentation...................        2           2,413,000.00              1.01
                                              ---        ---------------            ------
   Sub-total:...........................      347        $191,457,369.11             80.33%
QUICKEN GUIDELINES
Full Documentation......................      132        $ 27,700,654.00             11.62%
Stated Income...........................       40          11,054,264.00              4.64
                                              ---        ---------------            ------
   Sub-total:...........................      172        $ 38,754,918.00             16.26%
WAMU GUIDELINES
VVOE....................................        5        $  2,615,759.47              1.10%
Low Documentation.......................        2           2,341,647.99              0.98
Full Documentation......................        2           1,115,441.25              0.47
                                              ---        ---------------            ------
   Sub-total............................        9        $  6,072,848.71              2.55%
NATIONAL CITY GUIDELINES
Full/Alternative........................        6        $  1,653,815.07              0.69%
Stated..................................        2             394,534.74              0.17
   Sub-total:...........................        8        $  2,048,349.81              0.86%
                                              ---        ---------------            ------
      TOTAL:............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


                    MARGIN FOR THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
MARGIN (%)                                   LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

2.250...................................      526        $231,862,768.65             97.29%
2.750...................................       10           6,470,716.98              2.71
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average margin of the Mortgage Loans in Group II was approximately 2.264%.

                                      S-40

             MAXIMUM MORTGAGE RATE OF THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF MAXIMUM MORTGAGE RATE (%)           LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

8.251 to 8.500..........................        1        $    479,835.00              0.20%
8.501 to 8.750..........................        2             529,272.00              0.22
8.751 to 9.000..........................        5           2,566,126.15              1.08
9.001 to 9.250..........................       10           4,305,046.25              1.81
9.251 to 9.500..........................       12           5,198,949.57              2.18
9.501 to 9.750..........................       22           9,165,522.61              3.85
9.751 to 10.000.........................       77          33,151,735.82             13.91
10.001 to 10.250........................       85          38,635,807.54             16.21
10.251 to 10.500........................      152          71,568,357.17             30.03
10.501 to 10.750........................       79          31,524,225.83             13.23
10.751 to 11.000........................       57          24,205,176.67             10.16
11.001 to 11.250........................       16           7,971,238.93              3.34
11.251 to 11.500........................       12           5,885,352.09              2.47
11.501 to 11.750........................        3           1,739,240.00              0.73
11.751 to 12.000........................        1             607,600.00              0.25
12.001 to 12.250........................        1             400,000.00              0.17
12.501 to 12.750........................        1             400,000.00              0.17
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average maximum Mortgage Rate of the
     Mortgage Loans in Group II was approximately 10.386% per annum and ranged from 8.500% per annum to 12.750% per annum.

           NEXT RATE ADJUSTMENT DATE OF THE GROUP II MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
NEXT RATE ADJUSTMENT DATE                    LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

March 2009..............................        1        $    451,500.00              0.19%
May 2009................................        1             641,226.15              0.27
June 2009...............................       73          17,758,261.02              7.45
July 2009...............................        8           2,953,930.17              1.24
August 2009.............................        2             573,729.55              0.24
November 2009...........................        1             599,750.63              0.25
December 2009...........................        8           5,214,462.00              2.19
January 2010............................      166          89,181,221.85             37.42
February 2010...........................        1             381,400.00              0.16
March 2010..............................       74          19,058,198.00              8.00
April 2010..............................       56          19,255,399.71              8.08
May 2010................................      121          69,164,514.55             29.02
June 2010...............................       24          13,099,892.00              5.50
                                              ---        ---------------            ------
   TOTAL:...............................      536        $238,333,485.63            100.00%
                                              ===        ===============            ======


----------
(1)  As of the Cut-off Date, the weighted average months to the next adjustment date of the Mortgage Loans in Group II was approximately 57.

                                      S-41

TABULAR CHARACTERISTICS OF THE GROUP III MORTGAGE LOANS

     The Group III Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group III Mortgage Loans...........................                50
Total Stated Principal Balance...............................       $19,297,733
Mortgage Rates:
   Weighted Average..........................................             5.356%
   Range.....................................................   4.500% to 6.000%
Weighted Average Remaining Term to Maturity (in months)......               354

     The Stated Principal Balances of the Group III Mortgage Loans ranged from approximately $99,951 to approximately $759,293. The Group III Mortgage Loans had an average Stated Principal Balance of approximately $385,955.

     The weighted average Loan-to-Value Ratio at origination of the Group III
Mortgage Loans was approximately 66.65%, and no Group III Mortgage Loan had a
Loan-to-Value Ratio at origination exceeding 90.00%.

     No more than approximately 5.80% of the Group III Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group III Mortgage Loans.
Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group III Mortgage Loans as of the
Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

    CUT-OFF DATE STATED PRINCIPAL BALANCE OF THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF CUT-OFF DATE STATED PRINCIPAL      MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
BALANCES ($)                                 LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

0.01 to 100,000.00......................        1         $    99,951.00              0.52%
100,000.01 to 200,000.00................       11           1,622,093.00              8.41
200,000.01 to 300,000.00................        5           1,281,045.00              6.64
300,000.01 to 400,000.00................       10           3,708,507.22             19.22
400,000.01 to 500,000.00................       11           4,980,160.37             25.81
500,000.01 to 600,000.00................        5           2,800,915.43             14.51
600,000.01 to 700,000.00................        5           3,300,007.95             17.10
700,000.01 to 800,000.00................        2           1,505,052.84              7.80
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the
     Mortgage Loans in Group III was approximately $385,955. No Group III
     Mortgage Loan had a principal balance as of the Cut-off Date greater than
     $759,293 or less than $99,951.

                                      S-42

            CURRENT MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CURRENT MORTGAGE RATES (%)          LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

4.251 to 4.500..........................        1         $   129,568.00              0.67%
4.501 to 4.750..........................        3           1,109,128.50              5.75
4.751 to 5.000..........................        3             724,819.00              3.76
5.001 to 5.250..........................       16           6,119,192.59             31.71
5.251 to 5.500..........................       17           6,788,897.42             35.18
5.501 to 5.750..........................        7           3,671,599.85             19.03
5.751 to 6.000..........................        3             754,527.45              3.91
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average current Mortgage Rate of the
     Mortgage Loans in Group III was approximately 5.356% per annum and ranged from 4.500% per annum to 6.000% per annum.

               REMAINING TERMS OF THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
REMAINING TERMS (MONTHS)                     LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

349.....................................       20         $ 4,404,885.00             22.83%
353.....................................        1             563,379.06              2.92
354.....................................        5           2,748,255.28             14.24
355.....................................       12           5,277,524.66             27.35
356.....................................       12           6,303,688.81             32.67
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average "Remaining term" of the
     Mortgage Loans in Group III was approximately 354 months.

        ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF ORIGINAL LOAN-TO-VALUE             MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RATIOS (%)                                   LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

20.01 to 30.00..........................        1         $   117,569.00              0.61%
30.01 to 40.00..........................        2           1,209,346.15              6.27
40.01 to 50.00..........................        4           2,282,369.50             11.83
50.01 to 60.00..........................        4           2,062,676.95             10.69
60.01 to 70.00..........................       12           4,246,686.47             22.01
70.01 to 75.00..........................        4           1,797,541.94              9.31
75.01 to 80.00..........................       22           7,120,663.05             36.90
85.01 to 90.00..........................        1             460,879.75              2.39
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  The original Loan-to-Value Ratio for any Mortgage Loan is calculated as (i)
     the original loan amount by (ii) the appraised value of the Mortgage
     Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

     As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group III Mortgage Loans was approximately 66.65%. No
     Group III Mortgage Loan had a Loan-to-Value Ratio at origination greater than 90.00% or less than 29.63%.

                                      S-43

                CREDIT SCORE FOR THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CREDIT SCORES                       LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

626 to 650..............................        4         $ 1,303,253.87              6.75%
651 to 675..............................        3             934,234.04              4.84
676 to 700..............................        9           4,313,857.01             22.35
701 to 725..............................        7           2,366,756.33             12.26
726 to 750..............................        9           2,677,455.83             13.87
751 to 775..............................        8           3,031,831.65             15.71
776 to 800..............................       10           4,670,344.08             24.20
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average "Credit Score" of the Mortgage
     Loans in Group III was approximately 729.

     We refer you to discussion above under "--General."

 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP III MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
GEOGRAPHIC AREA                              LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

California..............................       15         $ 7,651,501.42             39.65%
Connecticut.............................        3           1,380,060.58              7.15
Florida.................................        2             528,381.85              2.74
Hawaii..................................        1             153,546.00              0.80
Illinois................................        1             460,879.75              2.39
Indiana.................................        1              99,951.00              0.52
Maryland................................        3           1,250,866.35              6.48
Massachusetts...........................        2             662,911.14              3.44
Michigan................................        6             974,693.00              5.05
Minnesota...............................        1             580,000.00              3.01
Montana.................................        1             128,000.00              0.66
New Jersey..............................        2             519,998.00              2.69
New York................................        1             759,292.67              3.93
North Carolina..........................        1             161,600.00              0.84
Oregon..................................        2             876,584.99              4.54
Utah....................................        1             129,568.00              0.67
Virginia................................        1             248,497.00              1.29
Washington..............................        6           2,731,401.06             14.15
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


                                      S-44

               OCCUPANCY TYPES OF THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
OCCUPANCY TYPE                               LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Primary.................................       49         $19,180,132.81             99.39%
Second Home.............................        1             117,600.00              0.61
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  Based upon representations of the related borrowers at the time of origination.

                 PROPERTY TYPES OF THE GROUP III MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
PROPERTY TYPE                                LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Single Family Residence.................       46         $17,693,083.05             91.68%
Condominium.............................        2           1,143,799.76              5.93
Planned Unit Development................        2             460,850.00              2.39
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


                  LOAN PURPOSE OF THE GROUP III MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
LOAN PURPOSE                                 LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Purchase................................       22         $ 9,008,572.74             46.68%
Refinance - Rate Term...................       16           4,554,747.97             23.60
Refinance - Cashout.....................       12           5,734,412.10             29.72
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


               LOAN DOCUMENTATION FOR THE GROUP III MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
DOCUMENTATION                                LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

QUICKEN GUIDELINES
Full Documentation......................       13         $ 2,945,574.00             15.26%
Stated Income...........................        7           1,459,311.00              7.56
                                               --         --------------            ------
   Sub-total:...........................       20         $ 4,404,885.00             22.83%
WAMU GUIDELINES.........................
Full Documentation......................       28         $13,765,069.39             71.33%
Low Documentation.......................        2           1,127,778.42              5.84
  Sub-total.............................       30         $14,892,847.81             77.17%
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


                                      S-45

                   MARGIN FOR THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
MARGIN (%)                                   LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

2.250...................................       50         $19,297,732.81            100.00%
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average margin of the Mortgage Loans in Group III was approximately 2.250%.

            MAXIMUM MORTGAGE RATE OF THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF MAXIMUM MORTGAGE RATE (%)           LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

9.251 to 9.500..........................        1         $   129,568.00              0.67%
9.501 to 9.750..........................        3           1,109,128.50              5.75
9.751 to 10.000.........................        3             724,819.00              3.76
10.001 to 10.250........................       16           6,119,192.59             31.71
10.251 to 10.500........................       17           6,788,897.42             35.18
10.501 to 10.750........................        7           3,671,599.85             19.03
10.751 to 11.000........................        3             754,527.45              3.91
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average maximum Mortgage Rate of the
     Mortgage Loans in Group III was approximately 10.356% per annum and ranged from 9.500% per annum to 11.000% per annum.

          NEXT RATE ADJUSTMENT DATE OF THE GROUP III MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
NEXT RATE ADJUSTMENT DATE                    LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

June 2011...............................       20         $ 4,404,885.00             22.83%
October 2011............................        1             563,379.06              2.92
November 2011...........................        5           2,748,255.28             14.24
December 2011...........................       12           5,277,524.66             27.35
January 2012............................       12           6,303,688.81             32.67
                                               --         --------------            ------
   TOTAL:...............................       50         $19,297,732.81            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average months to the next adjustment date of the Mortgage Loans in Group III was approximately 78.

                                      S-46

TABULAR CHARACTERISTICS OF THE GROUP IV MORTGAGE LOANS

     The Group IV Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group IV Mortgage Loans............................                41
Total Stated Principal Balance...............................       $25,794,912
Mortgage Rates:
   Weighted Average..........................................             5.643%
   Range.....................................................   4.875% to 6.000%
Weighted Average Remaining Term to Maturity (in months)......               356

     The Stated Principal Balances of the Group IV Mortgage Loans ranged from approximately $366,661 to approximately $1,437,286. The Group IV Mortgage Loans had an average Stated Principal Balance of approximately $629,144.

     The weighted average Loan-to-Value Ratio at origination of the Group IV
Mortgage Loans was approximately 62.87%, and no Group IV Mortgage Loan had a
Loan-to-Value Ratio at origination exceeding 80.00%.

     No more than approximately 13.32% of the Group IV Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following information sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Group IV Mortgage Loans.
Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Group IV Mortgage Loans as of the
Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

     CUT-OFF DATE STATED PRINCIPAL BALANCE OF THE GROUP IV MORTGAGE LOANS(1)



                                         NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF CUT-OFF DATE STATED PRINCIPAL    MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
BALANCES ($)                               LOANS     BALANCE OUTSTANDING        OUTSTANDING
--------------------------------------   ---------   -------------------   --------------------

300,000.01 to 400,000.00 .............        4         $ 1,540,935.41              5.97%
400,000.01 to 500,000.00 .............       13           5,645,076.81             21.88
500,000.01 to 600,000.00 .............        5           2,816,192.04             10.92
600,000.01 to 700,000.00 .............        6           3,869,230.05             15.00
700,000.01 to 800,000.00 .............        5           3,843,165.43             14.90
800,000.01 to 900,000.00 .............        2           1,667,664.71              6.47
900,000.01 to 1,000,000.00 ...........        4           3,908,361.74             15.15
1,000,000.01 to 1,100,000.00 .........        1           1,067,000.00              4.14
1,400,000.01 to 1,500,000.00 .........        1           1,437,286.02              5.57
                                            ---         --------------            ------
   TOTAL: ............................       41         $25,794,912.21            100.00%
                                            ===         ==============            ======


----------
(1)  As of the Cut-off Date, the average Stated Principal Balance of the
     Mortgage Loans in Group IV was approximately $629,144. No Group IV Mortgage
     Loan had a principal balance as of the Cut-off Date greater than $1,437,286 or less than $366,661.

                                      S-47

            CURRENT MORTGAGE RATES OF THE GROUP IV MORTGAGE LOANS(1)



                                         NUMBER OF                         PERCENT OF AGGREGATE
                                          MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CURRENT MORTGAGE RATES (%)        LOANS     BALANCE OUTSTANDING        OUTSTANDING
--------------------------------------   ---------   -------------------   --------------------

4.751 to 5.000 .......................        4         $ 3,612,338.17             14.00%
5.251 to 5.500 .......................        3           1,914,633.93              7.42
5.501 to 5.750 .......................       21          11,941,883.52             46.30
5.751 to 6.000 .......................       13           8,326,056.59             32.28
                                            ---         --------------            ------
   TOTAL: ............................       41         $25,794,912.21            100.00%
                                            ===         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average current Mortgage Rate of the
     Mortgage Loans in Group IV was approximately 5.643% per annum and ranged from 4.875% per annum to 6.000% per annum.

                REMAINING TERMS OF THE GROUP IV MORTGAGE LOANS(1)



                                         NUMBER OF                         PERCENT OF AGGREGATE
                                         MORTGAGE    AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
REMAINING TERMS (MONTHS)                   LOANS     BALANCE OUTSTANDING        OUTSTANDING
--------------------------------------   ---------   -------------------   --------------------

353 ..................................        1         $   620,651.27              2.41%
354 ..................................        6           3,244,130.09             12.58
355 ..................................        6           4,228,437.70             16.39
356 ..................................        2           1,403,971.50              5.44
357 ..................................       14           9,065,825.68             35.15
358 ..................................       12           7,231,895.97             28.04
                                            ---         --------------            ------
   TOTAL: ............................       41         $25,794,912.21            100.00%
                                            ===         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average "Remaining term" of the
     Mortgage Loans in Group IV was approximately 356 months.

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP IV MORTGAGE LOANS(1)



                                         NUMBER OF                         PERCENT OF AGGREGATE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS   MORTGAGE    AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
(%)                                        LOANS     BALANCE OUTSTANDING        OUTSTANDING
--------------------------------------   ---------   -------------------   --------------------

20.01 to 30.00 .......................        2         $ 1,383,170.25              5.36%
30.01 to 40.00 .......................        1             366,660.61              1.42
40.01 to 50.00 .......................        6           3,402,084.48             13.19
50.01 to 60.00 .......................        7           4,123,284.95             15.98
60.01 to 70.00 .......................       13           8,766,354.03             33.98
70.01 to 75.00 .......................        8           5,722,537.88             22.18
75.01 to 80.00 .......................        4           2,030,820.01              7.87
                                            ---         --------------            ------
   TOTAL: ............................       41         $25,794,912.21            100.00%
                                            ===         ==============            ======


----------
(1)  The original Loan-to-Value Ratio for any Mortgage Loan is calculated as (i)
     the original loan amount by (ii) the appraised value of the Mortgage
     Property at origination, or if the loan is a purchase, the lesser of the appraised value and the purchase price of the Mortgaged Property.

     As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group IV Mortgage Loans was approximately 62.87%. No
     Group IV Mortgage Loan had a Loan-to-Value Ratio at origination greater than 80.00% or less than 29.00%.

                                      S-48

                 CREDIT SCORE FOR THE GROUP IV MORTGAGE LOANS(1)



                                         NUMBER OF                         PERCENT OF AGGREGATE
                                         MORTGAGE    AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF CREDIT SCORES                     LOANS     BALANCE OUTSTANDING        OUTSTANDING
--------------------------------------   ---------   -------------------   --------------------

601 to 625 ...........................        1         $   422,198.33              1.64%
651 to 675 ...........................        3           2,146,145.02              8.32
676 to 700 ...........................        4           2,804,519.97             10.87
701 to 725 ...........................       13           8,331,694.60             32.30
726 to 750 ...........................        9           5,249,186.95             20.35
751 to 775 ...........................        7           4,865,421.83             18.86
776 to 800 ...........................        4           1,975,745.51              7.66
                                            ---         --------------            ------
   TOTAL: ............................       41         $25,794,912.21            100.00%
                                            ===         ==============            ======


----------
(2)  As of the Cut-off Date, the weighted average "Credit Score" of the Mortgage
     Loans in Group IV was approximately 727.

     We refer you to discussion above under "--General."

 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP IV MORTGAGE LOANS



                                         NUMBER OF                         PERCENT OF AGGREGATE
                                         MORTGAGE    AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
GEOGRAPHIC AREA                            LOANS     BALANCE OUTSTANDING        OUTSTANDING
--------------------------------------   ---------   -------------------   --------------------

California ...........................       28         $18,354,845.40             71.16%
Connecticut ..........................        2             829,451.98              3.22
Florida ..............................        3           1,627,731.40              6.31
Idaho ................................        1             950,000.00              3.68
Illinois .............................        1             425,222.27              1.65
Massachusetts ........................        2             849,701.91              3.29
New York .............................        2           1,394,153.46              5.40
Oregon ...............................        1             743,154.52              2.88
Virginia .............................        1             620,651.27              2.41
                                            ---         --------------            ------
   TOTAL: ............................       41         $25,794,912.21            100.00%
                                            ===         ==============            ======


                OCCUPANCY TYPES OF THE GROUP IV MORTGAGE LOANS(1)



                                         NUMBER OF                         PERCENT OF AGGREGATE
                                         MORTGAGE    AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
OCCUPANCY TYPE                             LOANS     BALANCE OUTSTANDING        OUTSTANDING
--------------------------------------   ---------   -------------------   --------------------

Primary ..............................       41          $25,794,912.21            100.00%
                                            ---          --------------            ------
   TOTAL: ............................       41          $25,794,912.21            100.00%
                                            ===          ==============            ======


----------
(1)  Based upon representations of the related borrowers at the time of origination.

                  PROPERTY TYPES OF THE GROUP IV MORTGAGE LOANS



                                         NUMBER OF                         PERCENT OF AGGREGATE
                                         MORTGAGE    AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
PROPERTY TYPE                              LOANS     BALANCE OUTSTANDING        OUTSTANDING
--------------------------------------   ---------   -------------------   --------------------

Single Family Residence ..............       39          $24,328,729.84             94.32%
Condominium ..........................        2            1,466,182.37              5.68
                                            ---          --------------            ------
   TOTAL: ............................       41          $25,794,912.21            100.00%
                                            ===          ==============            ======


                                      S-49

                   LOAN PURPOSE OF THE GROUP IV MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
LOAN PURPOSE                                 LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

Purchase................................       14         $ 9,645,503.76             37.39%
Refinance - Rate Term...................       18          10,818,612.64             41.94
Refinance - Cashout.....................        9           5,330,795.81             20.67
                                               --         --------------            ------
   TOTAL:...............................       41         $25,794,912.21            100.00%
                                               ==         ==============            ======


               LOAN DOCUMENTATION FOR THE GROUP IV MORTGAGE LOANS



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
DOCUMENTATION                                LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

WAMU GUIDELINES
Full Documentation......................       34         $22,073,016.49             85.57%
Low Documentation.......................        5           2,822,092.98             10.94
Stated Income...........................        1             496,810.68              1.93
Streamlined Documentation...............        1             402,992.06              1.56
                                               --         --------------            ------
   TOTAL:...............................       41         $25,794,912.21            100.00%
                                               ==         ==============            ======


                    MARGIN FOR THE GROUP IV MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
MARGIN (%)                                   LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

2.250...................................       41         $25,794,912.21            100.00%
                                               --         --------------            ------
   TOTAL:...............................       41         $25,794,912.21            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average margin of the Mortgage Loans in Group IV was approximately 2.250%.

             MAXIMUM MORTGAGE RATE OF THE GROUP IV MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
RANGE OF MAXIMUM MORTGAGE RATE (%)           LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

9.751 to 10.000.........................        4         $ 3,612,338.17             14.00%
10.251 to 10.500........................        3           1,914,633.93              7.42
10.501 to 10.750........................       21          11,941,883.52             46.30
10.751 to 11.000........................       13           8,326,056.59             32.28
                                               --         --------------            ------
   TOTAL:...............................       41         $25,794,912.21            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average maximum Mortgage Rate of the
     Mortgage Loans in Group IV was approximately 10.643% per annum and ranged from 9.875% per annum to 11.000% per annum.

                                      S-50

           NEXT RATE ADJUSTMENT DATE OF THE GROUP IV MORTGAGE LOANS(1)



                                           NUMBER OF                         PERCENT OF AGGREGATE
                                            MORTGAGE   AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
NEXT RATE ADJUSTMENT DATE                    LOANS     BALANCE OUTSTANDING        OUTSTANDING
----------------------------------------   ---------   -------------------   --------------------

October 2014............................        1         $   620,651.27              2.41%
November 2014...........................        6           3,244,130.09             12.58
December 2014...........................        6           4,228,437.70             16.39
January 2015............................        2           1,403,971.50              5.44
February 2015...........................       14           9,065,825.68             35.15
March 2015..............................       12           7,231,895.97             28.04
                                               --         --------------            ------
   TOTAL:...............................       41         $25,794,912.21            100.00%
                                               ==         ==============            ======


----------
(1)  As of the Cut-off Date, the weighted average months to the next adjustment date of the Mortgage Loans in Group IV was approximately 116.

THE INDICES

     The Mortgage Rate for all of the Mortgage Loans will be adjusted monthly or annually, as applicable, on the related adjustment date. The index for the
Mortgage Rate borne by each of the Mortgage Loans may be calculated as follows
(in each case, rounded to the nearest one-eighth of one percent):

          Six-Month LIBOR. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 35.28%, 16.26% and
     22.83% of the Group I, Group II and Group III Mortgage Loans, respectively, and 23.96% of the Mortgage Loans in the aggregate will be the average of the interbank offered rates for six-month United States dollar deposits in the London market ("Six-Month LIBOR") as published in The Wall Street
     Journal and as most recently available forty-five days preceding such
     Adjustment Date, as specified in the related Mortgage Note.

          In the event that Six-Month LIBOR becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

          One-Year LIBOR. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 63.12%, 81.19%, 77.17%
     and 100% of the Group I, Group II, Group III and Group IV Mortgage Loans,
     respectively, and 74.13% of the Mortgage Loans in the aggregate will be the average of the interbank offered rates for one-year United States dollar deposits in the London market ("One-Year LIBOR") as published in The Wall
     Street Journal and as most recently available forty-five days preceding such Adjustment Date, as specified in the related Mortgage Note.

          In the event that One-Year LIBOR becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

          One-Year U.S. Treasury. As of any Adjustment Date, the Index
     applicable to the determination of the Mortgage Rate on approximately 1.59%
     and 2.55% of the Group I Mortgage Loans and Group II Mortgage Loans and
     1.90% of the Mortgage Loans in the aggregate will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in
     Statistical Release No. H.15 (519) (the "Release") as most recently available as of the date forty-five days prior to the

                                      S-51

     adjustment date ("One-Year Treasury"). Those average yields reflect the yields for the week prior to that week.

          In the event that One-Year Treasury becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

ASSIGNMENT OF THE MORTGAGE LOANS

     Under the Mortgage Loan Purchase Agreement, Merrill Lynch Mortgage Lending,
Inc. (the "Seller"), will sell the Mortgage Loans to the Depositor. Pursuant to the Mortgage Loan Purchase Agreement, the Seller will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. The Originators will represent that no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or is a "high cost" or "predatory" loan under any applicable state or local law applicable to the originator of such Mortgage Loan. In addition, the
Seller will represent that no Mortgage Loan is a High Cost loan or Covered Loan, as applicable, as such terms are defined in Appendix E of S&P's Glossary For
File Format for LEVELS(R) Version 5.6 Revised. Subject to the limitations described below, the Seller will be obligated as described herein to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of their respective representations or warranties relating to the characteristics of such Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such
Mortgage Loan (a "Defective Mortgage Loan"). We refer you to "Description of the
Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus.

     Pursuant to the Pooling and Servicing Agreement, on the Closing Date, the
Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust Fund all of its rights to the Mortgage Loans and its rights under the Mortgage Loan Purchase Agreement (including the right to enforce the Seller's repurchase obligations). In addition, the Depositor will assign to the Trust Fund certain of its rights with regards to the Assignment,
Assumption and Recognition Agreements. The obligations of the Seller with respect to the Certificates are limited to the Seller's obligations to repurchase or substitute for Defective Mortgage Loans.

     In connection with such transfer and assignment of the Mortgage Loans, the
Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the
"Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related
Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage
(except for any such document other than Mortgage Notes not available on the
Closing Date, which will be delivered to the Trustee or its custodian as soon as the same is available to the Depositor) (collectively, the "Mortgage File").
Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded by the applicable seller in the appropriate public office for real property records, except in states where, in the opinion of counsel, delivered at the request and at the expense of the Depositor on the Closing Date, such recording is not required to protect the Trustee's interest in the Mortgage
Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

     The Trustee or its custodian will review each Mortgage File within 270 days of the Closing Date (or promptly after the Trustee's or custodian's receipt of any document permitted to be delivered after the Closing Date) and will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such 270-day period, any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such omission or defect within 90 days after its receipt of notice from the Trustee, then the Seller is obligated to purchase the related Defective Mortgage Loan

                                      S-52

from the Trust Fund at a price equal to the sum of (a) 100% of the Stated
Principal Balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase and (c) any unreimbursed Monthly Advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase a
Defective Mortgage Loan as provided above, the Seller may remove such Mortgage
Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan, a "Replacement
Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any of the REMICs or result in a prohibited transaction tax under the Code.

     Any Replacement Mortgage Loan generally will, on the date of substitution, as confirmed by a certificate delivered by the Seller to the Trustee, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i)
have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess (and not less than 90%) of the
Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account not later than the succeeding Determination Date and held for distribution to the
Certificateholders on the related Distribution Date), (ii) have a maximum
Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans of a Mortgage Pool equal to 1% or more of the Cut-off Date balance of such Mortgage
Pool have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the
Deleted Mortgage Loan, (v) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate, (vi) have the same or higher credit score,
(vii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan, (viii) be a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code and (ix) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase
Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

THE ORIGINATORS

     Approximately 62.61% and 80.33% of the Group I Mortgage Loans and Group II
Mortgage Loans, respectively, and approximately 65.40% of the Mortgage Loans in the aggregate, were originated by Countrywide Home Loans Inc. Approximately
35.28%, 16.26% and 22.83% of the Group I, Group II and Group III Mortgage Loans,
respectively, and approximately 23.96% of the Mortgage Loans in the aggregate, were originated by Quicken Loans, Inc. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10%
of the mortgage loans in the aggregate.

UNDERWRITING GUIDELINES

     The Mortgage Loans were originated or acquired by the various Originators in accordance with their respective underwriting standards as set forth below.

Quicken

     The Quicken Mortgage Loans were originated in the ordinary course of business by Quicken generally in accordance with the underwriting guidelines described in this prospectus supplement (referred to in this Prospectus
Supplement as "Quicken's Underwriting Standards").

                                      S-53

     Quicken, a Michigan corporation, is a wholly owned subsidiary of Rock
Holdings Inc. Quicken is engaged primarily in the mortgage banking business, and as such, originates and sells mortgage loans. Quicken markets conventional, government-insured, sub-prime mortgage loans and home equity lines of credit to consumers through the Internet, a call center, and four retail branches.
Quicken's mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans. Quicken's principal office is located at 20555 Victor Parkway, Livonia, Michigan 48152.

     Quicken's Underwriting Standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. Pursuant to Quicken's
Underwriting Standards, each prospective mortgagor is required to complete an application which may include information about the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the mortgagor's credit history. In order to establish the prospective mortgagor's ability to make timely payments, Quicken, under its Full Documentation Program requires evidence regarding the mortgagor's employment, income, liabilities and possibly assets. Quicken also originates mortgage loans under a Stated Income
Documentation Program. Under the Stated Income Documentation Program, Quicken
requires certain loan-to-value ratios, loan amounts, credit scores and asset amounts, to be met and utilizes income as stated by the mortgagor in the loan application. In addition, under the Stated Income Documentation Program, the mortgagor's employment status is verbally verified and an underwriter assesses whether or not the stated income is consistent with the mortgagor's employment status.

     Unlike the above loan programs, Quicken originates certain mortgage loans without the mortgagor's income, employment and asset documentation. Under
Quicken's No Income/No Asset Documentation Program, the mortgagor does not provide Quicken with income, employment or asset documentation. Consequently, the credit decision is based solely on the mortgagor's credit history and the value of the subject property. The No Income/No Asset Documentation Program permits a maximum Loan-to-Value Ratio, including subordinated financing, up to
95%.

     Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.
The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage
Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and
90.00%, 30% for Loan-to-Value Ratios between 90.01% and 95.00% . However, under certain circumstances, the specified coverage levels for these Mortgage Loans may vary from the foregoing. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related
Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value.

     Quicken's Underwriting Standards generally follow prudent and generally accepted mortgage industry underwriting standards. In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. Quicken's Underwriting Standards require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

                                      S-54

Countrywide Home Loans

     Approximately 65.40% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to
Countrywide Home Loans, which are referred to herein as the Countrywide
Underwriting Guidelines. The Countrywide Underwriting Guidelines are applied in accordance with applicable federal and state laws and regulations.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its Underwriting
Guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization.
Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home
Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Underwriting Guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans'
processing program (the "Preferred Processing Program").

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Underwriting Guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home
Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home
Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans'
standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans'
underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home
Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The

                                      S-55

maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the
Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Underwriting
Guidelines may be made if compensating factors are demonstrated by a prospective borrower.

     Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Underwriting Guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide
Home Loans, whether at origination of the mortgage loan or thereafter.

     For all mortgage loans originated or acquired by Countrywide Home Loans,
Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Generally, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans, except with respect to selected borrowers that are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans where, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     Countrywide Underwriting Guidelines generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000, and up to
70% for mortgage loans with original principal balances of up to $3,000,000.
Under certain circumstances, however, Countrywide Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide Underwriting Guidelines permit Loan-to-Value Ratios at origination of up to 90% for mortgage loans with original principal balances of up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide
Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or
$2,000.

                                      S-56

     Under the Countrywide Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     Under its Underwriting Guidelines, Countrywide Home Loans may originate mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The maximum
Loan-to-Value Ratio for these loans is 90%.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     On or about June 3, 2005 (the "Closing Date"), the Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing
Agreement"), dated as of May 1, 2005, between Merrill Lynch Mortgage Investors,
Inc., as depositor (the "Depositor") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and as securities administrator (the
"Securities Administrator") and Wachovia Bank, National Association, as trustee
(the "Trustee"). Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions
(including definitions of terms) are incorporated by reference.

     The Certificates will consist of the Class I-A, Class II-A-1, Class II-A-2,
Class II-A-IO, Class III-A and Class IV-A Certificates (collectively, the
"Senior Certificates") and the Class M-1, Class M-2, Class M-3, Class B-1, Class
B-2 and Class B-3 Certificates (collectively, the "Subordinate Certificates" or the "Subordinate Classes"). The Class I-A, Class II-A-1, Class II-A-2, Class
II-A-IO, Class III-A, Class IV-A, Class M-1, Class M-2 and Class M-3
Certificates are sometimes referred to collectively herein as the "Offered
Certificates." Only the Offered Certificates are offered under this prospectus supplement. The Class R-I, Class R-II and Class R-III Certificates are referred to together as the "Class R Certificates." The Class M-1, Class M-2 and Class
M-3 Certificates are referred to collectively as the "Class M Certificates." The
Class B-1, Class B-2 and Class B-3 Certificates are referred to collectively as the "Class B Certificates", and together with the Class R Certificates, the
"Privately-Offered Certificates." The Privately-Offered Certificates are not
offered under this prospectus supplement. Accordingly, the description of the
Privately-Offered Certificates provided in this prospectus supplement is solely to enhance the description of the Offered Certificates.

     The Offered Certificates will be issued in the initial Class Certificate
Balances or the class notional amount set forth in the table under "Summary of the Prospectus Supplement--Offered Certificates." The Class B-1, Class B-2 and
Class B-3 Certificates will be issued in the approximate initial class certificate balances of $2,761,000, $1,255,000 and $2,262,538, respectively. The initial Class Certificate Balances or the class notional amount of each class may be increased or decreased by up to 10% to the extent that the Stated
Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pool."

     The Offered Certificates will be issued in book-entry form, in minimum denominations in principal amount of $50,000 and integral multiples of $1 in excess thereof.

     The Certificates represent beneficial ownership interests in a trust fund
(the "Trust Fund"), the assets of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as

                                      S-57

from time to time are identified as deposited in respect of the Mortgage Loans in the Master Servicer Collection Account and the Distribution Account (we refer you to "Servicing of the Mortgage Loans--The Master Servicer Collection Account"
and "--Distribution Account" in this prospectus supplement); (3) the Trust
Fund's rights under the underlying mortgage loan purchase agreement and servicing agreements with respect to the Mortgage Loans; (4) the Trust Fund's rights under the Mortgage Loan Purchase Agreement, as described above under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans"; (5)
property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (6) any applicable insurance policies; and (7) the proceeds of all of the foregoing.

     Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following payment groups (each a "Certificate Group"):

     The Group I Certificates: The Class I-A Certificates are also referred to herein as the "Group I Certificates." With limited exceptions described under the heading "--Distributions on the Certificates" below, distributions of interest and principal on the Group I Certificates will be based solely on interest and principal received on, or advanced with respect to, the Group I
Mortgage Loans.

     The Group II Certificates: The Class II-A-1, Class II-A-2 and Class II-A-IO
Certificates are also referred to collectively herein as the "Group II
Certificates." With limited exceptions described under the heading
"--Distributions on the Certificates" below, distributions of interest and principal on the Group II Certificates will be based solely on interest and principal received on, or advanced with respect to, the Group II Mortgage Loans.

     The Group III Certificates: The Class III-A Certificates are also referred to herein as the "Group III Certificates." With limited exceptions described under the heading "--Distributions on the Certificates" below, distributions of interest and principal on the Group III Certificates will be based solely on interest and principal received on, or advanced with respect to, the Group III
Mortgage Loans.

     The Group IV Certificates: The Class IV-A Certificates are also referred to herein as the "Group IV Certificates." With limited exceptions described under the heading "--Distributions on the Certificates" below, distributions of interest and principal on the Group IV Certificates will be based solely on interest and principal received on, or advanced with respect to, the Group IV
Mortgage Loans.

     Distributions of interest and principal on the Subordinate Classes will be based on interest and principal, as applicable, received on, or advanced with respect to, the Group I, Group II, Group III and Group IV Mortgage Loans in the
aggregate.

     Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business
Day thereafter commencing in June 2005 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered on the applicable Record
Date. For this purpose, a "Business Day" is any day other than (i) a Saturday or
Sunday, or (ii) a day on which banking institutions in the City of New York, New
York, the states of Maryland or Minnesota or the city in which the Corporate
Trust Office of the Trustee is located are authorized or obligated by law or
Executive Order to be closed. A "Record Date" with respect to the Offered
Certificates and any Distribution Date is the last Business Day of the month preceding the month of that Distribution Date.

     Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the "Certificateholder") entitled thereto as it appears on the applicable certificate register or by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the
Certificates will be made only upon presentment and surrender of such
Certificates at the Corporate Trust Office of the Trustee.

                                      S-58

     We refer you to "Description of the Certificates--Book-Entry Certificates"
below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

     General. The Offered Certificates will be book-entry certificates (each, a class of "Book-Entry Certificates") issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants
(as defined herein).

     Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by
DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a
Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate instrument in registered form evidencing such person's interest (a "Definitive Certificate"), except as set forth in the prospectus under "Description of the Securities--Book-Entry Registration of Securities."
Unless and until Definitive Certificates are issued for the Book-Entry
Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the Book-Entry
Certificates shall refer to actions taken by DTC upon instructions from its
Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the
Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry
Certificates, for distribution to Beneficial Owners by DTC in accordance with
DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in DTC.

     Registration. Beneficial Owners will hold their interests in their Offered
Certificates through DTC in the United States, or, upon request, through
Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter,
"Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if
they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers'
securities accounts in the depositories' names on the books of DTC. Citibank,
N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank
will act as depository for Euroclear (in such capacities, individually the
"Relevant Depository" and collectively, the "European Depositories").

     The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC
participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants.
While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates.
Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which
Beneficial Owners will receive payments and will be able to transfer their interest.

                                      S-59

     Beneficial Owners will not receive or be entitled to receive Definitive
Certificates representing their respective interests in the Book-Entry
Certificates except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not
Participants may transfer ownership of Book-Entry Certificates only through
Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through
DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, credits of securities received in
Clearstream Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, refer to "Material
Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Non-U.S. Persons" and "--Information Reporting and Backup
Withholding" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation
Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Luxembourg Participants and Euroclear Participants
will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant
European international clearing system by the Relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between

                                      S-60

Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in
Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg
Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream
Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to
Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants
("Euroclear Participants") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear
Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium
(the "Euroclear Operator").

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such
Participants or other securities intermediaries.

     The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

     Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     The Euroclear Operator is regulated and examined by the Belgian Banking and
Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related
Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Certificates will be made on each Distribution
Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates
that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

                                      S-61

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Payments with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in
accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such payments will be subject to tax reporting and may be subject to withholding in accordance with relevant United
States tax laws and regulations. We refer you to "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S.
Persons" and "--Information Reporting and Backup Withholding" in the
accompanying prospectus.

     Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such
Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly reports will be made available by the Trustee to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depository, and to the Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates of such
Beneficial Owners are credited.

     DTC has advised the Securities Administrator and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and
Servicing Agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Certificates.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Seller, the Depositor, the Servicers, the Master Servicer, the
Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under "Description of the Securities--Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry
Certificates as indicated on the records of DTC of the availability of
Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from

                                      S-62

DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by each individual Beneficial Owner and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

     For a description of the procedures generally applicable to the Book-Entry
Certificates, we refer you to "Description of the Securities--Book-Entry
Registration and Definitive Securities" in the accompanying prospectus.

AVAILABLE FUNDS

     Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Funds of the related Loan Group (in the case of the Class I-A, Class II-A-1, Class II-A-2, Class II-A-IO, Class
III-A and Class IV-A Certificates) and from the Available Funds of all four loan groups in the aggregate (in the case of the Subordinate Certificates) in the order of priority set forth below at "--Priority of Distributions." The
"Available Funds" with respect to each Loan Group and any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will generally equal the sum of:

     (1)  the aggregate amount of scheduled payments on the Mortgage Loans in the related Loan Group received or advanced during the related Due
          Period; and

     (2)  any unscheduled payments (including any Subsequent Recoveries as defined in this Prospectus Supplement) and receipts on the Mortgage
          Loans in the related Loan Group, including Mortgagor prepayments on such Mortgage Loans received during the related Prepayment Period;

     minus:

     (1)  amounts reimbursable therefrom to the related Servicer and the Master
          Servicer; and

     (2)  Servicing Fees and the fees and expenses, including indemnity payments, of the Master Servicer, the Securities Administrator and the
          Trustee.

     With respect to any Distribution date and the Mortgage Loans, the "Due
Period" is the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the first day of the month of such
Distribution Date. With respect to any Distribution Date and the Mortgage Loans, the "Prepayment Period" is the calendar month preceding the month of such
Distribution Date.

DISTRIBUTIONS ON THE CERTIFICATES

     (A) On each Distribution Date, the Group I Available Funds will be distributed in the following order of priority to the Group I Certificates except as otherwise noted:

          first, to the Class I-A Certificates, the Accrued Certificate Interest
on the Class I-A Certificates for such Distribution Date. As described below,
Accrued Certificate Interest on the Class I-A Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated to the Class I-A Certificates as described below;

          second, to the Class I-A Certificates, any Accrued Certificate
Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds, any shortfall in available amounts being allocated to the Class I-A Certificates in proportion to the amount of

                                      S-63

such Accrued Certificate Interest remaining undistributed for the Class I-A
Certificates for such Distribution Date; and

          third, to the Class I-A Certificates, in reduction of the Class
Certificate Balance thereof, the Group I Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Group I Available Funds, until the Class Certificate Balance of such Class has been reduced to zero;

     (B) On each Distribution Date, the Group II Available Funds will be distributed in the following order of priority among the Group II Certificates except as otherwise noted:

          first, to the Class II-A-1, Class II-A-2 and Class II-A-IO
Certificates, pro rata, the Accrued Certificate Interest on each class of Group
II Certificates for such Distribution Date. As described below, Accrued
Certificate Interest on each class of Group II Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated among the Group II Certificates as described below;

          second, to the Class II-A-1, Class II-A-2 and Class II-A-IO
Certificates, pro rata, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group
II Available Funds, any shortfall in available amounts being allocated to the
Group II Certificates in proportion to the amount of such Accrued Certificate
Interest remaining undistributed for each class of Group II Certificates for such Distribution Date; and

          third, sequentially, to the Class II-A-1 Certificates and Class II-A-2
Certificates, in that order, in reduction of the Class Certificate Balances thereof, the Group II Senior Principal Distribution Amount for such Distribution
Date to the extent of remaining Group II Available Funds, until the Class
Certificate Balances of such classes have been reduced to zero;

     (C) On each Distribution Date, the Group III Available Funds will be distributed in the following order of priority to the Group III Certificates except as otherwise noted:

          first, to the Class III-A Certificates, the Accrued Certificate
Interest on the Class III-A Certificates for such Distribution Date. As described below, Accrued Certificate Interest on the Class III-A Certificates is
subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated to the Class III-A
Certificates as described below;

          second, to the Class III-A Certificates, any Accrued Certificate
Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group III Available Funds, any shortfall in available amounts being allocated to the Class III-A Certificates in proportion to the amount of such Accrued Certificate Interest remaining undistributed for the
Class III-A Certificates for such Distribution Date; and

          third, to the Class III-A Certificates, in reduction of the Class
Certificate Balance thereof, the Group III Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Group III Available Funds, until the Class Certificate Balance of such Class has been reduced to zero;

     (D) On each Distribution Date, the Group IV Available Funds will be distributed in the following order of priority to the Group IV Certificates except as otherwise noted:

          first, to the Class IV-A Certificates, the Accrued Certificate
Interest on the Class IV-A Certificates for such Distribution Date. As described below, Accrued Certificate Interest on the Class IV-A Certificates is subject to reduction in the event of certain interest shortfalls allocable thereto. Any interest shortfalls shall be allocated to the Class IV-A Certificates as described below;

                                      S-64

          second, to the Class IV-A Certificates, any Accrued Certificate
Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group IV Available Funds, any shortfall in available amounts being allocated to the Class IV-A Certificates in proportion to the amount of such Accrued Certificate Interest remaining undistributed for the
Class IV-A Certificates for such Distribution Date; and

          third, to the Class IV-A Certificates, in reduction of the Class
Certificate Balance thereof, the Group IV Senior Principal Distribution Amount for such Distribution Date to the extent of remaining Group IV Available Funds, until the Class Certificate Balance of such Class has been reduced to zero;

     (E) On each Distribution Date on or prior to the Distribution Date on which the Class Certificate Balances of the Subordinate Certificates are reduced to zero (the "Credit Support Depletion Date"), an amount equal to the sum of the remaining Group I, Group II, Group III and Group IV Available Funds after the distributions in clauses (A), (B), (C) and (D) above and after any distributions required to be made pursuant to clauses (F) and (G) below, will be distributed sequentially, in the following order, to the Class M-1, Class M-2, Class M-3,
Class B-1, Class B-2 and Class B-3 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's
Subordinate Principal Distribution Amount for such Distribution Date, in each case to the extent of the remaining Available Funds.

     (F) On each Distribution Date prior to the Credit Support Depletion Date but after the reduction of the aggregate Class Certificate Balance of the Senior
Certificates of a Certificate Group to zero, the remaining class or classes of
Senior Certificates in the remaining Certificate Group or Groups, will be entitled to receive in reduction of their Class Certificate Balances, pro rata based upon their Class Certificate Balances immediately prior to such
Distribution Date, in addition to any principal prepayments related to such remaining Senior Certificates' respective Loan Group allocated to such Senior
Certificates, 100% of the principal prepayments on any Mortgage Loan in the Loan
Group relating to the fully repaid class or classes of Senior Certificates of the fully repaid Certificate Group; provided, however, that if both (a) the weighted average Subordinate Percentage equals or exceeds approximately 10.00%
on or after the Distribution Date in June 2008 and (b) the aggregate Stated
Principal Balance of the Mortgage Loans delinquent 60 days or more, averaged over the last six months, as a percentage of the aggregate Class Certificate
Balance of the Class M Certificates and Class B Certificates, does not exceed
100%, then the additional allocation of principal prepayments to the Senior
Certificates in accordance with this clause (F) will not be made and 100% of the principal prepayments on any Mortgage Loan in the Loan Group relating to the fully repaid class or classes of Senior Certificates will be allocated to the
Subordinate Certificates.

     (G) If on any Distribution Date on which the aggregate Class Certificate
Balance of any class or classes of Senior Certificates would be greater than the aggregate Stated Principal Balance of the Mortgage Loans in its related Loan
Group (the amount of such excess, the "Undercollateralized Amount," and any such class or classes of Senior Certificates, the "Undercollateralized Senior
Certificates") and any Subordinate Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date,
(i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to the Undercollateralized Senior
Certificates in reduction of the Class Certificate Balances thereof, until the aggregate Class Certificate Balance of such class or classes of
Undercollateralized Senior Certificates is equal to the aggregate Stated
Principal Balance of the Mortgage Loans in its related Loan Group, and (ii) the
Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such class or classes of Undercollateralized Senior Certificates pursuant to clause first of clauses (A), (B), (C) or (D) above, as applicable, in an amount equal to the Accrued Certificate Interest at the Pass-Through Rate for such class or classes of Undercollateralized Senior Certificates for such Distribution Date on a balance equal to the related Undercollateralized Amount. Any such reduction in the Accrued Certificate

                                      S-65

Interest on the Subordinate Certificates will be allocated to the Class B-3,
Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, in that order.

     On each Distribution Date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class R-III Certificates; provided that if on any Distribution Date on and after the Credit Support Depletion Date there are any Group I, Group II, Group III or Group IV Available Funds remaining after payment of interest and principal to a class or classes of Senior
Certificates entitled thereto, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their Class Certificate
Balances, until all amounts due to all classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R-III
Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

DISTRIBUTIONS OF INTEREST

     With respect to any Distribution Date, "Accrued Certificate Interest" will be equal to (a) in the case of each Class of Offered Certificates (other than the Class II-A-IO Certificates), interest accrued for the related Interest
Accrual Period on the Class Certificate Balance of the Certificates of such
Class immediately prior to such Distribution Date at the related Pass-Through
Rate and (b) in the case of the Class II-A-IO Certificates, interest accrued for the related Interest Accrual Period on its Notional Amount at the
then-applicable Pass-Through Rate, less interest shortfalls, if any, allocated thereto for such Distribution Date to the extent not covered with respect to the
Senior Certificates by the Subordination provided by the Class B Certificates and Class M Certificates and with respect to the Class M Certificates to the extent not covered by the Subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

          (i) any Prepayment Interest Shortfall (as defined below) to the extent not covered by the related Servicer or the Master Servicer as described below;

          (ii) the interest portions of Realized Losses (including Special
Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard
Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud
Losses"), Bankruptcy Losses in excess of the Bankruptcy Loss Amount ("Excess
Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary
Losses") not allocated through Subordination; and

          (iii) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act (as defined in the
Prospectus) or similar legislation or regulations, all allocated as described below.

     Such reductions resulting from clauses (i), (ii) and (iii) above will be allocated among the holders of all classes of related Certificates in proportion to the respective amounts of Accrued Certificate Interest which would have been payable on such Distribution Date absent such reductions. In the case of each class of Class M Certificates, Accrued Certificate Interest on such Class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses;
Subordination." Accrued Certificate Interest on each Class of Senior
Certificates will be distributed on a pro rata basis. Accrued Certificate
Interest is calculated on the basis of a 360-day year consisting of twelve
30-day months.

     The "Prepayment Interest Shortfall" for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net mortgage rates on the Mortgage Loans) resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are

                                      S-66

applied to reduce the outstanding principal balance of the related Mortgage
Loans as of the Due Date in the month of prepayment. However, with respect to any Distribution Date, any Prepayment Interest Shortfalls resulting from partial prepayments or prepayments in full during the preceding calendar month will be offset by the related Servicer or, if such Servicer is required to and fails to do so, the Master Servicer, but only to the extent such Prepayment Interest
Shortfalls do not exceed an amount equal to the Servicing Fees or the compensation payable to the Master Servicer, as applicable, on the Mortgage
Loans for such Distribution Date. No assurance can be given that the Servicing
Fees or master servicing compensation for any Distribution Date will be sufficient to cover Prepayment Interest Shortfalls for such Distribution Date.
We refer you to "Servicing of the Mortgage Loans--Servicing Compensation and
Payment of Expenses" in this prospectus supplement.

     If on any Distribution Date the Group I, Group II, Group III or Group IV
Available Funds is less than Accrued Certificate Interest on the related Senior
Certificates, the shortfall will be allocated among the holders of all classes of related Senior Certificates in proportion to the respective amounts of
Accrued Certificate Interest. In addition, the amount of any such interest shortfalls that are covered by Subordination (specifically, interest shortfalls not described in clauses (i) through (iii) in the third preceding paragraph)
will be unpaid Accrued Certificate Interest and will be distributable to Holders of the Certificates of such classes entitled to such amounts on subsequent
Distribution Dates, to the extent of available funds after interest distributions as required herein. Such shortfalls could occur, for example, if delinquencies on the Mortgage Loans were exceptionally high and were concentrated in a particular month and Advances by the related Servicer or the
Master Servicer, as the case may be, did not cover the shortfall. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the related
Servicer or the master servicing compensation of the Master Servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments.

     The "Pass-Through Rate" on the Class I-A Certificates for each Distribution
Date will be a per annum rate equal to the weighted average of the Net Mortgage
Rates on the Group I Mortgage Loans. The pass-through rate with respect to the first Interest Accrual Period is expected to be approximately 4.8576% per annum.

     The "Pass-Through Rate" on the Class II-A-1 Certificates for each
Distribution Date will be a per annum rate equal to the weighted average of the
Net Mortgage Rates on the Group II Mortgage Loans. The pass-through rate with respect to the first Interest Accrual Period is expected to be approximately
5.0336% per annum.

     The "Pass-Through Rate" on the Class II-A-2 Certificates for each
Distribution Date on or prior to the Group II Rate Change Date will be a per annum rate equal to lesser of (A) 4.4589% and (B) the weighted average of the
Net Mortgage Rates on the Group II Mortgage Loans. Beginning with the Interest
Accrual Period following the Interest Accrual Period for the Group II Rate
Change Date and thereafter, the Pass-Through Rate on the Class II-A-2
Certificates will be a per annum rate equal to the weighted average of the Net
Mortgage Rates on the Group II Mortgage Loans. The "Group II Rate Change Date"
is the Distribution Date in March 2010.

     The Pass-Through Rate on the Class II-A-IO Certificates on each distribution date will be a per annum rate equal to the excess, if any, of (A)
the weighted average of the net mortgage rates on the Group II mortgage loans, over (B) the Pass-Through Rate on the Class II-A-2 Certificates. The Class
II-A-IO Certificates will accrue interest on or prior to the Group II Rate
Change Date based on a Notional Amount equal to the principal balance of the
Class II-A-2 Certificates. Following the Group II Rate Change Date, the notional balance of the Class II-A-IO Certificates will equal zero. The pass-through rate with respect to the first Interest Accrual Period is expected to be approximately 0.5747% per annum.

     The "Pass-Through Rate" on the Class III-A Certificates for each
Distribution Date will be a per annum rate equal to the weighted average of the
Net Mortgage Rates on the Group III Mortgage Loans.

                                      S-67

The pass-through rate with respect to the first Interest Accrual Period is expected to be approximately 5.0093% per annum.

     The "Pass-Through Rate" on the Class IV-A Certificates for each
Distribution Date will be a per annum rate equal to the weighted average of the
Net Mortgage Rates on the Group IV Mortgage Loans. The pass-through rate with respect to the first Interest Accrual Period is expected to be approximately
5.3930% per annum.

     The "Pass-Through Rate" on each Class of Class M Certificates and Class B
Certificates will equal the weighted average of the Net Mortgage Rates of each loan group, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of each Loan Group, the aggregate Class Certificate Balance of the related Senior Certificates (other than the Class II-A-IO Certificates). The pass-through rate with respect to the first Interest Accrual Period is expected to be approximately 4.9745% per annum.

     The "Net Mortgage Rate" on each Mortgage Loan is equal to the related
Mortgage Rate minus the Servicing Fee Rate.

     The "Interest Accrual Period" for each of the Certificates is the calendar month preceding the month in which the Distribution Date occurs.

     As described herein, the Accrued Certificate Interest allocable to each
Class of Certificates is based on the Class Certificate Balance thereof or, in the case of the Class II-A-IO Certificates, on its Notional Amount. The "Class
Certificate Balance" of any Certificate as of any date of determination is equal to the initial Class Certificate Balance thereof, reduced by the aggregate of
(a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Class Certificate Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein, provided that, after the Class Certificate Balances of the Class B Certificates have been reduced to zero, the Class Certificate
Balance of any Certificate of the Class of Class M Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby times the excess, if any, of (a) the then aggregate Stated Principal
Balance of all of the Mortgage Loans over (b) the then aggregate Class
Certificate Balance of all other classes of Certificates then outstanding. The
"Notional Amount" of the Class II-A-IO Certificates as of any Distribution Date
on or prior to the Group II Rate Change Date is equal to the principal balance of the Class II-A-2 Certificates. The "Notional Amount" of the Class II-A-IO
Certificates as of any Distribution Date following the Group II Rate Change Date is equal to zero. References to the Notional Amount of the Class II-A-IO
Certificates are solely for convenience in certain calculations and do not represent the right to receive any distributions allocable to principal.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     Except as provided below, holders of the Senior Certificates (other than the Class II-A-IO Certificates, which are not entitled to receive any principal distributions) will be entitled to receive on each Distribution Date, in the priority set forth herein and to the extent of the portion of the Group I, Group
II, Group III and Group IV Available Funds remaining after the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related
Senior Certificates for such Distribution Date is distributed, a distribution allocable to principal equal to the sum of the following:

     (i) the product of (A) the then-applicable related Senior Percentage and
(B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related Loan Group due on the related Due Date, whether or not received on or prior to the

                                      S-68

related Determination Date, less the principal portion of Debt Service
Reductions, as defined below, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

               (2) the principal portion of all proceeds of the repurchase of a
Mortgage Loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the
Agreement or the related servicing agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections
(including Subsequent Recoveries (as defined below)) received during the preceding calendar month on the Mortgage Loans in the related Loan Group (other than full and partial prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a
Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

     (ii) in connection with the Final Disposition of a Mortgage Loan in the related Loan Group (x) that occurred in the preceding calendar month and (y)
that did not result in any Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable related Senior Percentage of the Stated Principal
Balance of such Mortgage Loan and (b) the then-applicable related Senior
Accelerated Distribution Percentage (as defined below) of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

     (iii) the then-applicable related Senior Accelerated Distribution
Percentage of the aggregate of all full and partial prepayments made by the respective Mortgagors of the Mortgage Loans in the related Loan Group during the preceding calendar month; and

     (iv) any amounts allocable to principal for any previous Distribution Date on the Mortgage Loans in the related Loan Group (calculated pursuant to clauses
(i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the
Class M Certificates or Class B Certificates.

     With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the immediately preceding paragraph to the extent related to the Group I, Group II, Group III and Group IV Mortgage Loans is
hereinafter referred to as the "Group I Senior Principal Distribution Amount",
"Group II Senior Principal Distribution Amount", "Group III Senior Principal
Distribution Amount"and "Group IV Senior Principal Distribution Amount (each, a
"Senior Principal Distribution Amount"), respectively.

     A "Final Disposition" of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all
Insurance Proceeds and Liquidation Proceeds and other payments or cash recoveries which the related Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan. "Insurance Proceeds" are amounts paid by the insurer under any insurance policy covering any Mortgage
Loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note or security instrument and other than amounts used to repair or restore the mortgaged property or to reimburse insured expenses. "Liquidation Proceeds" means cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

     "Subsequent Recoveries" means any amount recovered by a Servicer or the
Master Servicer (net of reimbursable expenses) with respect to a Liquidated
Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such mortgage loan.

                                      S-69

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the
Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such
Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of
Certificates on or before the date of determination.

     The "Group I Senior Percentage", "Group II Senior Percentage", "Group III
Senior Percentage and "Group IV Senior Percentage" (each, a "Senior Percentage")
which initially will equal approximately 95.00%, 95.00%, 95.00% and 95.00%, respectively, and will in no event exceed 100%, will be recalculated for each
Distribution Date to be the percentage equal to the aggregate Class Certificate
Balance of the related Senior Certificates (other than the Class II-A-IO
Certificates) outstanding immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans in the
related Loan Group immediately prior to such Distribution Date. The "Group I
Subordinate Percentage", "Group II Subordinate Percentage", "Group III
Subordinate Percentage" and "Group IV Subordinate Percentage" (each, a
"Subordinate Percentage") as of any date of determination is equal to 100% minus the related Senior Percentage as of such date.

     The "Group I Senior Accelerated Distribution Percentage", "Group II Senior
Accelerated Distribution Percentage", "Group III Senior Accelerated Distribution
Percentage" and "Group IV Senior Accelerated Distribution Percentage" (each, a
"Senior Accelerated Distribution Percentage") for any Distribution Date
occurring prior to the Distribution Date in June 2012 will equal 100%. The
Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first seven years following the Closing Date will be as follows:

          (i) for any Distribution Date during the eighth year after the Closing
Date, the related Senior Percentage for such Distribution Date plus 70% of the related Subordinate Percentage for such Distribution Date;

          (ii) for any Distribution Date during the ninth year after the Closing
Date, the related Senior Percentage for such Distribution Date plus 60% of the related Subordinate Percentage for such Distribution Date;

          (iii) for any Distribution Date during the tenth year after the
Closing Date, the related Senior Percentage for such Distribution Date plus 40%
of the related Subordinate Percentage for such Distribution Date;

          (iv) for any Distribution Date during the eleventh year after the
Closing Date, the related Senior Percentage for such Distribution Date plus 20%
of the related Subordinate Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the related Senior
Percentage for such Distribution Date.

     If on any such Distribution Date the Group I, Group II, Group III and Group
IV Senior Percentage exceeds the initial Group I, Group II, Group III and Group
IV Senior Percentage, respectively, the related Senior Accelerated Distribution
Percentage for such Distribution Date will once again equal 100%.

     Any scheduled reduction to the Group I, Group II, Group III and Group IV
Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless either:

          (a)(i)(X) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or bankruptcy and such

                                      S-70

Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate outstanding Class Certificate Balance of the Class M Certificates
and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all
Mortgage Loans averaged over the last six months, does not exceed 2%, and

          (ii) Realized Losses on the Mortgage Loans to date for such
Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date, are less than 30%,
35%, 40%, 45% or 50%, respectively, of the sum of the initial Class Certificate
Balances of the Class M Certificates and Class B Certificates; or

          (b)(i) the outstanding principal balance of Mortgage Loans delinquent
60 days or more (including for this purpose any such Mortgage Loans in foreclosure or bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4%, and

          (ii) Realized Losses on the Mortgage Loans to date for such
Distribution Date, if occurring during the eighth, ninth, tenth, eleventh or twelfth year (or any year thereafter) after the Closing Date, are less than 10%,
15%, 20%, 25% or 30%, respectively, of the sum of the initial Class Certificate
Balances of the Class M Certificates and Class B Certificates.

     In addition, on any Distribution Date on or after the Distribution Date occurring in June 2008, if the current weighted average of the Subordinate
Percentages is equal to or greater than two times the initial weighted average of the Subordinate Percentages, and (a) the outstanding principal balance of the
Mortgage Loans delinquent 60 days or more (including for this purpose any such
Mortgage Loans in foreclosure or bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the Subordinate Percentage for that Distribution Date times the aggregate Stated Principal Balance of the
Mortgage Loans, does not exceed 50% and (b) cumulative Realized Losses on the
Mortgage Loans do not exceed 20% of the initial Subordinate Percentage times the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date,
then, in each case, the related Senior Accelerated Distribution Percentage for such Distribution Date will equal the related Senior Percentage (such test, the
"Two-Times Test").

     Notwithstanding the foregoing, upon reduction of the Class Certificate
Balances of the Senior Certificates to zero, the Senior Accelerated Distribution
Percentage will equal 0%.

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

     Holders of each Class of the Class M Certificates and Class B Certificates
will be entitled to receive on each Distribution Date, a distribution allocable to principal in the sum of the following (as determined with respect to each class of Class M Certificates, or Class B Certificates, the related "Subordinate
Principal Distribution Amount"):

          (i) such Class's pro rata share, based on the Class Certificate
     Balance of each Class of the Class M Certificates and Class B Certificates
     of the following amounts (to the extent not otherwise payable to the Senior
     Certificates):

               (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions which together with other
          Bankruptcy Losses are in excess of the Bankruptcy Amount;

                                      S-71

               (2) the principal portion of all proceeds of the repurchase of a
          Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement or the related servicing agreement during the preceding calendar month;
          and

               (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

          (ii) such Class's pro rata share, based on the Class Certificate
     Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final
     Disposition of a Mortgage Loan (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard
     Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary
     Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

          (iii) the portion of full and partial Mortgagor prepayments made by the respective Mortgagors during the preceding calendar month allocable to such Class of Class M Certificates or Class B Certificates as described below; and

          (iv) any amounts allocable to principal for any previous Distribution
     Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to
     Realized Losses which were allocated to any Class of Class M Certificates or Class B Certificates with a lower payment priority.

     References herein to "payment priority" of the Class M Certificates or
Class B Certificates refer to a payment priority among such classes as follows:
first, to the Class M-1 Certificates; second, to the Class M-2 Certificates;
third, to the Class M-3 Certificates; fourth, to the Class B-1 Certificates;
fifth, to the Class B-2 Certificates; and sixth, to the Class B-3 Certificates.

     As to each Class of Class M Certificates and Class B Certificates, on any
Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Class Certificate Balance of the Class B-3 Certificates has been reduced to zero, on any Distribution
Date, with respect to the Class of Class M Certificates or Class B Certificates
outstanding on such Distribution Date with the lowest payment priority, Accrued
Certificate Interest thereon remaining unpaid from any previous Distribution
Date (except in the limited circumstances provided in the Agreement) will not be distributable.

     All Mortgagor prepayments not otherwise distributable to the Senior
Certificates will be allocated on a pro rata basis among the Class of Class M
Certificates and Class B Certificates with the highest payment priority then outstanding and each other Class of Class M Certificates and Class B
Certificates for which certain loss levels established for such Class in the
Agreement have not been exceeded. The related loss level on any Distribution
Date would be satisfied as to any Class M or Class B Certificates, respectively, only if the sum of the current percentage interests in the Mortgage Pool evidenced by such Class and each Class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Mortgage Pool evidenced by such Class and each Class, if any, subordinate thereto.

     The Class M-1, Class M-2 and Class M-3 Percentages, which initially will equal approximately 2.20%, 1.00% and 0.55%, respectively, and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the Class Certificate Balance of the related Class of Class

                                      S-72

M Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

     As stated above under "--Principal Distributions on the Senior
Certificates," on each Distribution Date prior to June 2012, each Senior
Accelerated Distribution Percentage will be 100% (unless the Class Certificate
Balances of the related Senior Certificates are reduced to zero before the end of such period or if the related Two-Times Test is satisfied), and will thereafter equal 100% whenever the related Senior Percentage exceeds the initial related Senior Percentage. Furthermore, as set forth herein, each Senior
Accelerated Distribution Percentage will exceed the related Senior Percentage during the eighth through eleventh years following the Closing Date, unless the related Two-Times Test is satisfied. Scheduled reductions to each Senior
Accelerated Distribution Percentage are subject to postponement based on the loss and delinquency experience of the Mortgage Loans. Accordingly, the Class M
Certificates and Class B Certificates will not be entitled to any prepayments for at least the first seven years after the Closing Date (unless the Class
Certificate Balances of the Senior Certificates have been reduced to zero before the end of such period or if the related Two-Times Test is satisfied), and may receive no prepayments or a disproportionately small portion of prepayments relative to the related Class M Percentage or Class B Percentage during certain periods thereafter. We refer you to "--Principal Distributions on the Senior
Certificates" in this prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

     The Subordination provided to the Senior Certificates by the Class B
Certificates and Class M Certificates and the Subordination provided to each
Class of Class M Certificates by the Class B Certificates and by any Class of
Class M Certificates subordinate thereto will cover Realized Losses on the
Mortgage Loans that are losses on Liquidated Mortgage Loans, Fraud Losses,
Bankruptcy Losses and Special Hazard Losses (each as defined herein). Any such
Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses will be allocated sequentially as follows: first, to the Class B-3 Certificates, Class B-2 Certificates and
Class B-1 Certificates; second, to the Class M-3 Certificates; third, to the
Class M-2 Certificates; and fourth, to the Class M-1 Certificates, in each case until the Class Certificate Balance of such Class of Certificates has been reduced to zero. Commencing on the Credit Support Depletion Date, such Realized
Losses will be allocated among the Senior Certificates as follows:

          first, if the Realized Loss occurs on a Mortgage Loan in a Loan Group where the aggregate Stated Principal Balance of the Mortgage Loans in such
     Loan Group is greater than the aggregate Class Certificate Balance of the related Senior Certificates, the Realized Loss will be allocated to any
     Senior Certificates related to a Loan Group where the aggregate Stated
     Principal Balance of the Mortgage Loans in such Loan Group is less than the aggregate Class Certificate Balance of the related Senior Certificates (any such amount, the "Deficiency Amount"), pro rata, based on the respective
     Deficiency Amount, in each case until the amount by which the aggregate
     Stated Principal Balance of the Mortgage Loans in the Loan Group in which the Realized Loss occurs exceeds the aggregate Class Certificate Balance of the related Senior Certificates until the Class Certificate Balances of such Senior Certificates have been reduced to zero; and

          second, to the Senior Certificates related to the Loan Group in which the Realized Loss occurred, until the Class Certificate Balances thereof have been reduced to zero.

     Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Certificate will be made by reducing the Class Certificate Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the
Class Certificate Balance of such Class has been reduced to zero, and the
Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Class M
Certificate or Class B Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under "--Principal Distributions on the Senior

                                      S-73

Certificates" and any Class of Class M Certificates or Class B Certificates with a higher payment priority.

     As used herein, "Fraud Losses" means losses sustained on a Liquidated
Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. "Liquidated Mortgage Loan" means any defaulted Mortgage Loan as to which the related Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered. As used herein, "Bankruptcy Losses" means any Debt Service Reductions or Deficient
Valuations. "Debt Service Reduction" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. "Deficient Valuation" means, with respect to any Mortgage Loan, a valuation of the mortgaged property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the
Mortgage Loan, which valuation results from a proceeding initiated under the
Bankruptcy Code or any other similar state law or other proceeding.

     As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     Allocations of the principal portion of Debt Service Reductions to the
Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Funds as described herein, which distributions shall be made first to the Senior Certificates, second to the Class M
Certificates in the order of their payment priority and third to the Class B
Certificates in the order of their payment priority. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt
Service Reductions will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders, the Class M Certificateholders or the Class B
Certificateholders, as applicable. The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of Certificates subordinate thereto. Accordingly, the Subordination provided to the Senior Certificates and to each Class of Class M Certificates and Class B Certificates by the respective
Classes of Certificates subordinate thereto with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the
Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining Mortgage Loans. Thus, the Senior Certificates will bear the entire amount of losses that are not allocated to the Class M
Certificates and Class B Certificates, which losses will be allocated among all
Classes of Senior Certificates as described herein.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
Losses, Extraordinary Losses or other losses on the Mortgage Loans of a type not covered by Subordination will be allocated on a pro rata basis among the
Certificates (any such Realized Losses so allocated to the Certificates will be allocated without priority among the various Classes of Certificates). An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of
Certificates means an allocation to each such Class of Certificates on the basis of its then outstanding Class Certificate Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate
Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the
Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related
Servicer or the Master Servicer for Advances and expenses, including attorneys'
fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized

                                      S-74

and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses."

     In order to maximize the likelihood of distribution in full of interest and principal on the Senior Certificates, on each Distribution Date, holders of
Senior Certificates have a right to distributions of the related Group Available
Funds that is prior to the rights of the holders of the Class M Certificates and
Class B Certificates, to the extent necessary to pay interest and principal thereon. Similarly, holders of the Class M Certificates have a right to distributions of the remaining available funds with respect to the Mortgage
Loans prior to the rights of holders of the Class B Certificates, holders of any
Class of Class M Certificates with a higher payment priority have a right to distributions of the remaining available funds with respect to the Mortgage
Loans prior to the rights of holders of any Class of Class M Certificates with a lower payment priority, and holders of any Class of Class B Certificates with a higher payment priority have a right to distributions of the remaining available funds prior to the rights of holders of any Class of Class B Certificates with a lower payment priority.

     The application of each Senior Accelerated Distribution Percentage (when it exceeds the related Senior Percentage) to determine the related Senior Principal
Distribution Amount will accelerate the amortization of the related Senior
Certificates relative to the actual amortization of the related Mortgage Loans.
To the extent that the Senior Certificates are amortized faster than the related
Mortgage Loans, in the absence of offsetting Realized Losses allocated to the
Class M Certificates and Class B Certificates, the percentage interest evidenced by such Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Class
M Certificates and Class B Certificates), thereby increasing, relative to their respective Class Certificate Balances, the Subordination afforded such Senior
Certificates by the Class M Certificates and Class B Certificates collectively.
In addition, if losses on the Mortgage Loans exceed the amounts described above under "--Principal Distributions on the Senior Certificates" and unless the amount of subordination provided to the related group of Senior Certificates is at least twice the amount as of the Cut-off Date, a greater percentage of full and partial Mortgagor prepayments will be allocated to the Senior Certificates than would otherwise be the case, thereby accelerating the amortization of the
Senior Certificates relative to the Class M Certificates and Class B
Certificates.

     The priority of payments (including Mortgagor prepayments) among the Class
M Certificates and Class B Certificates, as described herein, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by the Class M Certificates or Class B
Certificates with a higher payment priority, thereby increasing, relative to its
Class Certificate Balance, the Subordination afforded to such Class of the Class
M Certificates by the Class B Certificates and any Class of Class M Certificates
or Class B Certificates with a lower payment priority.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through
Subordination shall initially be equal to approximately $5,020,995. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal approximately $5,020,995 less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment
Amount. The "Adjustment Amount" will be equal to an amount calculated pursuant to the terms of the Agreement. As used in this prospectus supplement, "Special
Hazard Losses" has the same meaning set forth in the Prospectus, except that
Special Hazard Losses will not include and the Subordination will not cover
Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the "Fraud Loss Amount") through Subordination shall initially be equal to approximately $15,062,985. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal: (X)
prior to the second anniversary of the Cut-off Date, (1) the lesser of (a) the
Fraud Loss Amount as of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the

                                      S-75

Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses as of the Cut-off Date up to such date of determination and (Y) from the third to the fifth anniversary of the Cut-off
Date, (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off
Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off
Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses (the "Bankruptcy Amount") through
Subordination will initially be equal to $185,209. As of any date of determination, the Bankruptcy Amount will equal $185,209 less the sum of any amounts allocated through subordination for such losses up to such date of determination.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the related Servicer has notified the Master Servicer and the Trustee in writing that the related Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related
Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable hazard insurance policy and any related escrow payments in respect of such
Mortgage Loan are being advanced on a current basis by the Servicer or the
Master Servicer.

                                      S-76

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date of each Class of Offered Certificates is set forth under "Summary of Prospectus Supplement." The Final Scheduled
Distribution Date is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. Since the rate of distributions in reduction of the Class Certificate Balance of each Class of Offered
Certificates (other than the Class II-A-IO Certificates) will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class
Certificate Balance of any such Class could be reduced to zero significantly earlier than the Final Scheduled Distribution Date. The rate of payments on the
Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage
Loans.

OPTIONAL CLEAN-UP CALL OF THE CERTIFICATES

     The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the
Certificates--Termination" in the Prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any
Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is 10%
or less of the aggregate principal balance of the Mortgage Loans as of the
Cut-off Date. In the event the Master Servicer exercises such option, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed. In the event the Master Servicer exercises such option, the portion of the purchase price allocable to the each Class of Offered Certificates will be, to the extent of available funds (i) 100% of the then outstanding Class
Certificate Balance thereof, plus (ii) one month's interest on the then outstanding Class Certificate Balance thereof at the then applicable
Pass-Through Rate, plus (iii) any previously accrued but unpaid interest thereon. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. We refer you to "Description of the Securities--Termination" in the accompanying Prospectus.

THE TRUSTEE

     Wachovia Bank, National Association will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be entitled to reimbursement for certain expenses and other amounts prior to payment of any amounts to
Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and for transfers and exchanges of the Certificates is located at
401 S. Tryon Street, 12th Floor, NC 1179, Charlotte, North Carolina 28288
(Attention: Merrill Lynch Mortgage Investors Trust Series MLMI 2005-A4) or at
such other addresses as the Trustee may designate from time to time.

                                      S-77

VOTING RIGHTS

     Certain actions specified in the Prospectus that may be taken by holders of
Certificates evidencing a specified percentage of all undivided interests in the
Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of Voting Rights. The percentage of the Voting Rights allocated among Holders of the Certificates (other than the Class II-A-IO Certificates and
Class R Certificates) will be 97.50% and the percentage of the Voting Rights allocated among Holders of the Class II-A-IO, Class R-I, Class R-II and Class
R-III Certificates will be 1.00%, 0.50%, 0.50% and 0.50%, respectively. The
Voting Rights allocated to each Class of Certificates will be allocated among all Holders of each such Class in proportion to the outstanding Class
Certificate Balance of such Certificates.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Wells Fargo Bank, N.A. ("Wells Fargo" or the "Master Servicer") will act as the master servicer of the mortgage loans pursuant to the pooling and servicing agreement, dated as of May 1, 2005 (the "Agreement"), among the depositor, the master servicer, the securities administrator and the trustee, a form of which is filed as an exhibit to the Registration Statement. Wells Fargo is a national banking association, with a master servicing office located at 9062 Old
Annapolis Road, Columbia, Maryland 21045-1951, Attn: Corporate Trust Services -
MLMI 2005-A4. Among other things, Wells Fargo is in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

     PHH Mortgage Corporation ("PHH"), Countrywide Home Loans Servicing LP
("Countrywide Servicing"), National City Mortgage Co. ("National City") and
Washington Mutual Bank (formerly known as Washington Mutual Bank, FA)
("Washington Mutual") are each referred to in this prospectus supplement as a
"Servicer."

PHH

     PHH Mortgage Corporation's ("PHH") executive offices are located at 3000
Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856)
917-6000. PHH Mortgage Corporation is a wholly-owned subsidiary of PHH
Corporation. As of March 31, 2005, PHH has provided servicing for approximately
$143.5 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

     The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by PHH as of the dates indicated. PHH's portfolio of mortgage loans in the aggregate may differ significantly from the Loans serviced by it in the mortgage pool in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the Loans in the mortgage pool will depend, among other things, upon the value of the real estate securing those Loans and the ability of borrowers to make required payments.

                                      S-78

            DELINQUENCY AND FORECLOSURE EXPERIENCE IN PHH'S PORTFOLIO
              OF ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS(1)



                                               AS OF DECEMBER 31, 2003   AS OF DECEMBER 31, 2004    AS OF MARCH 31, 2005
                                               -----------------------   -----------------------   ---------------------
                                                NUMBER OF   PRINCIPAL     NUMBER OF   PRINCIPAL    NUMBER OF   PRINCIPAL
                                                  LOANS      BALANCE        LOANS      BALANCE       LOANS      BALANCE
                                                ---------   ---------     ---------   ---------    ---------   ---------

Total Portfolio ............................     888,860    $136,427       906,954    $143,056      911,632    $143,493
                                                 =======    ========       =======    ========      =======    ========
Period of Delinquency(2)(3)
   30-59 days ..............................      20,075    $  2,383        19,503    $  2,463       15,366    $  1,915
      Percent Delinquent ...................         2.3%        1.7%          2.2%        1.7%         1.7%        1.3%
60-89 days .................................       3,896    $    398         4,174    $    457        2,852    $    317
Percent Delinquent .........................         0.4%        0.3%          0.5%        0.3%         0.3%        0.2%
90 days or more ............................       5,736    $    536         4,190    $    415        3,311    $    328
Percent Delinquent .........................         0.6%        0.4%          0.5%        0.3%         0.4%        0.2%
                                                 -------    --------       -------    --------      -------    --------
Total Delinquencies(4) .....................      29,707    $  3,317        27,867    $  3,335       21,529    $  2,560
                                                 =======    ========       =======    ========      =======    ========
Total Delinquencies by Percent
   of Total Portfolio ......................         3.3%        2.4%          3.1%        2.3%         2.4%        1.8%
Foreclosures, Bankruptcies or Real Estate
   Owned ...................................      10,120    $    950         8,902    $    849        8,934    $    858
Percent of Total Portfolio in
   Foreclosures, Bankruptcies or Real Estate
   Owned(5) ................................         1.1%        0.7%          1.0%        0.6%         1.0%        0.6%


----------
(1) This table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Bankruptcies are included in the delinquency calculations and also in the
"Foreclosure, Bankruptcies or Real Estate Owned" category. The Foreclosures and
Real Estate Owned categories are excluded from the delinquency calculations.

(4) Entries may not add up to total due to rounding.

(5) Percentages stated are of the total servicing portfolio.

     While the above foreclosure and delinquency experience is typical of PHH's recent experience, there can be no assurance that experience on the Loans will be similar. As a result of the rapid growth experienced by PHH, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Loans. The statistical data in the table is based on all of the loans in PHH's servicing portfolio. The Loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in PHH's servicing portfolio.

     Recent Developments. On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH
Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

Countrywide Servicing

     The principal executive offices of Countrywide Home Loans Servicing LP
(referred to herein as Countrywide Servicing) are located at 7105 Corporate
Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans,
Inc., a New York corporation (referred to herein as Countrywide Home Loans).
Countrywide Home Loans is a direct

                                      S-79

wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation
(referred to herein as Countrywide Home Loans). Countrywide Home Loans is a
direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation (referred to herein as Countrywide Financial). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a
99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by
CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to
Countrywide Servicing upon sale or securitization of the related mortgage loans.
Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.
References in the remainder of this section Countrywide Home Loans should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae,
Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of March 31, 2005 Countrywide Servicing had a net worth of approximately $13.2 billion.

     Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by
Countrywide Home Loans and securitized by certain affiliates of Countrywide Home
Loans in transactions that were registered with the Securities and Exchange
Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative

                                      S-80

lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                  FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE



                            AT FEBRUARY 28,                        AT DECEMBER 31,                        AT MARCH 31,
                            ---------------   --------------------------------------------------------   --------------
                                 2001             2001          2002           2003           2004            2005
                            ---------------   -----------   ------------   ------------   ------------   --------------
                                     (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)

Volume of Loans(1).......    $21,250,550      $25,658,250   $ 33,455,108   $ 47,663,628   $72,859,061    $  103,460,609
Delinquent Mortgage Loans
and Pending Foreclosures
at Period End
   30-59 days............        1.61%           1.89%          2.11%          1.80%          2.08%          1.99%
   60-89 days............        0.28%           0.39%          0.53%          0.43%          0.58%          0.54%
   90 days or more
   (excluding pending
   foreclosures).........        0.14%           0.23%          0.35%          0.31%          0.65%          0.69%
Total of delinquencies...        2.03%           2.50%          2.99%          2.53%          3.30%          3.22%
Foreclosures pending.....        0.27%           0.31%          0.31%          0.31%          0.30%          0.28%
Total delinquencies and
Foreclosures pending.....        2.30%           2.82%          3.31%          2.84%          3.61%          3.50%
Losses on liquidated
loans(2).................     $(2,988,604)    $(5,677,141)  $(10,788,657)  $(16,159,208)  $(24,758,566)  $(7,471,333.53)


----------
(1)  "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)  "Losses on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on
     December 31, 2001, (iii) the years ended on December 31, 2002, December 31,
     2003 and December 31, 2004, respectively, and (iv) the 3-month period ending on March 31, 2005.

                                      S-81

SERVICING AND COLLECTION PROCEDURES

     The Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the servicing agreements.
Consistent with the foregoing, the Servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied, any term of any
Mortgage Loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

     If a mortgaged property has been or is about to be conveyed by the mortgagor and the related Servicer has knowledge thereof, the related Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related Servicer in some cases with the prior consent of the Trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, we refer you to "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale
Clauses" in the Prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

     The Servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts. Each servicing account and the investment of deposits therein shall comply with the requirements of the related servicing agreement and shall meet the requirements of the rating agencies. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related servicing agreement. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related
Servicer or Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related servicing agreement.

     The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreement.

HAZARD INSURANCE

     The Servicers will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the related servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the Mortgage Loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the

                                      S-82

Mortgage Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the related Servicer will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

     The Servicers, on behalf of the Trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a protected account. The Servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicers will take such action either as each such Servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicers with respect to defaulted Mortgage
Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the

                                      S-83

related servicing agreement, the related Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The related Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

     Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each Servicer will be entitled to receive a fee as compensation for its activities under the related servicing agreement. Each Servicer will be entitled to a Servicing Fee equal to the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan serviced by such entity as of the Due Date in the month preceding the month in which such Distribution Date occurs. The Servicing Fee Rate will be a fixed rate on each Mortgage Loan, ranging from 0.250% to 0.500% per annum of the Stated Principal Balance of the
Mortgage Loan. As of the Cut-off Date, the weighted average Servicing Fee Rate is approximately 0.252%, 0.352%, 0.346% and 0.250% with respect to the Group I,
Group II, Group III and Group IV Mortgage Loans, respectively, and 0.303% with respect to the Mortgage Loans in the aggregate. As additional servicing compensation, the related Servicer is entitled to retain all assumption fees, late payment charges and other fees and charges (other than prepayment penalties) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the protected account and any servicing accounts. The related Servicer will be obligated to offset any Prepayment
Interest Shortfall resulting from a prepayment in full on any Distribution Date to the extent of the Servicing Fee for such Distribution Date. In addition,
National City, PHH and Countrywide will be obligated to offset any Prepayment
Interest Shortfall resulting from a prepayment in part on any Distribution Date
(payments made by the related Servicer in satisfaction of such obligation, together with the payments made by the related Servicer to offset shortfalls resulting from prepayments in full, "Compensating Interest") to the extent of the Servicing Fee for such Distribution Date. The Master Servicer will be obligated to make such Compensating Interest payments in the event that the related Servicer is required to and fails to do so. The related Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans serviced by such entity and incurred by the related Servicer in connection with its responsibilities with respect to the related Mortgage Loans and is entitled to reimbursement therefor as provided in the related servicing agreement.

PROTECTED ACCOUNTS

     The Servicers will establish and maintain one or more custodial accounts
(referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any Mortgage Loans, including principal prepayments, insurance proceeds, liquidation proceeds, the repurchase price for any Mortgage Loans repurchased, and advances made from the related Servicer's own funds, less the applicable Servicing Fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the related servicing agreement and shall meet the requirements of the rating agencies.

     On the date specified in the applicable servicing agreement, the related
Servicer will withdraw from its protected account amounts on deposit therein and will remit them to the Master Servicer for deposit in the Master Servicer
Collection Account.

                                      S-84

THE MASTER SERVICER COLLECTION ACCOUNT

     The Master Servicer shall establish and maintain in the name of the
Trustee, for the benefit of the certificateholders, an account (the "Master
Servicer Collection Account") into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the rating agencies. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master
Servicer Collection Account. The Master Servicer will deposit in the Master
Servicer Collection Account, as received, the following amounts:

          (i) Any amounts withdrawn from a protected account or other permitted account;

          (ii) Any advance and Compensating Interest payments;

          (iii) Any Insurance Proceeds or Liquidation Proceeds received by the
     Master Servicer which were not deposited in a protected account or other permitted account;

          (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

          (v) Any amounts required to be deposited with respect to losses on permitted investments; and

          (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer
     Collection Account pursuant to the Agreement.

DISTRIBUTION ACCOUNT

     The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which on the day prior to each Distribution Date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer
Collection Account. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement.
The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such permitted investments selected by the Master
Servicer as set forth in the Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

     On each Distribution Date, the Trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the
Certificates-- Distributions on the Certificates" in this prospectus supplement.
The Trustee and the Securities Administrator will be entitled to compensation for their services under the Agreement which shall be paid by the Master
Servicer. The Trustee and the Securities Administrator will also be entitled to be reimbursed for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Agreement prior to the distribution of the available funds.

                                      S-85

EVENTS OF DEFAULT

     "Events of Default" under the Agreement consist of (i) failure by the
Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement, and such failure continues unremedied for three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

     In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof.

     Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the
Mortgage Loans) shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the
Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the prior Master
Servicer. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the
Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie
Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the
Agreement. Pending appointment of a successor to the Master Servicer under the
Agreement, the Trustee shall act in such capacity as provided under the
Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on
Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted

                                      S-86

the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

MONTHLY ADVANCES

     If the scheduled payment on a Mortgage Loan which was due on a related Due
Date is delinquent other than for certain reasons as set forth in the applicable servicing agreement as a result of application of the Relief Act, the related
Servicer will remit to the Master Servicer for deposit in the Master Servicer
Collection Account within the number of days prior to the related Distribution
Date set forth in the related servicing agreement an amount equal to such delinquency, net of the related Servicing Fee Rate except to the extent the related Servicer determines any such advance to be nonrecoverable from
Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage
Loan for which such advance was made. Subject to the foregoing and if specified in the related servicing agreement, advances will be made by the related
Servicer until the liquidation of the related mortgaged property. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related servicing agreement would constitute an event of default under such agreements. Such event of default by the related Servicer shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an event of default under the Agreement, in which case the Trustee would be required to make the advance.

                            YIELD ON THE CERTIFICATES

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     The amount of interest otherwise payable to holders of the Offered
Certificates will be reduced by any interest shortfalls to the extent not covered by Subordination or the related Servicer or the Master Servicer, including Prepayment Interest Shortfalls and, in the case of each class of the
Class M Certificates and Class B Certificates, the interest portions of Realized
Losses allocated solely to that Class of Certificates. These shortfalls will not be offset by a reduction in the Servicing Fees payable to the related Servicer and the compensation payable to the Master Servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest
Shortfalls. We refer you to "Yield Considerations" in the Prospectus and
"Description of the Certificates--Distributions of Interest" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Offered Certificates and possible shortfalls in the collection of interest.

     The yield to investors in the Offered Certificates will be affected by
Prepayment Interest Shortfalls allocable thereto in the month preceding any
Distribution Date to the extent that those shortfalls exceed the amount offset by the related Servicer or the Master Servicer. We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement. In addition, the application of the Relief Act to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer or the Master Servicer to collect full amounts of interest on such Mortgage
Loan. The effect of any shortfalls resulting from the application of the Relief
Act, will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. We refer you to "Certain Legal
Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the
Prospectus.

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate

                                      S-87

and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans as the same change to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon
(including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Seller). The Mortgage Loans generally may be prepaid by the mortgagors at any time. In addition, the
Mortgage Loans are assumable in connection with the conveyance of the related
Mortgaged Property by persons who meet the then current credit standards of the related Servicer for mortgage loans similar to the Mortgage Loans.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the Holders of the related Offered
Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. We refer you to
"Yield Considerations" in the Prospectus. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.
The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which such
Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans.
Further, in the case of Offered Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Offered
Certificates purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the yield to maturity of an investor in the Offered Certificates. As a result, the effect on an investor's yield of principal payments occurring on the
Mortgage Loans at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered
Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the
Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the
Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage
Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The existence of the Periodic Rate Cap, Maximum Mortgage Rates and
Minimum Mortgage Rates also may affect the prepayment experience on the Mortgage
Loans. There can be no certainty as to the rate of prepayments on the Mortgage
Loans during any period or over the life of the Certificates. We refer you to
"Yield Considerations" in the accompanying prospectus.

                                      S-88

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan than on mortgage loans used to purchase a home. In the event of a mortgagor's default on a
Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

     Some of the Mortgage Loans provide for payment of interest only for an initial period of three, five, seven or ten years following the origination of such Mortgage Loan. After this interest-only period, the monthly payment with respect to each such Mortgage Loan will be increased to an amount sufficient to fully amortize the principal balance of such Mortgage Loan over the remaining term and to pay interest at the Mortgage Rate. The failure of such Mortgage
Loans to amortize during the interest-only period may extend the weighted average lives of the Offered Certificates. In addition, borrowers may view the absence of any obligation to make a payment of principal during the first three, five, seven or ten years of the term of the related Mortgage Loan as a disincentive to prepayment of such Mortgage Loan. To the extent that a recalculated monthly payment as described above is substantially in excess of a borrower's previous monthly payment providing solely for the payment of interest, such loan may be subject to an increased risk of delinquency and loss.

THE SUBORDINATE CERTIFICATES

     The weighted average lives of, and the yields to maturity on, the Class M
Certificates, in increasing order of their numerical Class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Class M Certificate, the actual yield to maturity of such
Certificate may be lower than the yield expected by such Holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable Class of Class M
Certificates (and if the Class M Certificates are no longer outstanding, will reduce the Class Certificate Balance of the Senior Certificates), without the receipt of cash attributable to such reduction. As a result of such reductions, less interest will accrue on such Class of Class M Certificates (or Senior
Certificates) than otherwise would be the case.

     After the Class Certificate Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the Class of Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount of losses that are covered by Subordination will be allocated to such Class of
Class M Certificates. Furthermore, because principal distributions are paid to certain Classes of Senior Certificates and Class M Certificates before other
Classes, holders of Classes having a later priority of payment bear a greater risk of losses than holders of Classes having earlier priorities for distribution of principal.

WEIGHTED AVERAGE LIVES

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the
Offered Certificates will be influenced by the rate at which principal on the
Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

                                      S-89

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate model ("CPR"). The Constant Prepayment Rate model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume
25% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

     The tables following the next paragraph indicate the percentage of the initial Class Certificate Balance of each Class of Offered Certificates (other than the Class II-A-IO Certificates) that would be outstanding after each of the distribution dates shown at various percentages of CPR and the corresponding weighted average lives. The tables are based on the following assumptions (the
"Modeling Assumptions"): (i) the Mortgage Pool consists of hypothetical Mortgage
Loans with the characteristics set forth in the table below, (ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in June 2005, (iii) the hypothetical Mortgage Loans prepay at the percentages of CPR indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the hypothetical Mortgage
Loans and no shortfalls due to the application of the Relief Act are incurred,
(v) Neither the Seller nor any other person purchases from the Trust Fund any hypothetical Mortgage Loan pursuant to any obligation or option under the
Agreement or any other agreement, (vi) scheduled monthly payments on the hypothetical Mortgage Loans are received on the first day of each month commencing in June 2005, (vii) prepayments representing payment in full of individual hypothetical Mortgage Loans are received on the last day of each month commencing in May 2005, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each hypothetical Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to maturity and remaining term to maturity such that the hypothetical Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such
Mortgage Loan by its remaining term to maturity (taking into account any interest-only period), (ix) the Certificates are purchased on June 3, 2005, (x)
the Index remains constant at 3.48875% per annum for Six-Month LIBOR ("6MoL"),
3.73413% per annum for One-Year LIBOR ("1YL") and 3.31000% per annum for One
Year Treasury ("1CMT") and the Mortgage Rate on each hypothetical Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the related Index plus, in the case of Six-Month LIBOR,
One-Year LIBOR and One Year Treasury Index, the applicable Gross Margin, subject to the applicable Periodic Rate Cap, Minimum Mortgage Rate and Maximum Mortgage
Rate, (xi) for the 6MoL, 1YL and 1CMT hypothetical Mortgage Loans, the mortgage rate and scheduled monthly payment adjust semi-annually or yearly, as applicable, (xii) the monthly payment on each hypothetical Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above, (xiii) the Minimum Mortgage Rate is equal to the Gross Margin and (xiv) the hypothetical Mortgage Loans do not have
Net Mortgage Rate caps.

                                      S-90

                       HYPOTHETICAL GROUP I MORTGAGE LOANS



                                                              REMAINING
                                                               INTEREST
 CUT-OFF DATE      GROSS       NET     ORIGINAL   REMAINING      ONLY      GROSS    MAXIMUM
   PRINCIPAL     MORTGAGE   MORTGAGE     TERM        TERM       PERIOD    MARGIN   MORTGAGE
  BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    (MONTHS)     (%)    RATE (%)
--------------   --------   --------   --------   ---------   ---------   ------   --------

 14,977,989.38     5.048      4.798       360        357           0       2.250    11.048
123,057,727.34     5.303      5.053       360        358          34       2.252    11.303
  3,482,620.21     4.193      3.831       360        347           0       2.750     9.298
  1,502,084.00     4.766      4.516       360        351           0       2.250     9.766
 51,639,014.00     4.722      4.472       360        352          28       2.250     9.722
 24,013,973.00     5.143      4.893       360        357         117       2.250    10.143

                                                    MONTHS TO
                                                       NEXT
                             INITIAL   SUBSEQUENT    INTEREST       RATE
 CUT-OFF DATE     MINIMUM   PERIODIC    PERIODIC    ADJUSTMENT   ADJUSTMENT
   PRINCIPAL     MORTGAGE     RATE      RATE CAP       DATE       FREQUENCY        INDEX
  BALANCE ($)    RATE (%)    CAP (%)       (%)       (MONTHS)     (MONTHS)          TYPE
--------------   --------   --------   ----------   ----------   ----------   ---------------

 14,977,989.38     2.250      2.000       2.000         33           12          1 Year LIBOR
123,057,727.34     2.252      2.000       2.000         34           12          1 Year LIBOR
  3,482,620.21     2.750      2.000       2.000         23           12       1 Year Treasury
  1,502,084.00     2.250      3.000       1.000         27            6         6 Month LIBOR
 51,639,014.00     2.250      3.000       1.000         28            6         6 Month LIBOR
 24,013,973.00     2.250      3.000       1.000         33            6         6 Month LIBOR


                                      S-91

                      HYPOTHETICAL GROUP II MORTGAGE LOANS



                                                              REMAINING
                                                               INTEREST
 CUT-OFF DATE      GROSS       NET     ORIGINAL   REMAINING      ONLY      GROSS    MAXIMUM
   PRINCIPAL     MORTGAGE   MORTGAGE     TERM        TERM       PERIOD    MARGIN   MORTGAGE
  BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    (MONTHS)     (%)    RATE (%)
--------------   --------   --------   --------   ---------   ---------   ------   --------

 35,761,941.54     5.356      4.979       360        358            0      2.256     10.356
157,743,777.38     5.469      5.099       360        358           58      2.250     10.469
  6,072,848.71     4.721      4.346       360        349           49      2.750      9.721
    857,235.00     5.243      4.993       360        355            0      2.250     10.243
 14,554,342.00     4.938      4.688       360        349           49      2.250      9.938
 23,343,341.00     5.321      5.071       360        358          118      2.250     10.321

                                                    MONTHS TO
                                                       NEXT
                             INITIAL   SUBSEQUENT    INTEREST       RATE
 CUT-OFF DATE     MINIMUM   PERIODIC    PERIODIC    ADJUSTMENT   ADJUSTMENT
   PRINCIPAL     MORTGAGE     RATE      RATE CAP       DATE       FREQUENCY        INDEX
  BALANCE ($)    RATE (%)    CAP (%)       (%)       (MONTHS)     (MONTHS)          TYPE
--------------   --------   --------   ----------   ----------   ----------   ---------------

 35,761,941.54     2.256      5.000       2.000         58           12          1 Year LIBOR
157,743,777.38     2.250      5.000       2.000         58           12          1 Year LIBOR
  6,072,848.71     2.750      5.000       2.000         49           12       1 Year Treasury
    857,235.00     2.250      5.000       1.000         55            6         6 Month LIBOR
 14,554,342.00     2.250      5.000       1.000         49            6         6 Month LIBOR
 23,343,341.00     2.250      5.000       1.000         58            6         6 Month LIBOR


                                      S-92

                      HYPOTHETICAL GROUP III MORTGAGE LOANS



                                                              REMAINING
                                                               INTEREST
 CUT-OFF DATE      GROSS       NET     ORIGINAL   REMAINING      ONLY      GROSS    MAXIMUM
   PRINCIPAL     MORTGAGE   MORTGAGE     TERM        TERM       PERIOD    MARGIN   MORTGAGE
  BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    (MONTHS)     (%)    RATE (%)
--------------   --------   --------   --------   ---------   ---------   ------   --------

 14,892,847.81     5.401      5.026       360        355           0       2.250    10.401
  4,404,885.00     5.203      4.953       360        349          73       2.250    10.203

                                                       MONTHS TO
                                                          NEXT
                                INITIAL   SUBSEQUENT    INTEREST       RATE
 CUT-OFF DATE        MINIMUM   PERIODIC    PERIODIC    ADJUSTMENT   ADJUSTMENT
   PRINCIPAL        MORTGAGE     RATE      RATE CAP       DATE       FREQUENCY        INDEX
  BALANCE ($)       RATE (%)    CAP (%)       (%)       (MONTHS)     (MONTHS)          TYPE
--------------      --------   --------   ----------   ----------   ----------   ---------------

 14,892,847.81        2.250      5.000       2.000         79           12       1 Year LIBOR
  4,404,885.00        2.250      5.000       1.000         73            6       6 Month LIBOR


                                      S-93

                      HYPOTHETICAL GROUP IV MORTGAGE LOANS



                                                              REMAINING
                                                               INTEREST
 CUT-OFF DATE      GROSS       NET     ORIGINAL   REMAINING      ONLY      GROSS    MAXIMUM
   PRINCIPAL     MORTGAGE   MORTGAGE     TERM        TERM       PERIOD    MARGIN   MORTGAGE
  BALANCE ($)    RATE (%)   RATE (%)   (MONTHS)    (MONTHS)    (MONTHS)     (%)    RATE (%)
--------------   --------   --------   --------   ---------   ---------   ------   --------

 13,410,414.09     5.497      5.247       360        355           0       2.250    10.497
 12,384,498.12     5.801      5.551       360        357         117       2.250    10.801

                                                    MONTHS TO
                                                       NEXT
                             INITIAL   SUBSEQUENT    INTEREST       RATE
 CUT-OFF DATE     MINIMUM   PERIODIC    PERIODIC    ADJUSTMENT   ADJUSTMENT
   PRINCIPAL     MORTGAGE     RATE      RATE CAP       DATE       FREQUENCY        INDEX
  BALANCE ($)    RATE (%)    CAP (%)       (%)       (MONTHS)     (MONTHS)          TYPE
--------------   --------   --------   ----------   ----------   ----------   ---------------

 13,410,414.09     2.250      5.000       2.000         115          12       1 Year LIBOR
 12,384,498.12     2.250      5.000       2.000         117          12       1 Year LIBOR


                                      S-94

     There will be discrepancies between the characteristics of the actual
Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Class
Certificate Balance outstanding (and the weighted average life) of each Class of
Offered Certificates (other than the Class II-A-IO Certificates) set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables set forth below and, since it is not likely the level of the applicable Index will remain constant as assumed, each Class of Offered Certificates (other than the Class
II-A-IO Certificates) may mature earlier or later than indicated by the tables.
Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class
Certificate Balances (and weighted average lives) shown in the following tables.
Such variations may occur even if the average prepayment experience of all such
Mortgage Loans equals any of the specified percentages of CPR.

                                      S-95

         PERCENTAGE OF ORIGINAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                           Class I-A Certificates
                                 ------------------------------------------
Distribution Date                15.00%   20.00%   25.00%   30.00%   35.00%
------------------------------   ------   ------   ------   ------   ------
Initial Percentage............     100%     100%     100%     100%     100%
May 2006......................      84       79       74       68       63
May 2007......................      71       62       54       46       39
May 2008......................      59       48       39       31       23
May 2009......................      49       38       29       21       15
May 2010......................      40       30       21       15       10
May 2011......................      34       23       16       10        6
May 2012......................      28       18       12        7        4
May 2013......................      24       14        8        5        3
May 2014......................      20       11        6        3        2
May 2015......................      16        9        5        2        1
May 2016......................      13        7        3        2        1
May 2017......................      11        5        2        1        *
May 2018......................       9        4        2        1        *
May 2019......................       7        3        1        *        *
May 2020......................       6        2        1        *        *
May 2021......................       5        2        1        *        *
May 2022......................       4        1        *        *        *
May 2023......................       3        1        *        *        *
May 2024......................       3        1        *        *        *
May 2025......................       2        1        *        *        *
May 2026......................       2        *        *        *        *
May 2027......................       1        *        *        *        *
May 2028......................       1        *        *        *        *
May 2029......................       1        *        *        *        *
May 2030......................       *        *        *        *        *
May 2031......................       *        *        *        *        *
May 2032......................       *        *        *        *        *
May 2033......................       *        *        *        *        *
May 2034......................       *        *        *        *        *
May 2035......................       0        0        0        0        0
Weighted Average Life in Years
   to maturity(2).............    5.44     4.13     3.24     2.61     2.16

----------
*    Indicates a value greater than 0.0% but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each
     Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

                                      S-96

         PERCENTAGE OF ORIGINAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                          Class II-A-1 Certificates
                                 ------------------------------------------
Distribution Date                15.00%   20.00%   25.00%   30.00%   35.00%
------------------------------   ------   ------   ------   ------   ------
Initial Percentage............     100%     100%     100%     100%     100%
May 2006......................      73       64       55       46       37
May 2007......................      50       35       22        9        0
May 2008......................      31       13        0        0        0
May 2009......................      14        0        0        0        0
May 2010......................       1        0        0        0        0
May 2011......................       0        0        0        0        0
May 2012......................       0        0        0        0        0
May 2013......................       0        0        0        0        0
May 2014......................       0        0        0        0        0
May 2015......................       0        0        0        0        0
May 2016......................       0        0        0        0        0
May 2017......................       0        0        0        0        0
May 2018......................       0        0        0        0        0
May 2019......................       0        0        0        0        0
May 2020......................       0        0        0        0        0
May 2021......................       0        0        0        0        0
May 2022......................       0        0        0        0        0
May 2023......................       0        0        0        0        0
May 2024......................       0        0        0        0        0
May 2025......................       0        0        0        0        0
May 2026......................       0        0        0        0        0
May 2027......................       0        0        0        0        0
May 2028......................       0        0        0        0        0
May 2029......................       0        0        0        0        0
May 2030......................       0        0        0        0        0
May 2031......................       0        0        0        0        0
May 2032......................       0        0        0        0        0
May 2033......................       0        0        0        0        0
May 2034......................       0        0        0        0        0
May 2035......................       0        0        0        0        0
Weighted Average Life in Years
   to maturity(2).............    2.19     1.61     1.25     1.01     0.84

----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each
     Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

                                      S-97

         PERCENTAGE OF ORIGINAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                          Class II-A-2 Certificates
                                 ------------------------------------------
Distribution Date                15.00%   20.00%   25.00%   30.00%   35.00%
------------------------------   ------   ------   ------   ------   ------
Initial Percentage ...........     100%     100%     100%     100%     100%
May 2006 .....................     100      100      100      100      100
May 2007 .....................     100      100      100      100       96
May 2008 .....................     100      100       95       75       57
May 2009 .....................     100       94       71       52       37
May 2010 .....................     100       75       53       36       24
May 2011 .....................      85       59       39       25       15
May 2012 .....................      71       46       29       17       10
May 2013 .....................      59       36       21       12        6
May 2014 .....................      49       28       16        8        4
May 2015 .....................      41       22       11        6        3
May 2016 .....................      34       17        8        4        2
May 2017 .....................      28       13        6        3        1
May 2018 .....................      23       10        4        2        1
May 2019 .....................      19        8        3        1        *
May 2020 .....................      15        6        2        1        *
May 2021 .....................      12        5        2        1        *
May 2022 .....................      10        4        1        *        *
May 2023 .....................       8        3        1        *        *
May 2024 .....................       6        2        1        *        *
May 2025 .....................       5        2        *        *        *
May 2026 .....................       4        1        *        *        *
May 2027 .....................       3        1        *        *        *
May 2028 .....................       2        1        *        *        *
May 2029 .....................       2        *        *        *        *
May 2030 .....................       1        *        *        *        *
May 2031 .....................       1        *        *        *        *
May 2032 .....................       1        *        *        *        *
May 2033 .....................       *        *        *        *        *
May 2034 .....................       *        *        *        *        *
May 2035 .....................       0        0        0        0        0
Weighted Average Life in Years
   to maturity(2) ............   10.29     7.86     6.17     4.96     4.07

----------
*    Indicates a value greater than 0.0% but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each
     Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

                                      S-98

         PERCENTAGE OF ORIGINAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                          Class III-A Certificates
                                 ------------------------------------------
Distribution Date                15.00%   20.00%   25.00%   30.00%   35.00%
------------------------------   ------   ------   ------   ------   ------
Initial Percentage ...........     100%     100%     100%     100%     100%
May 2006 .....................      83       78       73       68       62
May 2007 .....................      69       61       53       45       38
May 2008 .....................      57       47       38       30       23
May 2009 .....................      47       37       28       21       15
May 2010 .....................      39       29       21       14        9
May 2011 .....................      33       23       15       10        6
May 2012 .....................      27       18       11        7        4
May 2013 .....................      23       14        8        5        2
May 2014 .....................      19       11        6        3        2
May 2015 .....................      16        9        4        2        1
May 2016 .....................      13        7        3        1        1
May 2017 .....................      11        5        2        1        *
May 2018 .....................       9        4        2        1        *
May 2019 .....................       7        3        1        *        *
May 2020 .....................       6        2        1        *        *
May 2021 .....................       5        2        1        *        *
May 2022 .....................       4        1        *        *        *
May 2023 .....................       3        1        *        *        *
May 2024 .....................       2        1        *        *        *
May 2025 .....................       2        1        *        *        *
May 2026 .....................       2        *        *        *        *
May 2027 .....................       1        *        *        *        *
May 2028 .....................       1        *        *        *        *
May 2029 .....................       1        *        *        *        *
May 2030 .....................       *        *        *        *        *
May 2031 .....................       *        *        *        *        *
May 2032 .....................       *        *        *        *        *
May 2033 .....................       *        *        *        *        *
May 2034 .....................       *        *        *        *        *
May 2035 .....................       0        0        0        0        0
Weighted Average Life in Years
   to maturity(2) ............    5.32     4.04     3.18     2.57     2.12

----------
*    Indicates a value greater than 0.0% but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each
     Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

                                      S-99

         PERCENTAGE OF ORIGINAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                           Class IV-A Certificates
                                 ------------------------------------------
Distribution Date                15.00%   20.00%   25.00%   30.00%   35.00%
------------------------------   ------   ------   ------   ------   ------
Initial Percentage ...........     100%     100%     100%     100%     100%
May 2006 .....................      84       78       73       68       63
May 2007 .....................      70       61       53       46       39
May 2008 .....................      58       48       38       30       23
May 2009 .....................      48       38       28       21       15
May 2010 .....................      40       30       21       15       10
May 2011 .....................      34       24       16       10        6
May 2012 .....................      29       19       12        7        4
May 2013 .....................      24       15        9        5        3
May 2014 .....................      20       12        6        3        2
May 2015 .....................      17        9        5        2        1
May 2016 .....................      14        7        3        2        1
May 2017 .....................      11        6        3        1        *
May 2018 .....................       9        4        2        1        *
May 2019 .....................       8        3        1        *        *
May 2020 .....................       6        3        1        *        *
May 2021 .....................       5        2        1        *        *
May 2022 .....................       4        1        *        *        *
May 2023 .....................       3        1        *        *        *
May 2024 .....................       3        1        *        *        *
May 2025 .....................       2        1        *        *        *
May 2026 .....................       2        *        *        *        *
May 2027 .....................       1        *        *        *        *
May 2028 .....................       1        *        *        *        *
May 2029 .....................       1        *        *        *        *
May 2030 .....................       1        *        *        *        *
May 2031 .....................       *        *        *        *        *
May 2032 .....................       *        *        *        *        *
May 2033 .....................       *        *        *        *        *
May 2034 .....................       *        *        *        *        *
May 2035 .....................       0        0        0        0        0
Weighted Average Life in Years
   to maturity(2) ............    5.46     4.12     3.23     2.60     2.14

----------
*    Indicates a value greater than 0.0% but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each
     Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

                                     S-100

         PERCENTAGE OF ORIGINAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)
                       AT THE FOLLOWING PERCENTAGES OF CPR

                                 Class M-1, Class M-2 and Class M-3 Certificates
                                 -----------------------------------------------
Distribution Date                  15.00%   20.00%   25.00%   30.00%   35.00%
------------------------------     ------   ------   ------   ------   ------
Initial Percentage............       100%     100%     100%     100%     100%
May 2006......................       100      100      100      100      100
May 2007......................       100      100      100      100      100
May 2008......................        99       99       99       99       99
May 2009......................        98       82       74       69       64
May 2010......................        87       65       55       48       41
May 2011......................        73       51       40       33       26
May 2012......................        61       40       30       23       17
May 2013......................        51       31       22       16       11
May 2014......................        42       25       16       11        7
May 2015......................        35       19       12        7        4
May 2016......................        29       15        9        5        3
May 2017......................        24       12        6        3        2
May 2018......................        20        9        5        2        1
May 2019......................        16        7        3        2        1
May 2020......................        13        5        2        1        *
May 2021......................        11        4        2        1        *
May 2022......................         9        3        1        *        *
May 2023......................         7        2        1        *        *
May 2024......................         6        2        1        *        *
May 2025......................         4        1        *        *        *
May 2026......................         3        1        *        *        *
May 2027......................         3        1        *        *        *
May 2028......................         2        1        *        *        *
May 2029......................         2        *        *        *        *
May 2030......................         1        *        *        *        *
May 2031......................         1        *        *        *        *
May 2032......................         *        *        *        *        *
May 2033......................         *        *        *        *        *
May 2034......................         *        *        *        *        *
May 2035......................         0        0        0        0        0
Weighted Average Life in Years
   to maturity(2).............      9.49      7.25    6.27     5.68     5.24

----------
*    Indicates a value greater than 0.0% but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a Certificate is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each
     Distribution Date on such Class of Certificate by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the aggregate amount of the assumed net reduction of the Class Certificate Balance of such Class of Certificate.

                                     S-101

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of CPR indicated in the tables above, or to any other level, or that the actual weighted average life of any Class of Offered
Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions. The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the applicable Index will remain constant at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the applicable Index is consistent with the expectations of investors.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS II-A-IO CERTIFICATES

     The yield to maturity on the Class II-A-IO Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Group II Mortgage Loans, which rate may fluctuate significantly over time, to the extent such payments are allocated to the Class II-A-2 Certificates. Investors in the Class II-A-IO Certificates
should fully consider the risk that a rapid rate of prepayments on the Group II
Mortgage Loans could result in the failure of such investors to fully recover their investments.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class II-A-IO Certificates to various constant rates of prepayment on the Group II Mortgage Loans by projecting the monthly aggregate payments on the Class II-A-IO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the
Modeling Assumptions including the assumptions regarding the characteristics and performance of the Group II Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Group II Mortgage Loans and of the Class
II-A-IO Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

           PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-IO CERTIFICATES
                       AT THE FOLLOWING PERCENTAGES OF CPR

          CPR              15%     20%     25%     30%     35%
-----------------------   -----   -----   -----   -----   -----
ASSUMED PURCHASE PRICE
-----------------------
    $1,527,763.71*        25.75%  24.83%  21.81%  17.28%  11.55%

*    Assumed Purchase Price includes accrued interest.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Group II Mortgage Loans will be prepaid according to any particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class II-A-IO Certificates are likely to differ from those shown in the table, even if all of the Group II Mortgage Loans prepay at the constant percentages of CPR indicated in the table above over

                                     S-102

any given time period or over the entire life of the Certificates. In addition, holders of the Class II-A-IO Certificates generally have rights to relatively larger portions of interest payments on Group II Mortgage Loans, with higher
Mortgage Rates; thus, the yield on the Class II-A-IO Certificates will be materially adversely affected to a greater extent than on the other Offered
Certificates if the Group II Mortgage Loans, with higher Mortgage Rates prepay faster than the Group II Mortgage Loans with lower Mortgage Rates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class II-A-IO Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and Mortgage Rates of the Group II Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Group II
Mortgage Loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class II-A-IO Certificates should fully consider the risk that a rapid rate of prepayments on the Group II
Mortgage Loans could result in the failure of such investors to fully recover their investments.

                         POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement (the "Agreement"). The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage
Loans, the related Mortgage Notes, Mortgages and other related documents, (ii)
all payments on or collections in respect of the Mortgage Loans received after the Cut-off Date (other than payments due on or before the Cut-off Date), together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, and (v)
the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered
Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located at 401 S. Tryon Street, 12th Floor, NC 1179,
Charlotte, North Carolina 28288. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary,
Merrill Lynch Mortgage Investors, Inc.

THE SECURITIES ADMINISTRATOR

     Wells Fargo Bank, N.A. will be the securities administrator (the
"Securities Administrator") under the Agreement. The Securities Administrator's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland
21045-1951, Attention: Merrill Lynch Mortgage Investors, Inc., Series 2005-A4 or
at such other address as the Securities Administrator may designate from time to time.

     The Securities Administrator may resign at any time, in which event the
Trustee will be obligated to appoint a successor Securities Administrator. The
Trustee may also remove the Securities Administrator if the Securities
Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such

                                     S-103

resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor Securities Administrator. The Securities
Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Trustee and the Securities Administrator. Any resignation or removal of the Securities
Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities
Administrator.

     The Securities Administrator will make available each month, to any interested party, the statement to Certificateholders (and any additional files containing the same information in alternative format) via the Securities
Administrator's website. In addition, pursuant to the Agreement, the Securities
Administrator will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying Prospectus or this prospectus supplement under the securities laws), the Agreement, the accompanying prospectus and this prospectus supplement via the Securities
Administrator's website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Securities Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Securities Administrator's website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator shall not be liable for the dissemination of information in accordance with the Agreement. If the
Securities Administrator and Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed hereunder, the Master
Servicer shall likewise be terminated as master servicer hereunder.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the
Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The Agreement provides that three elections will be made to treat the Trust
Fund as three REMICs for federal income tax purposes and will designate a single class of interests as the residual interest in each REMIC. The Offered
Certificates will represent beneficial ownership of regular interests issued by a REMIC.

     Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP
("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Agreement, for federal income tax purposes, each of the REMICs in the
Trust Fund will qualify as a REMIC within the meaning of Section 860D of the
Internal Revenue Code of 1986, as amended (the "Code").

                                     S-104

TAXATION OF REGULAR INTERESTS

     For federal income tax reporting purposes, it is expected that the Class
II-A-IO Certificates will, and the other Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 25% CPR. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. We refer you to "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" in the Prospectus.

     The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered
Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on a variable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered
Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any
Certificateholder, particularly with respect to the holders of the Class II-A-IO
Certificates, the amount of original issue discount allocable to the period would be zero, and that Certificateholder will be permitted to offset such amounts only against the respective future income, if any, from such
Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the
Certificateholder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any loss of this kind might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered
Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Offered
Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of those Certificates in this regard.

     The Offered Certificates will be treated as assets described in Section
7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A)
of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code, generally to the extent that the Offered
Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates also will be treated as "qualified mortgages"
under Section 860G(a)(3) of the Code. We refer you to "Material Federal Income
Tax Consequences--REMICs" in the Prospectus.

                                     S-105

     It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section
860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement,
(ii) the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the
Trust Fund, with a resulting reduction in amounts otherwise distributable to
Holders of the Offered Certificates. We refer you to "Description of the
Securities--General" and "Material Federal Income Tax
Consequences--REMICs--Prohibited Transactions and Other Taxes" in the
Prospectus.

                                LEGAL INVESTMENT

     The Senior Certificates and Class M-1 Certificates will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided the states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October
3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     The Depositor makes no representation as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and the extent to which the Offered Certificates constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions. We refer you to "Legal
Investment" in the Prospectus.

                                  ERISA MATTERS

     A fiduciary of any employee benefit plan or other retirement plans or arrangements (including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) that is subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor issued an individual exemption, Prohibited
Transaction Exemption 90-29, on May 24, 1990, 55 Fed. Reg. 21455, as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), and PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) (the "2000 Exemption") and Prohibited Transaction
Exemption 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002) (the "2002 Exemption"
and together with the 2000 Exemption, the "Exemption"), to the Underwriters
which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the

                                     S-106

Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the
Exemption are satisfied. For purposes of this discussion, the term "Underwriter"
shall include (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) any
person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith
Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Offered Certificates must not be subordinate to the rights and interests evidenced by the other Certificates of the same trust unless none of the
Mortgage Loans has a loan-to-value ratio at the Closing Date that exceeds 100%.
Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's or Fitch ("National
Credit Ratings Agencies") or if the loan-to-value ratio of any Mortgage Loan at the Closing Date exceeds 100% but does not exceed 125%, one of the two highest generic rating categories, in which case the Exemption will not apply to Offered
Certificates that are subordinated to the rights and interests evidenced by other Offered Certificates of the Trust Fund. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," (which consists of any
Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to the Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates) other than the Underwriter. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates;
the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.
Seventh, (i) the investment pool consists only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii)
certificates evidencing interests in such other investment pools have been rated in one of the four highest generic rating categories by one of the National
Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. We refer you to "ERISA
Considerations" in the Prospectus.

     As noted in the Prospectus, one requirement for eligibility under the
Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied.
This possibility is greater for the seasoned loans than it is for the other mortgage loans.

                                     S-107

     In addition, the Exemption will not apply to a Plan's investment in Offered
Certificates if the plan fiduciary responsible for the decision to invest in such Offered Certificates is a mortgagor or obligor with respect to more than 5%
of the fair market value of the obligations constituting the Mortgage Loans or an affiliate of such person, unless: (1) in the case of an acquisition in connection with the initial issuance of any Certificates, at least 50% of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (2) the
Plan's investment in any class of Certificates does not exceed 25% of the outstanding Certificates of that class at the time of acquisition; (3)
immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and (4) the
Plan is not sponsored by any member of the Restricted Group.

     Each beneficial owner of a Class M-1, Class M-2 or Class M-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i)
it is not a Plan or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the
conditions in Sections I and III of PTCE 95-60 have been satisfied.

     The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Offered Certificates (the "Underwriting Agreement"), the
Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith
Incorporated and WaMu Capital Corp. (the "Underwriters") and the Underwriters
have agreed to purchase the Offered Certificates.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered
Certificates offered hereby, if any are purchased.

     The distribution of the Offered Certificates by the Underwriters will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The
Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any

                                     S-108

profit on the resale of the Offered Certificates positioned by them, may be deemed to be underwriting discounts and commissions under the Act.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     All of the Mortgage Loans evidenced by the Certificates have been acquired by the Depositor from the Seller which acquired them in privately negotiated transactions with the Originators.

     The Depositor is an affiliate of Merrill Lynch, Pierce, Fenner & Smith
Incorporated.

                                  LEGAL MATTERS

     Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriters by Thacher Proffitt & Wood LLP, New
York, New York.

                                     RATINGS

     It is a condition of the issuance of the Class I-A, Class II-A-1, Class
II-A-2, Class II-A-IO, Class III-A and Class IV-A Certificates that they be rated "AAA" by each of Fitch Ratings ("Fitch") and Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's
Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the
Class M-1 Certificates that they be rated at least "AA" by each of Fitch and
S&P. It is a condition to the issuance of the Class M-2 Certificates that they be rated at least "A" by each of Fitch and S&P. It is a condition to the issuance of the Class M-3 Certificates that they be rated at least "BBB" by each of Fitch and S&P.

     The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related
Loan Group, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the loan group is adequate to make the payments required by such certificates.
Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans. The Class II-A-IO Certificates are extremely sensitive to prepayments, which the rating on the securities does not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies.

                                     S-109

                             INDEX OF DEFINED TERMS

1CMT..........................................................................90
1YL...........................................................................90
2000 Exemption...............................................................106
6MoL..........................................................................90
Accrued Certificate Interest..................................................66
Adjustment Amount.............................................................76
Aggregate Cut-off Date Balance................................................16
Agreement.....................................................................78
Available Funds...............................................................63
Bankruptcy Amount.............................................................76
Bankruptcy Losses.............................................................74
Beneficial Owner..............................................................59
Book-Entry Certificates.......................................................59
Business Day..................................................................58
Certificate Group.............................................................58
Certificateholder.............................................................59
Class B Certificates..........................................................57
Class Certificate Balance.....................................................68
Class M Certificates..........................................................57
Class R Certificates..........................................................57
Clearstream Luxembourg........................................................59
Clearstream Luxembourg Participants...........................................61
Closing Date..................................................................57
Code.........................................................................104
Compensating Interest.........................................................84
Corporate Trust Office........................................................77
Countrywide Home Loans........................................................17
CPR...........................................................................90
Credit Support Depletion Date.................................................65
Cut-off Date..................................................................16
Debt Service Reduction........................................................74
Defective Mortgage Loan.......................................................52
Deficiency Amount.............................................................74
Deficient Valuation...........................................................74
Definitive Certificates.......................................................59
Deleted Mortgage Loan.........................................................53
Depositor.....................................................................57
Distribution Account..........................................................85
Distribution Date.............................................................58
DTC...........................................................................59
Due Date......................................................................17
Due Period....................................................................63
ERISA........................................................................106
Euroclear.....................................................................59
Euroclear Operator............................................................61
Euroclear Participants........................................................61
European Depositories.........................................................59
Events of Default.............................................................86
Excess Bankruptcy Losses......................................................66
Excess Fraud Losses...........................................................66
Excess Special Hazard Losses..................................................66
Exemption....................................................................106
Extraordinary Losses..........................................................66
Final Disposition.............................................................70
Financial Intermediary........................................................59
Fitch........................................................................109
Fraud Loss Amount.............................................................76
Global Certificates............................................................1
Gross Margin..................................................................18
Group I.......................................................................16
Group I Certificates..........................................................58
Group I Mortgage Loans........................................................16
Group I Senior Principal Distribution Amount..................................69
Group II......................................................................16
Group II Certificates.........................................................58
Group II Mortgage Loans.......................................................16
Group II Senior Principal Distribution Amount.................................70
Group III.....................................................................16
Group III Certificates........................................................58
Group III Mortgage Loans......................................................17
Group III Senior Principal Distribution Amount................................70
Group IV......................................................................16
Group IV Certificates.........................................................58
Group IV Mortgage Loans.......................................................17
Group IV Senior Principal Distribution Amount.................................70
Index.........................................................................18
Initial Period................................................................17
Insurance Proceeds............................................................70
Interest Accrual Period.......................................................68
IRS............................................................................4
Liquidation Proceeds..........................................................70
Loan Group....................................................................16
Loan-to-Value Ratio...........................................................18
Master Servicer...........................................................57, 78
Master Servicer Collection Account............................................85
Maximum Mortgage Rate.........................................................18
Minimum Mortgage Rate.........................................................18
Modeling Assumptions..........................................................90
Moody's......................................................................109
Mortgage......................................................................52
Mortgage File.................................................................52
Mortgage Loans................................................................16
Mortgage Note.................................................................52
Mortgage Rate.................................................................17
Mortgaged Property............................................................16
National Credit Ratings Agencies.............................................107
Net Mortgage Rate.............................................................68
Offered Certificates..........................................................57
OID Regulations..............................................................105
One-Year LIBOR................................................................51
One-Year Treasury.............................................................52
Participant...................................................................59
Pass-Through Rate.........................................................67, 68
Periodic Rate Cap.............................................................18
Plan.........................................................................107
Pooling and Servicing Agreement...............................................57
Prepayment Interest Shortfall.................................................67
Prepayment Period.............................................................64

                                     S-110

Privately-Offered Certificates................................................57
pro rata basis................................................................75
PTCE.........................................................................108
Quicken.......................................................................17
Rating Agencies..............................................................109
Record Date...................................................................59
Release.......................................................................51
Relevant Depository...........................................................59
Relief Act....................................................................87
Replacement Mortgage Loan.....................................................53
Restricted Group.............................................................107
Rules.........................................................................60
S&P..........................................................................109
SEC...........................................................................ii
Securities Administrator......................................................57
Seller....................................................................17, 52
Senior Accelerated Distribution Percentage....................................70
Senior Certificates...........................................................57
Senior Percentage.............................................................70
Six-Month LIBOR...............................................................51
SMMEA........................................................................106
Special Hazard Amount.........................................................76
Stated Principal Balance......................................................70
Subordinate Certificates......................................................57
Subordinate Classes...........................................................57
Subordinate Percentage........................................................70
Subordinate Principal Distribution Amount.....................................72
Subordination.................................................................74
Subsequent Recoveries.........................................................70
Terms and Conditions..........................................................62
TIN............................................................................4
Trust Fund....................................................................58
Trustee.......................................................................57
Two-Times Test................................................................72
U.S. withholding agent.........................................................4
Undercollateralized Amount....................................................66
Undercollateralized Senior Certificates.......................................66
Underwriter..................................................................107
Underwriters.................................................................108
Underwriting Agreement.......................................................108
United States person...........................................................5
Washington Mutual.............................................................17
Wells Fargo...................................................................78

                                     S-111

                                     ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Merrill Lynch
Mortgage Investors Trust Series MLMI 2005-A4 Mortgage Pass-Through Certificates
(the "Global Certificates") will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC,
Clearstream Luxembourg or Euroclear. The Global Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Certificates through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurocertificate practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Certificates will be effected on a delivery-against-payment basis through the respective European Depositories of
Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global
Certificates will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective European Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Certificates through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurocertificates, except that there will be no temporary global certificate and no "lock-up" or restricted period. Global
Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                      A-1

     Trading Between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurocertificates in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear
Purchaser. When Global Certificates are to be transferred from the account of a
DTC Participant to the account of a Clearstream Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream
Luxembourg or Euroclear through a Clearstream Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement. Clearstream
Luxembourg or Euroclear will instruct the respective European Depository, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European
Depository of the DTC Participant's account against delivery of the Global
Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or
Euroclear. Under this approach, they may take on credit exposure to Clearstream
Luxembourg or Euroclear until the Global Certificates are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream
Luxembourg Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg
Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Certificates to the respective European Depository for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

                                      A-2

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC
Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the respective European Depository, to a DTC
Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective European Depository, as appropriate, to deliver the Global Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global
Certificates from and including the last coupon Distribution Date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global
Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
The payment will then be reflected in the account of the Clearstream Luxembourg
Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg
Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the
Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

          (A)  borrowing through Clearstream Luxembourg or Euroclear for one day
               (until the purchase side of the day trade is reflected in their
               Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (B)  borrowing the Global Certificates in the U.S. from a DTC
               Participant no later than one day prior to the settlement, which would give the Global Certificates sufficient time to be
               reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (C)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC
               Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear
               Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" within the meaning of Section
7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream Luxembourg, Euroclear or DTC may be subject to
U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the
"U.S. withholding

                                      A-3

agent") establishing an exemption from withholding. A holder that is not a
United States person may be subject to 30% withholding unless:

          the Trustee or the U.S. withholding agent receives a statement-

               from the holder on Internal Revenue Service ("IRS") Form W-8BEN
               (or any successor form) that--

                    is signed by the certificateholder under penalty of perjury,

                    certifies that such owner is not a United States person, and provides the name and address of the certificateholder, or from a securities clearing organization, a bank or other
               financial institution that holds customers' securities in the ordinary course of its trade or business that--

                    is signed under penalties of perjury by an authorized
                    representative of the financial institution,

                    states that the financial institution has received an IRS
                    Form W-8BEN (or any successor form) from the
                    certificateholder or that another financial institution
                    acting on behalf of the certificateholder has received such
                    IRS Form W-8BEN (or any successor form),

                    provides the name and address of the certificateholder, and attaches the IRS Form W-8BEN (or any successor form)
                    provided by the certificateholder;

          the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form)
          to the Trustee or the U.S. withholding agent;

          the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed
          IRS Form W-8ECI (or any successor form) to the Trustee or the U.S.
          withholding agent; or

          the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the
          Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the
          Certificates.

     A holder holding book-entry certificates through Clearstream Luxembourg or
Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner

                                      A-4

changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book-entry certificates through
Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder:

          (A)  provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form
               W-8IMY (or any successor forms) if that person is not a United
               States person;

          (B)  provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

          (C)  is a corporation, within the meaning of Section 7701(a) of the
               Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not
"United States persons" within the meaning of Section 7701(a)(30) of the
Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

     The term "United States person" means (1) a citizen or resident of the
United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable
Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United
States persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates.

     Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

                                       A-5

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, an obligation of or interest in the depositor, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      -  Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      -  one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      -  manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      -  home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      -  mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner &
Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                The date of this Prospectus is January 19, 2005.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

-  this prospectus, which provides general information, some of which may not apply to a particular series; and

-  the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      -  the principal amount, interest rate and authorized denominations of each class of securities;

      -  information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      -  information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      -  the terms of any credit enhancement with respect to particular classes of the securities;

      -  information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      -  the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      -  information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey
Street, World Financial Center-North Tower, 10th Floor, New York, New York
10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357.
For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                                        ii

                               TABLE OF CONTENTS

                                   PROSPECTUS



     Mortgage Loan Information in

     Pass-Through Rate and
       Interest Rate................    13
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    14
     Prepayments--Maturity and
       Weighted Average Life........    15
     Other Factors Affecting

     Categories of Classes of
       Securities...................    19
     Distributions..................    22
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    25
     Advances in Respect of

     Book-Entry Registration and

     Procedures and Exchange
       Proportions..................    34
Description of the Agreements.......    35
     Agreements Applicable to a
       Series.......................    35
     Assignment of Assets;
       Repurchases..................    36
     Representations and Warranties;
       Repurchases..................    38
     Collection Account and Related
       Accounts.....................    39
     Collection and Other Servicing
       Procedures...................    43
     Sub-Servicers..................    43
     Realization upon Defaulted
       Whole Loans..................    44
     Primary Mortgage Insurance
       Policies.....................    45
     Hazard Insurance Policies......    46
     Fidelity Bonds and Errors and
       Omissions Insurance..........    47
     Due-on-Sale Provisions.........    48
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    48
     Evidence as to Compliance......    48
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    49
     Events of Default under the
       Agreement....................    50
     Rights upon Event of Default

     Certain Matters Regarding the
       Trustee......................    53
     Resignation and Removal of the
       Trustee......................    53
     Certain Terms of the



                                       iii



     Letter of Credit...............    57
     Insurance Policies and Surety
       Bonds........................    57
     Reserve Funds..................    58
     Credit Support with Respect to
       MBS..........................    58
Certain Legal Aspects of Mortgage
  Loans.............................    58
     General........................    58
     Types of Mortgage

     Anti-Deficiency Legislation and
       Other Limitations on

     Alternative Mortgage
       Instruments..................    67
     Servicemembers Civil Relief
       Act..........................    68
     Forfeitures in Drug and RICO
       Proceedings..................    68
     The Contracts..................    68
Material Federal Income Tax

     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    96
     Tax Characterization of a Trust
       Fund as a Partnership........    99
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   105
     FASIT Securities...............   108
Taxation of Classes of Recombinable

     Tax Accounting for Recombinable
       Securities...................   112
     Exchanges of Recombinable
       Securities...................   113
     Tax Treatment of Foreign
       Investors....................   113
     Backup Withholding.............   113
     Reporting and Administrative
       Matters......................   114
State Tax Considerations............   114
ERISA Considerations................   114
     General........................   114
     Prohibited Transactions........   114
     Availability of Underwriter's

Incorporation of Certain Information



                                        iv

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE
SUFFICIENT TO PAY THE SECURITIES IN FULL.

-  The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

-  The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements
   (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

-  Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

-  Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

-  Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

-  Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

-  Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

-  If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-

                                        1

   ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY
AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

-  Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

-  A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED
PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

-  An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

-  To the extent that these losses are not covered by the applicable credit support, if any, holders

                                        2

   of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

-  For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

-  In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

-  Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

-  In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR
LIEN MORTGAGE LOANS ARE LIQUIDATED.

-  Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

-  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

-  If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related

                                        3

   mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages"
in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

-  The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

-  A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

-  The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

-  Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

-  The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings",
"Description of the Securities" and "Description of Credit Support" for further information.

                                        4

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A
GREATER IMPACT ON THEM.

-  The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of
Losses and Shortfalls" in this prospectus for further information.

-  The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON
PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated
maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT,
THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN
THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

-  If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

-  In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest.
   If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING
REMIC RESIDUAL CERTIFICATES.

-  Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs."
   Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual

                                        5

   certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

-  In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the
   REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.
   Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.
Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                                        6

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i)     one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the
              "Mortgage Loans"), including without limitation, Home Equity
              Loans, Home Improvement Contracts and Manufactured Housing
              Contracts,

      (ii)    pass-through certificates or other mortgage-backed securities
              (such as debt obligations or participation interests or
              certificates) evidencing interests in or secured by one or more
              Mortgage Loans or other similar participations, certificates or securities ("MBS") or

      (iii)   direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c)   originally interest-bearing securities from which coupons
                   representing the right to payment of interest have been
                   removed, or

             (d)   interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as
"Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the
"Depositor") or any of its affiliates or, unless otherwise provided in the
Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a
Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the
Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the
Securities will be entitled to payment only from the assets of the related Trust
Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus
Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

      Unless otherwise specified in the related Prospectus Supplement, each
Mortgage Loan will be secured by:

       (i)     a lien on a Mortgaged Property consisting of a one- to
               five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

                                        7

      (ii)    a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of
Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The
Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors.
Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the
"Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages")
creating a lien on the Mortgaged Properties. If specified in the related
Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a
Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a
Participation Certificate. Unless otherwise specified in the related Prospectus
Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the
Value of the related Mortgaged Property. If specified in the related Prospectus
Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%.
The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a)   the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged
Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The
Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

      (i)      the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

                                        8

      (iii)    the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv)     the earliest and latest origination date and maturity date of the
               Mortgage Loans,

      (v)     the range of the Loan-to-Value Ratios at origination of the
              Mortgage Loans,

      (vi)     the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii)    the state or states in which most of the Mortgaged Properties are located,

      (viii)   information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix)     with respect to Mortgage Loans with adjustable Mortgage Rates
               ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage
               Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x)     information regarding the payment characteristics of the Mortgage
              Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the
Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home
Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus
Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home
Improvement Contracts are partially insured under Title I of the National
Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus
Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured
Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of
Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the

                                        9

traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage
Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a
Trust Fund with respect to which a REMIC election has been made. The related
Prospectus Supplement will set forth the characteristics that such additional
Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i)     have individual principal balances at origination of not less than
              $25,000,

      (ii)    have original terms to maturity of not more than 40 years, and

      (iii)   provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

      Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the
"MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS
Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics

                                        10

similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS
Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS
evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i)      the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

      (ii)     the original and remaining term to stated maturity of the MBS, if applicable,

      (iii)    whether such MBS is entitled only to interest payments, only to principal payments or to both,

      (iv)     the pass-through or bond rate of the MBS or formula for
               determining such rates, if any,

      (v)     the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

      (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      (vii)    certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to such MBS,

      (viii)   the terms on which the related Underlying Mortgage Loans or
               Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

      (ix)     the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

      (x)     the servicing fees payable under the MBS Agreement,

      (xi)     the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

      (xi)     the trust fund evidenced or secured by the MBS, and

      (xiii)   whether Depository Trust Company or the Participants Trust
               Company.

Each MBS will be either:

      (i)      a security exempted from the registration requirements of the
               Securities Act,

      (ii)     a security that has been previously registered under the
               Securities Act or

      (iii)    a security that is eligible for sale under Rule 144(k) under the
               Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

                                        11

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i)      the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the
               Government Securities to be included in the Trust Fund,

      (ii)     the original and remaining terms to stated maturity of the
               Government Securities,

      (iii)    whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv)     the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v)     the applicable payment provisions for the Government Securities
              and

      (vi)     to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust
Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection
Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related
Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of
Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and
"Description of Credit Support."

                                        12

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related
Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the
Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The
Prospectus Supplement with respect to any series of Securities will specify the
Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the
Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security
Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date.
As indicated above under "--Pass-Through Rate and Interest Rate," if the
Interest Accrual Period ends on a date other than the day before a Distribution
Date for the related series,

                                        13

the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the
Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage
Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage
Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different
Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment
Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the
Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation.
In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such
Security.

                                        14

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the
Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the
Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of
Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage
Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus
Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such
Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the
Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for

                                        15

any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

      If so specified in the related Prospectus Supplement, a number of Mortgage
Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage
Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage
Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the
Mortgage Loan will be less than the scheduled monthly payments thereon (the
"Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a
Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such
Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the
Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage
Loans with high Loan-to-

                                        16

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage
Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such
Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant
Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the
Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged
Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and
"Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial
Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                        17

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related
Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i)     provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii)    be senior (collectively, "Senior Securities") or subordinate
              (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the
              Securities;

      (iii)    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
               "Stripped Principal Securities");

      (iv)    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
              "Stripped Interest Securities");

      (v)     provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi)    provide for payments of principal as described in the related
              Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii)   provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
              Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home
Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped
Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form
("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry
Registration" and "Description of the Securities--Book-Entry Registration and
Definitive Securities." Definitive Securities will be exchangeable for other
Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

                                        18

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The
Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------

                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.


                                        19



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------

"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.


                                        20



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------

"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.


                                        21



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------

"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.


DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related
Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus
Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the
Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All
distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such
Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement
(and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether
Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution
Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available
Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i)     the total amount of all cash on deposit in the related Collection
              Account as of the corresponding Determination Date, exclusive of:

              (a)   all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period
                    (unless the related Prospectus Supplement provides
                    otherwise, a "Due Period" with respect to any Distribution
                    Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                                        22

                    Due Period, and will end on the first day of the month of
                    the related Distribution Date),

              (b)   unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related Prepayment Premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period, and

              (c)   all amounts in the Collection Account that are due or
                    reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust
                    Fund;

      (ii)    if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii)    all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv)    if and to the extent the related Prospectus Supplement so
              provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related
              Prepayment Period; and

      (v)     unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such
              Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the
Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal
Securities that have no Pass-Through Rate or interest rate) may have a different
Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related
Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through
Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related
Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security
Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each
Distribution Date (other than certain classes of Stripped Interest Securities),
"Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the
Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

                                        23

Unless otherwise provided in the Prospectus Supplement, Accrued Security
Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related
Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      Unless otherwise provided in the related Prospectus Supplement, the
Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the
Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related
Prospectus Supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related
Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the
Security Balance of such class. See "Risk Factors--Average Life of Securities;
Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped
Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a
Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related
Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related
Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related
Prospectus Supplement, the initial aggregate Security Balance of all classes of
Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each
Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the
Security Balance of such class has been reduced to zero. Stripped Interest
Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities"
and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

                                        24

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution
Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit
Support" for a description of the types of protection that may be included in a
Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust
Fund, unless otherwise provided in the related Prospectus Supplement, the Master
Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the
Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's
(or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other
Assets otherwise distributable on one or more classes of such Subordinate
Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's
(or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit
Support) respecting which such advances were made (as to any Mortgage Loan,
"Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity)
shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate
Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related
Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the
Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related
Agreement and described in such Prospectus Supplement.

                                        25

      The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master
Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i)       the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii)      the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv)      the amount of related servicing compensation received by a
                Master Servicer (and, if payable directly out of the related
                Trust Fund, by any Sub-Servicer) and such other customary
                information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax
                returns;

      (v)      the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi)      the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii)     the number and aggregate principal balance of Whole Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii)    with respect to any Whole Loan liquidated during the related Due
                Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to
                Securityholders;

      (ix)      with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
                Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x)      with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b)   the principal balance of the related Mortgage Loan
                     immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into
                     account certain limited modifications to the terms thereof specified in the Agreement),

                (c)   the aggregate amount of unreimbursed servicing expenses
                      and unreimbursed advances in respect thereof, and

                                        26

                (d)   if applicable, the aggregate amount of interest accrued
                      and payable on related servicing expenses and related
                      advances;

      (xi)      with respect to any such REO Property sold during the related
                Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b)   the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or
                      the related Mortgage Loan; and

                (c)   the amount of any loss to Securityholders in respect of
                      the related Mortgage Loan;

      (xii)     the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of
                Securities not offered hereby) at the close of business on such
                Distribution Date, separately identifying any reduction in such
                Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii)    the aggregate amount of principal prepayments made during the related Due Period;

      (xiv)     the amount deposited in the reserve fund, if any, on such
                Distribution Date;

      (xv)     the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi)     the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such
                Distribution Date;

      (xvii)    in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii)   in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through
                Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the
                related Prospectus Supplement;

      (xix)     as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx)     the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv)
above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the
Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus
Supplement, shall furnish to each person who at any time

                                        27

during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a
Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of
Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such
Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus
Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the
Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of
Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related
Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust
Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch,
Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry
Securities through DTC and its Participants. Under a book-entry format, Security
Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

                                        28

DTC ("Cede"), on each such date, DTC will forward such payments to its
Participants which thereafter will be required to forward them to Indirect
Participants or Security Owners. Unless otherwise provided in the related
Prospectus Supplement, the only "Securityholder" (as such term is used in the
Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security
Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which
Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security
Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are
recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear
Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may

                                        29

include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System
and the New York State Banking Department, as well as the Belgian Banking
Commission.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear
System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the
Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United
States tax laws and regulations. See "Material Federal Income Tax Consequences"
in this Prospectus and "Global Clearance, Settlement and Tax Documentation
Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the
Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and
Servicing Agreement, as applicable, on behalf of a CEDEL Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL
Participants and the Euroclear Participants, respectively, through customers'
securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants")
will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear
Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or
Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL
Participant or Euroclear Participant on such business day. Cash received in
CEDEL or Euroclear as a result of sales of securities by or

                                        30

through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available)
or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the
Securities--Book Entry Registration and Definitive Securities".

      Unless otherwise specified in the related Prospectus Supplement,
Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the
"Definitive Securities"), rather than to DTC or its nominee only if (i) the
Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the
Securities and the Depositor is unable to locate a qualified successor or (ii)
the Depositor, at its option, elects to terminate the book-entry system through
DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon
surrender by DTC of the certificate or certificates representing the Book-Entry
Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                            RECOMBINABLE SECURITIES

GENERAL

      If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

      The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The
Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

      The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund")
established pursuant to a trust agreement between a trustee and the depositor.
The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable
Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement.
Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding

                                        31

portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a
Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under
"ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

      The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

      -  The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

      -  The aggregate amount of annual interest (the "Annual Interest Amount")
         payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

      -  Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

      Within any particular series, more than one type of Combination may exist.
For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable

                                        32

security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:



                                                                       MAXIMUM
         ORIGINAL                                                     ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS     AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------

RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%


---------------

* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

      The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:



              ORIGINAL                                MAXIMUM ORIGINAL
CLASS     PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-----     ----------------   --------------   -----   ----------------   --------------

RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%


---------------

 * Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

      In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.



              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------

RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)
RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%


---------------

 * Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

      The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific
Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and
Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable

                                        33

security, Class RS-7. Since the Annual Interest Amount of the Class RS-4
recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the
Annual Interest Amount ($175,000) by the certificate rate applicable thereto
(8.00%) to determine the notional amount ($2,187,500).

      Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class
RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to
$3,400,000. Since the total amount of Annual Interest applicable to the Class
RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

      The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

      To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by

                                        34

wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of
(or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

      The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are
REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the
Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing
Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee.
Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master
Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the
Trust Fund for such a series consists only of Government Securities or MBS, such
Assets will be conveyed to the Trust Fund and administered

                                        35

pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes.  Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust
Agreement between the Depositor and the Trustee. The Assets of the related Trust
Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the
Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the
"Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of
Securities will be named in the related Prospectus Supplement. In any series of
Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master
Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus
Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to
Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such
Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust
Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement
and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust
Fund and the description of such provisions in the related Prospectus
Supplement. As used herein with respect to any series, the term "Security"
refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.
The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a
Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250
Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New
York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any
Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule

                                        36

appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust
Fund, including without limitation, the address of the related Mortgaged
Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus
Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a
Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note.
Unless otherwise provided in the related Prospectus Supplement, the related
Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of
California or in other states where, in the opinion of counsel acceptable to the
Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant
Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the
Certificateholders. Unless otherwise specified in the related Prospectus
Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the
Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset
Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase
Price or substitute for such Mortgage Loan. There can be no assurance that an
Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus
Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity
Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be

                                        37

retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

      With respect to each Government Security or MBS in certificated form, the
Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such
Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such
Government Security or MBS, as applicable, to the Trustee for the benefit of the
Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, the Depositor and the Trustee will cause such
Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government
Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the
Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i)    the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related
             Agreement;

      (ii)    the existence of title insurance insuring the lien priority of the
              Whole Loan;

      (iii)   the authority of the Warranting Party to sell the Whole Loan;

      (iv)    the payment status of the Whole Loan;

      (v)    in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi)    the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such
Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting
Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected
Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the
Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date.
Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each
Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

                                        38

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price"
is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master
Servicer. If so provided in the Prospectus Supplement for a series, a Warranting
Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust
Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related
Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the
Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting
Party) nor the Master Servicer will be obligated to purchase or substitute for a
Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the
Warranting Party will, with respect to a Trust Fund that includes Government
Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the
Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer,
the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related
Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of
Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets
(collectively, the "Collection Account"), which must be either

      (i)   an account or accounts the deposits in which are insured by the
            Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related
            Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

                                        39

      (ii)   otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of
             Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection
Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding
Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the
Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the
Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest):

      (i)     all payments on account of principal, including principal
              prepayments, on the Assets;

      (ii)    all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii)    all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the
               Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master
               Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note)
               (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net
               proceeds on a monthly basis with respect to any Mortgaged
               Properties acquired for the benefit of Securityholders by
               foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv)    any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v)     any advances made as described under "Description of the
              Securities--Advances in Respect of Delinquencies";

      (vi)    any amounts paid under any Cash Flow Agreement, as described under
              "Description of the Trust Funds--Cash Flow Agreements";

      (vii)    all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under
               "Assignment of Assets; Repurchases" and "Representations and
               Warranties; Repurchases," all proceeds of any defaulted Mortgage
               Loan purchased as described under "Realization Upon Defaulted
               Whole Loans," and all proceeds of any Asset

                                        40

               purchased as described under "Description of the
               Securities--Termination" (also, "Liquidation Proceeds");

      (viii)   any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the
               Trust Fund as described under "Description of the
               Agreements--Retained Interest; Servicing Compensation and Payment
               of Expenses";

      (ix)    to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

      (x)     all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi)    any amount required to be deposited by a Master Servicer or the
              Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii)    any other amounts required to be deposited in the Collection
               Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii)      to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in
                Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master
                Servicer as late collections of interest (net of related
                servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii)     to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with
                respect to Whole Loans and properties acquired in respect
                thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv)     to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related
               Prospectus Supplement, just from that portion of amounts
               collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain
               outstanding, and otherwise any outstanding class of Securities, of the related series;

                                        41

      (v)      if and to the extent described in the related Prospectus
               Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing
               expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi)     to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters
               Regarding a Master Servicer and the Depositor";

      (vii)    if and to the extent described in the related Prospectus
               Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii)    to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix)     unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x)      to pay the person entitled thereto any amounts deposited in the
               Collection Account that were identified and applied by the Master
               Servicer as recoveries of Retained Interest;

      (xi)     to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii)    if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material
               Federal Income Tax Consequences--REMICs--Prohibited Transactions
               Tax and Other Taxes";

      (xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of
               Securityholders;

      (xv)     to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of
               Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the
               Agreement;

      (xvi)    to pay the person entitled thereto any amounts deposited in the
               Collection Account in error, including amounts received on any
               Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of
               Assets; Repurchase" and "Representations and Warranties;
               Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii)   to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus
Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the
Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities.
Any amounts on deposit

                                        42

in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus
Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under
"--Withdrawals" above, may also be withdrawn from any such collection account.
The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i)    the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit
             Support,"

      (ii)    applicable law and

      (iii)   the general servicing standard specified in the related Prospectus
              Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;
supervising foreclosures or repossessions; inspecting and managing Mortgaged
Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related
Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the
Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the
Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master
Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-

                                        43

Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master
Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an
Agreement. See "Retained Interest; Servicing Compensation and Payment of
Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

      Unless otherwise provided in the related Prospectus Supplement, the Master
Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of
Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus
Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the
Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the
Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master
Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under
"Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged
Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the
Code at any time that any Security is outstanding. Subject to the foregoing, the
Master Servicer will be required to solicit bids for any

                                        44

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole
Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged, the Master
Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to
Securityholders on liquidation of the Whole Loan after reimbursement of the
Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the
Master Servicer will be entitled to withdraw or cause to be withdrawn from the
Collection Account out of such proceeds, prior to distribution thereof to
Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of
Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy
(each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

                                        45

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the
Whole Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole
        Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

      - failure to construct the property subject to the Whole Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the
Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The
Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance
Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the
Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement for a Trust Fund comprised of Whole Loans will require the Master
Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged
Property, then such coverage as is consistent with the Servicing Standard.
Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.
The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the
Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the
Collection Account. The Agreement will provide that the

                                        46

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage
(generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Whole Loans will require the
Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged
Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master
Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and
Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged
Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

                                        47

DUE-ON-SALE PROVISIONS

      The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master
Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related
Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.
A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the
Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a
Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or
Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus
Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the
Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage
Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or

                                        48

on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or
such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for mortgages serviced for
Freddie Mac or such other audit or attestation program used by such Sub-Servicer
(rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master
Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole
Loans under each Agreement will be named in the related Prospectus Supplement.
The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the
Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the
Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the
Depositor will be under any liability to the related Trust Fund or
Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i)     specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the

                                        49

              prosecution of an enforcement action in respect of any specific
              Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such
              Agreement);

      (ii)    incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii)   incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv)   incurred in connection with any violation of any state or federal securities law; or

      (v)    imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related
Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Unless otherwise provided in the related Prospectus Supplement, Events of
Default under the related Agreement will include:

      (i)     any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or
              Indenture Trustee, as applicable, for distribution to
              Securityholders, any required payment that continues after a grace period, if any;

      (ii)    any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement)
              after written notice of such failure has been given to the Master
              Servicer by the Trustee or the Depositor, or to the Master
              Servicer, the Depositor and the Trustee by the holders of
              Securities evidencing not less than 25% of the Voting Rights;

      (iii)   any breach of a representation or warranty made by the Master
              Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the
              Depositor, or to the Master Servicer, the Depositor and the
              Trustee by the holders of Securities evidencing not less than 25%
              of the Voting Rights; and

      (iv)   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

                                        50

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related
Prospectus Supplement. Unless otherwise specified in the related Prospectus
Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the
Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related
Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any
Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the
Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related
Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.
Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of
Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of
Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the
Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related
Prospectus Supplement) of the Voting Rights have made written request upon the
Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days
(or such other number of days specified in the related Prospectus Supplement)
has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                                        51

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii)    to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii)   to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv)    to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v)    to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each
Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related
Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i)    reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii)    reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such
              Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the
Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master
Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the
Collection Account or any other account by or on behalf of the Master Servicer.
If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or

                                        52

other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the
Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement)
incurred in connection with the Trustee's:

      (i)   enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii)   defending or prosecuting any legal action in respect of the related
             Agreement or series of Securities,

      (iii)   being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any
              Mortgaged Property acquired in respect thereof for the benefit of
              Securityholders, or

      (iv)   acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the
             Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master
Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the
Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                                        53

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Unless otherwise specified in the related Prospectus
Supplement, Events of Default under the Indenture for each series of Notes include:

       (i)   default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii)   failure to perform any other covenant of the Depositor or the
              Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such
              Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus
              Supplement;

      (iii)   any representation or warranty made by the Depositor or the Trust
              Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such
              Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus
              Supplement;

      (iv)    certain events of bankruptcy, insolvency, receivership or
              liquidation of the Depositor or the Trust Fund; or

      (v)    any other Event of Default provided with respect to Notes of that series.

      If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement)
of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the
Notes of such series have been declared to be due and payable, the Indenture
Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a)   the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b)   the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c)   the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

                                        54

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the
Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case.
However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the
Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding
Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the
Indenture Trustee of funds sufficient for the payment in full of all of the
Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary
Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture
Trustee under the related Indenture, any amounts advanced by it under the
Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

                                        55

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus
Supplement, or any combination of the foregoing. If so provided in the related
Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support,
Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a
"Covered Trust"), holders of Securities evidencing interests in any of such
Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of
Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c)   the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit
            Support may be terminated or replaced, and

      (d)   the material provisions relating to such Credit Support.
            Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii)    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii)   if applicable, the identity of regulatory agencies that
                   exercise primary jurisdiction over the conduct of its
                   business and

                                        56

           (iv)    its total assets, and its stockholders' or policyholders'
                   surplus, if applicable, as of the date specified in the
                   Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not
Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate
Securities to receive distributions of principal and interest from the
Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus
Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus
Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank").
Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus
Supplement of the aggregate principal balance of the Assets on the related
Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of
Securities will expire at the earlier of the date specified in the related
Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

                                        57

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related
Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related Prospectus Supplement.
Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the
Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein.
The related Prospectus Supplement will specify as to each such form of Credit
Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged
Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to

                                        58

as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor.
At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service
Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered
Securities, the Mortgage Loans may also consist of cooperative apartment loans
("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a

                                        59

lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the
Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.
Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative
Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing such tenant-stockholder's pro rata share of the
Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives"
below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

                                        60

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears
(without acceleration) plus the expenses incurred in enforcing the obligation.
In other

                                        61

states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the

                                        62

redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the
Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics'
liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the
Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

                                        63

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor.
In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security;
however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising

                                        64

any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a
Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of

                                        65

the property may be liable for the costs of cleaning up a contaminated site.
Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property.
In the event that title to a Mortgaged Property securing a Mortgage Loan in a
Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of
Securities might realize a loss if such costs were required to be paid by the
Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage
Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of
1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the
National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.
Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential

                                        66

first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the
Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-
federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title
VIII provides that any state may reject applicability of the provisions of Title
VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

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SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under
the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage
Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General.  The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a
UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or

                                        68

rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements.  The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements.  So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help"
repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes.  The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other

                                        69

parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing"
under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located.
If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws.  The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in
Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the
Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt
Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws.  Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by
Title V.

      Installment Contracts.  The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and

                                        70

enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.
Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the
Depositor, as of the date of this Prospectus. This summary is based on the
Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the
"REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia
(other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S.
federal income tax regardless of its source, or a trust if a court within the
United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20,
1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

                                        71

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization.  The Trust Fund may be created with one class of Grantor
Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust
Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a
Grantor Trust Certificateholder in lieu of amounts due with respect to any
Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust
Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or
212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3%
of the excess of adjusted gross income over the applicable amount and (ii) 80%
of the amount of itemized deductions otherwise allowable for such taxable year.
This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust
Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the
Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

                                        72

      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of
Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the
Depositor that:

      (i)    a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
             representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the
             Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii)    a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be
              considered to represent "real estate assets" within the meaning of
              Code Section 856(c)(4)(A), and interest income on the Mortgage
              Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
              856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such
              Code section;

      (iii)   a Grantor Trust Certificate owned by a REMIC will represent
              "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section
              860G(a)(3); and

      (iv)    a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section
              860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of
Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons.  Certain Trust Funds may consist of Government
Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such
Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust
Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor
Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans.  The assets constituting certain Trust Funds may include
Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust
Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium.  The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor
Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

                                        73

Amortizable bond premium will be treated as an offset to interest income on such
Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A
Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable
Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to
Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium
Regulations.

      Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through
1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage
Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors
(other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

      Market Discount.  A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount."
Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25%
of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time

                                        74

of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a
Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii)   a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii)   a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID.  The OID Regulations permit a
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4,
1994. If such an election were to be made with respect to a Grantor Trust
Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a
Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

                                        75

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a
Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped
Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the
"Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount
(assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such
Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single
Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

      (i)   the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped
            or

      (ii)   no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the
             Trust Fund's Mortgage Assets.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a
Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such
Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage
Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such
Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage
Asset.

                                        76

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners.  Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust
Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A)
and "loans . . . secured by, an interest in real property which is . . .
residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are]
principally secured, directly or indirectly, by an interest in real property"
within the meaning of Code Section 860G(a)(3).

      b.     Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a
Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets.
OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans)
likely will be computed as described below under "--Accrual of Original Issue
Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The
OID Regulations generally are effective for debt instruments issued on or after
April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21,
1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and
1991 may be treated as authority for instruments issued before December 21,
1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon
Certificates, the date such Certificates are acquired. The holder of a
Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust
Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a
Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a Mortgage Asset is the sum of all

                                        77

payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust
Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History")
provides, however, that the regulations will require that the Prepayment
Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the
Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount.  Generally, the owner of a Grantor
Trust Certificate must include in gross income the sum of the "daily portions,"
as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of
OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust
Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a)   the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment
                 Assumption on the respective component and

           (b)   any payments included in the state redemption price at maturity received during such accrual period, and

      (ii)   subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets

                                        78

acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such
Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the
Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans.
Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the
Master Servicer will report OID on Grantor Trust Certificates attributable to
ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust
Certificates Representing Interests in Loans Other Than ARM Loans" and with the
OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the
Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the
Grantor Trust Certificateholder over the remaining life of such Grantor Trust
Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor
Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust
Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust
Certificate has been owned for the long-term capital gain holding period
(generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18,
1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor
Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a
Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement,

                                        79

signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and
providing the name and address of such Grantor Trust Certificateholder).
Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a
Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such
Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of
REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC
Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each
Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing
Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC.
The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of
Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a
"domestic building and loan association" will

                                        80

constitute assets described in Code Section 7701(a)(19)(C); (ii) such
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection
Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates"
above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section
856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section
851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section
582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the
REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures.  For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as
REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates,
Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates
in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the
Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii)
whether the income on such Certificates is interest described in Code Section
856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General.  Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium.  The REMIC Regular Certificates may
be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

                                        81

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the 1986 Act. Holders of REMIC
Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus
Supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.
The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute
"qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below)
provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate.
Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the
Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular
Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

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      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the
"Super-Premium Certificates"). The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the
Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment
Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on
December 15, 1994, with respect to OID, should apply to such Certificates.
Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular
Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC
Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a
Super-Premium Certificate. It is possible that a holder of a Super-Premium
Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate (other than a REMIC Regular Certificate based on a notional amount)
does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular
Certificates--Premium" should apply. However, it is possible that holders of
REMIC Regular Certificates issued at a premium, even if the premium is less than
25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC
Regular Certificate for each day a Certificateholder holds the REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be

                                        83

made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a
Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a)   the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the
                 Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
                 Assumption, and

           (b)   any payments included in the stated redemption price at
                 maturity received during such accrual period, and

      (ii)   subtracting from that total the adjusted issue price of the REMIC
             Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a)   the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC
            Regular Certificateholder (who purchased the REMIC Regular
            Certificate at its issue price), less

      (b)   any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates.  REMIC Regular Certificates may
provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

                                        84

      (ii)    the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii)   interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
              "qualified floating rates," one "qualified inverse floating rate,"
              or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the
Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a
REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular
Certificates will be deemed to be the index in effect through the life of the
REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC
Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the
Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount.  A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i)    the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder)
             over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A
Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC
Regular

                                        85

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii)   a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b)   a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium.  A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost (not including accrued qualified stated
interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A
Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

                                        86

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC
Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the
"Amortizable Bond Premium Regulations") dealing with amortizable bond premium.
These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the
Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest.  Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM
Loans. Any Deferred Interest that accrues with respect to a class of REMIC
Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID
(which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies.  Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders
nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular
Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption.  If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who
receives a final payment that is less than the holder's adjusted basis in the
REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular
Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to

                                        87

reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC
Regular Certificate had income accrued thereon at a rate equal to 110% of the
AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates.  Certain of the REMIC Regular Certificates
("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for
Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to
Distribution Date. If a portion of the initial purchase price of a REMIC Regular
Certificate is allocable to interest that has accrued prior to the issue date
("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC
Regular Certificate. However, it is unclear under this method how the OID
Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution
Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC.  Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of
Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the
REMIC" below.

      Treatment of Realized Losses.  Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any

                                        88

loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of
Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage
Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on
Certificates.

      Non-U.S. Persons.  Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957)
related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a
REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However,
Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder")
and persons related to REMIC Residual Certificateholders should not acquire any
REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding.  The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

                                        89

      New Withholding Regulations.  On January 1, 2001 the New Regulations
became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates.  The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.
See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the
REMIC for each day during the taxable year on which such holder owns any REMIC
Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding
REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of
"passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage
Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder.
Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase)
the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC
Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The
REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests.  The
taxable income of the REMIC will reflect a netting of (i) the income from the
Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

                                        90

Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i)    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   the income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a
class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage
Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a
Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC.  The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

                                        91

Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual
Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3,
1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC.  As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC
(treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the
Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC
Residual Certificates.

      Excess Inclusions.  A portion of the income on a REMIC Residual
Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
Certificateholder; (ii) will be treated as "unrelated business taxable income"
within the meaning of Code Section 512 if the REMIC Residual Certificateholder
is subject to tax only on its unrelated business taxable income (see
"--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An

                                        92

exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual
Certificate. For this purpose, the daily accruals with respect to a REMIC
Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the
"adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased
(but not below zero) by the aggregate amount of payments made on the REMIC
Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain
Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate.  The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments.  Any distribution made on a REMIC Residual Certificate to a
REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

                                        93

REMIC Residual Certificateholder's adjusted basis in such REMIC Residual
Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates.  If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below).
A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual
Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. However, REMIC Residual
Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual
Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property
(the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or
Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset
Seller, as the case may be, out of its own funds or

                                        94

(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or
Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC
Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
are treated as interest for purposes of the 30% (or lower treaty rate) United
States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S.
Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

                                        95

"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.
If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the
REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual
Certificates do not have significant value). See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual
Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below).
Further, a tax is imposed on the transfer of a residual interest in a REMIC to a
"disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"
and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A)
the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.
For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in
Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of

                                        96

regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief
Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master
Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual
Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC
Residual Certificate is any REMIC Residual Certificate (including a REMIC
Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC
Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the
"reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual
Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the
REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed
$100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding

                                        97

fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual
Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual
Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.
Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual
Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors.  The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual
Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts

                                        98

will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the
non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the
transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC
Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after
June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the
Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness.  The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the
Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc.  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest"
under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such
Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory

                                        99

redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a
Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the
Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the
Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition.  If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any)
previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the
Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders.  Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a
"foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder"
of the Trust or the Depositor (including a holder of 10% of the outstanding
Certificates) or a "controlled foreign corporation" with respect to which the
Trust Fund or the Asset Seller is a "related person" within the meaning of the
Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

                                       100

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding.  Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes.  If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the
Notes might be treated as equity interests in the Trust Fund. If so treated, the
Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership.  The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the
Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the
Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to
Certificateholders as compared to the consequences from treatment of the
Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc.  The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the
Certificates are Indexed Securities or Strip Certificates, and that a series of
Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation.  As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans
(including appropriate adjustments for market discount, OID and bond premium)
and any gain upon collection or disposition of Mortgage

                                       101

Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the
Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any
Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the
Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company.
Based on the economic arrangement of the parties, this approach for allocating
Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but
Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the
Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium.  It is believed that the Loans were not issued with
OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the
Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

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      Section 708 Termination.  Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a
12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the
"new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold.
A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such
Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the
Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the
Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees.  In general, the Trust
Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing
Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust
Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election.  In the event that a Certificateholder sells its
Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had.
The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters.  The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the
Trust Fund and will report

                                       103

each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the
Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates.
Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y)
whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on
Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders.  It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section
1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust
Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not

                                       104

engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding.  Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations.  On January 1, 2001 the New Regulations
became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust
Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax
Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust
Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the
Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the
Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

                                       105

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for
U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the
OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of
Certificate owners as OID, but would not be includible again when the interest is actually received.

      3.     Possible Classification of the Trust Fund as a Partnership or
Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the
Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS.
It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the
Certificates constitutes a sale of the Mortgage Loans (or an interest therein)
to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate
Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the
Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the
Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S.
federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its

                                       106

opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the
IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate
Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners'
brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%.
This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each
Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders
(generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from
Participants and Indirect Participants rather than from the Trustee. (The
Trustee, however, will respond to requests for necessary information to enable
Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate
Owner fail to provide the required certification, the Participants or Indirect
Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                       107

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New
Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

      General.  The FASIT provisions of the Code were enacted by the Small
Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of
FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of
FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT regular securities
("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership
Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT
Regular Securities, and which, if any, will be designated as FASIT Ownership
Securities.

      Qualification as a FASIT.  The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the
Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership
Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

      Asset Composition.  In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test").
Permitted assets include:

      (i)    cash or cash equivalents,

      (ii)    debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

      (iii)    foreclosure property,

      (iv)    certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks
              associated with being the obligor on FASIT interests,

      (v)    contract rights to acquire assets described in clause (ii) or clause (iv) above,

      (vi)    FASIT regular interests, and

      (vii)   REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

                                       108

      Interests in a FASIT.  In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

      A FASIT interest generally qualifies as a regular interest if:

      (i)    it is designated as a regular interest,

      (ii)    it has a stated maturity no greater than thirty years,

      (iii)    it entitles its holder to a specified principal amount,

      (iv)    the issue price of the interest does not exceed 125% of its stated
              principal amount,

      (v)    the yield to maturity of the interest is less than the applicable
             Treasury rate published by the IRS plus 5%, and

      (vi)    if it pays interest, such interest is payable at either

            (a)   fixed rate with respect to the principal amount of the regular interest or

            (b)   a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for
REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation
of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation
Certificate."

      If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a
"High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the
FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield
Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment.
In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax
Consequences--FASIT Securities--Tax Treatment of FASIT Regular
Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification.  If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former
FASIT and the interests therein for federal income tax purposes is uncertain.
The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership
Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership
Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT
Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular
Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified

                                       109

as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

      Tax Treatment of FASIT Regular Securities.  Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular
Securities, holders of FASIT Regular Securities must report income from such
Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of
FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT
Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such
Securities in the same manner described for REMIC Regular Securities. See
"Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" "--Original Issue Discount and Premium" and "--Market
Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers.
Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale,
Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies"
and "--Treatment of Realized Losses."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such
Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular
Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC
Securities would be so considered. See "Material Federal Income Tax
Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests.  High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular
Security with losses. High-Yield Interests may be held only by Eligible
Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation)
initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

      The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

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Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities.  A FASIT Ownership Security
represents the residual equity interest in a FASIT. As such, the holder of a
FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT
Ownership Interest will be the same as the character of such income of the
FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular
Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership
Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of
High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT
Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual
Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT
Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related
FASIT Ownership Security was required to be marked-to-market under Code Section
475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any
"prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration.  Holders of FASIT
Securities will be subject to backup withholding to the same extent holders of
REMIC Securities would be subject. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities

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will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent
"real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly
(although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are
REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above.
Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or
"stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue

                                       112

discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such
Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such
Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an
"Exchanged Class") for several classes of recombinable securities (each, a
"Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged
Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

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REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO
SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO
MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX
ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND
DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material
Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the
Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA")
and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested
(collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law").
However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section
4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in
Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29
C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations
provide that, as a general rule, the underlying assets and properties

                                       114

of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the
Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of
ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest.
"Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii)
allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated
Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No.
D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in

                                       115

connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      -   The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the
          Plan as they would be in an arm's-length transaction with an unrelated party;

      -   The rights and interests evidenced by the Certificates acquired by the
          Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by
          Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      -   The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard &
          Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating
          Agency");

      -   The Trustee is not an affiliate of any member of the Restricted Group
          (consisting of the Underwriter, the Asset Seller, the Master Servicer,
          any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      -   The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the
          Trust Fund represents not more than the fair market value of such
          Assets; the sum of all payments made to and retained by the Master
          Servicer represent not more than reasonable compensation for the
          Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      -   The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and
          Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to
Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      -   The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      -   All loans transferred after the closing date (referred to as
          "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      -   The transfer of such additional loans to the Trust Fund during the
          Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the
          Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      -   Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest
          Rate for the loans which were transferred to the Trust Fund on the closing date;

                                       116

      -   Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      -   The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      -   Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii)
          have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of
Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated
Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the
Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust
Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust
Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement")
is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an
"eligible counterparty," (c) is purchased by a "qualified plan investor," (d)
meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the
Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b)
pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's
Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable
Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and

                                       117

the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating
Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption
("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii)
has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master
Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of
Certificates will not be withdrawn or reduced (and the terms of the Swap
Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier
Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement
has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not
Leveraged; (d) it does not allow any of the three preceding requirements to be

                                       118

unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable
Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan.
However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the
Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust
Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual
Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the
Exemption and (b) that the specific and general conditions set forth in the
Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE
83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the
Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In
Interest if the Plan does not pay more than fair market value for such
Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

                                       119

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in
Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust
Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to
PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the
Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts;
PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain
"in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor,
the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the
Plan and any such purchase might result in a non-exempt "prohibited transaction"
under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before

                                       120

purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.
In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris
Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme
Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances.
Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption
95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").
SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities
(including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of
Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska,
Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas,
Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina,
Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.
Investors affected by such legislation will be authorized to invest in SMMEA
Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to
Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

                                       121

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC,
the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial
Institutions Examination Council, for example, has issued a Supervisory Policy
Statement on Securities Activities effective February 10, 1992 (the "Policy
Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC,
the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of
Securities. In accordance with Section 402 of the Financial Institutions Reform,
Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the
FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners
released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of
Offered Securities offered pursuant to this Prospectus will not constitute
"mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered
Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

                                       122

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this
Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner &
Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the
Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the
Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered
Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If
Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-
off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of
1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's
Assets pending the sale of such Assets or interests therein, including the
Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset
Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic
Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

                                       123

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by
Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York.
Certain matters with respect to Delaware law will be passed upon for the
Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities.
Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section
13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial
Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered
Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may
obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at
http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                       124

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated.
As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       125

                             INDEX OF DEFINED TERMS



1986 Act............................    77
Accretion Directed..................    19
Accrual Class.......................    22
Accrual Securities..................    18
Accrued Security Interest...........    23
Agreement...........................    35
Allowable Interest Rate.............   117
Allowable Notional Amount...........   117
Amortizable Bond Premium
  Regulations.......................    74
Annual Interest Amount..............    32
Applicable Amount...................    92
ARM Loans...........................     9
Assets..............................     7
Asset Seller........................     7
Available Distribution Amount.......    22
Average Interest Rate...............   116
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    16
Buydown Period......................    16
Cash Flow Agreement.................    13
Cede................................    29
CEDEL...............................    29
CEDEL Participants..................    29
Certificates........................    18
Class Factor........................    35
Closing Date........................    82
Code................................    71
Collection Account..................    39
Combinations........................    31
Companion Class.....................    19
Component...........................    19
Component Securities................    19
Cooperative Loans...................    59
Cooperatives........................     8
Contributions Tax...................    94
Covered Trust.......................    56
CPR.................................    15
Credit Support......................    12
Deferred Interest...................    79
Definitive Securities...............    18
Depositaries........................    30
Depositor...........................     7
Designated Transactions.............   116
Determination Date..................    22
DTC.................................    28
Due Period..........................    22
Eligible C Corporation..............    98
Eligible Corporations...............   109
ERISA...............................    34
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   115
Exchanged Class.....................   113
EYS Agreement.......................   118
FASIT Qualification Test............   108
FASIT Regular Securities............   108
FASIT Ownership Securities..........   108
FDIC................................    39
Fixed Rate Class....................    21
Floating Rate Class.................    21
Government Securities...............     7
Home Equity Loans...................     9
Home Improvement Contracts..........     9
Indenture...........................    18
Indenture Trustee...................    36
Indirect Participants...............    28
Insurance Proceeds..................    40
Interest-Only Class.................    21
Inverse Floating Rate Class.........    21
Investor Based Exemptions...........   120
IO..................................   108
L/C Bank............................    57
Labor...............................   114
Legislative History.................    78
Leveraged...........................   118
Liquidation Proceeds................    40
Loan-to-Value Ratio.................     8
Lockout Class.......................    19
Manufactured Housing Contracts......     9
Master REMIC........................    81
MBS.................................     7
MBS Agreement.......................    10
MBS Issuer..........................    10
MBS Servicer........................    10
MBS Trustee.........................    10
Merrill Lynch.......................   123
Mezzanine Securities................    20
Model Law...........................   122
Mortgage Assets.....................     7
Mortgage Loan Group.................    18
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    10
Mortgages...........................     8
NAS Class...........................    19
NCUA................................   121
New Regulations.....................    80
Nonrecoverable Advance..............    25
Notional Amount Class...............    19
OID.................................    72
OID Regulations.....................    74
Originator..........................     8
OTS.................................   122
PAC.................................    19
Participation Agreement.............     8
Participation Certificate...........     8
Participants........................    28
Parties In Interest.................   114
Pass-Through Rate...................    23
Payment Lag Certificates............    88
Permitted Investments...............    40
Plan Asset Regulations..............   114
Planned Amortization Class..........    19
Plans...............................   114
Policy Statement....................   122
Pooling and Servicing Agreement.....    35
Pre-Funded Amount...................    12
Pre-Funding Period..................   116
Prepayment Assumption...............    78
Primary Mortgage Insurance Policy...    45


                                       126



Principal-Only Class................    22
Prohibited Transactions Tax.........    94
Purchase Price......................    39
PTCE................................   118
PTE.................................   115
Rating Agency.......................   116
Received Class......................   113
Recombinable Securities Trust
  Fund..............................    31
Record Date.........................    22
Refinance Loans.....................     8
Related Proceeds....................    25
Relief Act..........................    68
REMIC Certificates..................    80
REMIC Regular Certificateholders....    82
REMIC Regular Certificates..........    80
REMIC Regulations...................    71
REMIC Residual Certificateholder....    89
REMIC Residual Certificates.........    80
Retained Interest...................    48
RS Pool.............................   111
Scheduled Amortization Class........    20
Security............................    36
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    18
Senior Support Securities...........    20
Sequential Pay Class................    20
Servicing Agreement.................    35
Servicing Standard..................    43
Short-Term Note.....................   100
Similar Law.........................   114
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   121
SMMEA Securities....................   121
SPA.................................    15
Step-up Class.......................    22
Strip...............................   112
Strip Class.........................    20
Stripped ARM Obligations............    79
Stripped Bond Certificates..........    76
Stripped Coupon Certificates........    76
Stripped Interest Securities........    18
Stripped Principal Securities.......    18
Subordinate Securities..............    18
Subsequent Assets...................    12
Sub-Servicer........................    43
Sub-Servicing Agreement.............    43
Subsidiary REMIC....................    81
Super-Premium Certificates..........    83
Super Senior Securities.............    20
Support Class.......................    21
Swap................................   117
Swap Agreement......................   117
TAC.................................    21
Targeted Amortization Class.........    21
Tax Counsel.........................   105
Terms and Conditions................    30
Title V.............................    66
Title VIII..........................    67
Trust Agreement.....................    35
U.S. Person.........................    71
UCC.................................    28
Underlying MBS......................     7
Underlying Mortgage Loans...........     7
Value...............................     8
Variable Rate Class.................    21
Voting Rights.......................    51
Warranting Party....................    38
Whole Loans.........................     7


                                       127

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YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO
SELL, OR SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY
ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE
INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY
AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                           $495,821,000 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
                               SERIES MLMI 2005-A4

                       MORTGAGE PASS-THROUGH CERTIFICATES

                             WELLS FARGO BANK, N.A.
                                 MASTER SERVICER

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------

MERRILL LYNCH & CO.                                         WAMU CAPITAL CORP.

                                  JUNE 1, 2005

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

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